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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Seagate Technology Public Limited Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September     , 2013

Dear Fellow Shareholder:

We would like to invite you to attend the 2013 Annual General Meeting of Shareholders (the "2013 Annual General Meeting" or "2013 AGM") of Seagate Technology plc ("Seagate" or the "Company"), which will be held at 9:30 a.m. Pacific Time on Wednesday, October 30, 2013, at the Company's offices at 10200 S. De Anza Blvd., Cupertino, CA, 95014.

The purposes of the 2013 Annual General Meeting are to: (i) elect the twelve board members listed in this Proxy Statement; (ii) approve the Seagate Technology plc Amended and Restated Executive Officer Performance Bonus Plan; (iii) determine the price range at which the Company can re- issue treasury shares off-market; (iv) authorize the holding of the next Annual General Meeting outside of Ireland; (v) hold an advisory vote on executive compensation; (vi) amend the Company's Articles of Association, and (vii) ratify, in a non-binding vote, the appointment of Ernst & Young as our independent auditors for our 2014 fiscal year and authorize, in a binding vote, the Audit Committee of the board of directors to set the auditors' remuneration.

We will also present the Company's Irish Statutory Accounts for the fiscal year ended June 28, 2013 and the reports of the directors and auditors thereon.

The board of directors (the "Board") recommends that you vote for each of the twelve director nominees nominated by our Board and that you vote "for" all of the other proposals to be put forward at the meeting.

The proxy materials are being furnished to the shareholders of Seagate in connection with the solicitation of proxies by the Board for use at the 2013 Annual General Meeting, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of 2013 Annual General Meeting of Shareholders.

Your vote is important. Please take a moment to vote your shares in accordance with the instructions provided, even if you plan to attend the meeting, or appoint a proxy to vote your shares by using the Internet or by telephone, as described in the attached Proxy Statement, so that your shares may be represented at the 2013 Annual General Meeting.

The Notice of 2013 Annual General Meeting of Shareholders included in this Proxy Statement includes instructions on how to vote your shares.

Thank you for your continued support.

Sincerely,

Stephen J. Luczo Chairman, President and Chief Executive Officer

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

NOTICE OF 2013 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, OCTOBER 30, 2013

        Notice is hereby given that the 2013 Annual General Meeting of Shareholders (the "2013 Annual General Meeting" or "2013 AGM") of Seagate Technology plc ("Seagate" or the "Company") will be held at 9:30 a.m. Pacific Time on Wednesday, October 30, 2013, at the Company's offices at 10200 S. De Anza Blvd., Cupertino, CA, 95014. The purposes of the 2013 Annual General Meeting are:

  (1)
  By separate resolutions, to elect as directors the following individuals who shall retire in accordance with the Articles of Association and, being eligible, offer themselves for election:

(a) Stephen J. Luczo	(b) Frank J. Biondi, Jr.	(c) Michael R. Cannon
(d) Mei-Wei Cheng	(e) William T. Coleman	(f) Jay L. Geldmacher
(g) Dr. Seh-Woong Jeong	(h) Lydia M. Marshall	(i) Kristen M. Onken
(j) Dr. Chong Sup Park	(k) Gregorio Reyes	(l) Edward J. Zander
  (2)
  To approve the Seagate Technology plc Amended and Restated Executive Officer Performance Bonus Plan;

  (3)
  To determine the price range at which the Company can re-issue treasury shares off-market (Special Resolution);

  (4)
  To authorize holding the 2014 Annual General Meeting of Shareholders of the Company at a location outside of Ireland;

  (5)
  To approve, in a non-binding advisory vote, the Company's named executive officer compensation;

  (6)
  By separate resolutions to amend the Company's Articles of Association to (a) remove restrictions on holding general meetings outside of the U.S., (b) clarify the right of members to appoint one or more proxies, (c) provide for escheatment in accordance with U.S. law, and (d) clarify the mechanism used by the Company to effect share repurchases (Special Resolutions);

  (7)
  To ratify, in a non-binding vote, the appointment of Ernst & Young as the independent auditors of the Company for the fiscal year ending June 27, 2014 and to authorize, in a binding vote, the Audit Committee of the Board to set the auditors' remuneration; and

  (8)
  To transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

        The foregoing items, including the votes required in respect of each (including in the case of Proposals 3 and 6(a) to 6(d), each of which is being proposed as a special resolution), are more fully described in (and the full text of each proposal is set out in) the Proxy Statement accompanying this Notice of Annual General Meeting of Shareholders.

        During the 2013 Annual General Meeting, management will present the Company's Irish Statutory Accounts for the fiscal year ended June 28, 2013 ("fiscal year 2013"), and the reports of the directors and auditors thereon.

        Seagate's Board has set September 4, 2013 as the record date for the 2013 AGM. Only registered holders of Seagate's ordinary shares at 5 p.m. Eastern time on that date are entitled to receive notice of the 2013 AGM and to attend and vote at the 2013 AGM.

        In connection with the 2013 AGM, and in accordance with Seagate's Articles of Association, we will be relying on the U.S. Securities and Exchange Commission ("SEC") rule that allows companies to furnish proxy materials over the Internet instead of mailing printed copies of those materials to each shareholder. As a result, we are sending our shareholders a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") instead of a paper copy of our Proxy Statement, our Irish Statutory Accounts for fiscal year 2013, and our Annual Report on Form 10-K for fiscal year 2013 (collectively, the "Proxy Materials"). We believe that this process allows us to provide our shareholders with the information they need in a timely manner, while reducing the environmental impact and lowering the costs of printing and distribution of our Proxy Materials. The Notice of Internet Availability also contains instructions on how to request a paper copy of the Proxy Materials, as well as a form of proxy card or voting instruction card. If you have previously elected to receive our Proxy Materials electronically, you will continue to receive these materials via email unless you elect otherwise. A full printed set of our Proxy Materials will be mailed to you automatically only if you have previously made a permanent election to receive our Proxy Materials in printed form.

        This Proxy Statement contains additional information on how to attend the meeting and vote your shares in person. To vote your shares, you will need the number included in the box on the proxy card accompanying this Proxy Statement. Any registered shareholder entitled to attend and vote at the 2013 AGM may appoint one or more proxies, who need not be a registered shareholder(s) of the Company.

        THE PRESENCE AT THE MEETING, IN PERSON OR BY PROXY, OF ONE OR MORE SHAREHOLDERS WHO HOLD SHARES REPRESENTING NOT LESS THAN A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES ENTITLED TO VOTE AT THE MEETING SHALL CONSTITUTE A QUORUM. YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE. IF YOU ARE A SHAREHOLDER WHO IS ENTITLED TO ATTEND THE MEETING AND VOTE, THEN YOU ARE ALSO ENTITLED TO APPOINT A PROXY OR PROXIES TO ATTEND, SPEAK AND VOTE ON YOUR BEHALF. THIS PROXY IS NOT REQUIRED TO BE A SHAREHOLDER OF THE COMPANY. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON BY FOLLOWING THE INSTRUCTIONS IN THE ATTACHED PROXY STATEMENT, EVEN IF YOU HAVE RETURNED A PROXY. Our Proxy Materials are available free of charge to shareholders at www.proxyvote.com.

By order of the Board of Directors,

Kenneth M. Massaroni Executive Vice President, General Counsel, Chief Administrative Officer and Company Secretary 38/39 Fitzwilliam Square Dublin 2 Ireland +353 1 234-3136

September      , 2013

PROXY STATEMENT
FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS OF
SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY
OCTOBER 30, 2013

 GENERAL INFORMATION

        The board of directors (the "Board") of Seagate Technology plc ("Seagate" or the "Company") is soliciting your proxy for use at the 2013 Annual General Meeting of Shareholders (the "2013 Annual General Meeting" or "2013 AGM"), to be held on Wednesday, October 30, 2013, at the Company's offices at 10200 S. De Anza Blvd., Cupertino, CA 95014 at 9:30 a.m. Pacific Time, and at any postponement or adjournment of the meeting. The Proxy Statement and related materials are first being distributed and made available to the shareholders of the Company on or about September     , 2013. Seagate is incorporated and organized under the laws of Ireland, and maintains its registered office in Ireland at 38/39 Fitzwilliam Square, Dublin 2, Ireland. Seagate's telephone number at that address is +353 (1) 234-3136.

        You may contact our Investor Relations department by telephone in the United States at +1 (408) 658-1222; by e-mail at stx@seagate.com; or by mail at Seagate Technology plc, Investor Relations, 10200 S. De Anza Boulevard, Cupertino, California 95014. Our website address is www.seagate.com. Information contained on, or accessible through, our website is not a part of this Proxy Statement.

        References in this Proxy Statement to "we", "our", "Seagate", "us" and "the Company" are to Seagate Technology plc and/or, where appropriate, its predecessor, Seagate Technology, an exempted company incorporated with limited liability under the laws of the Cayman Islands.

        Who Can Attend and Vote; Votes Per Share.    Our only outstanding class of voting securities is our ordinary shares, par value $0.00001 per share. All persons who are registered holders of our ordinary shares at 5 p.m. Eastern Time on September 4, 2013, the record date for the 2013 AGM (the "Record Date"), will be entitled to notice of, and to vote at, the 2013 AGM. As of the close of business on the Record Date, there were            outstanding ordinary shares.

        Each shareholder of record will be entitled on a poll to one vote per ordinary share on all matters submitted to a vote of shareholders, so long as those shares are represented at the 2013 AGM in person or by proxy. Your shares will be represented if you attend and vote at the 2013 AGM or if you submit a properly completed proxy. You can attend and vote at the meeting even if you have completed and submitted a form of proxy.

        Meeting Attendance.    If you wish to attend the 2013 Annual General Meeting in person, you will need to bring your proof of identification along with your proof of share ownership. If your shares are held beneficially in the name of a bank, broker or other holder of record, you may bring a bank or brokerage account statement as your proof of ownership of Seagate shares. For directions to the meeting, please contact our Investor Relations department by telephone at +1 (408) 658-1222 or by email at stx@seagate.com.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on October 30, 2013:

        Internet Availability of Proxy Materials.    On or around September     , 2013, we mailed to our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability"), directing shareholders to a website, www.proxyvote.com, where they may access our proxy materials free of charge, including this Proxy Statement, our Irish Statutory Accounts for the fiscal year ended June 28, 2013 ("fiscal year 2013"), and our Annual Report on Form 10-K for fiscal year 2013 (collectively, the "Proxy Materials"). The Notice of Internet Availability directs shareholders to a website where they may access the Proxy Materials and view instructions on how to vote online. If you prefer to receive a paper copy of our Proxy Materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our Proxy Materials electronically, you will continue to receive these materials via email unless you elect otherwise. You will need the 12-digit control number on your Proxy Card in order to access the Proxy Materials on www.proxyvote.com. A full printed set of our Proxy Materials will be mailed to you automatically only if you have previously made a permanent election to receive our Proxy Materials in printed form.

        How to Vote; Submitting Your Proxy.    The Board recommends that you vote your shares:

  •
  "FOR" Proposals 1(a) to 1(l) to elect each of the twelve (12) director nominees;

  •
  "FOR" Proposal 2 to approve the Seagate Technology plc Amended and Restated Executive Officer Performance Bonus Plan;

  •
  "FOR" Proposal 3 to authorize the price range at which Seagate can re-issue treasury shares off-market (Special Resolution);

  •
  "FOR" Proposal 4 to authorize holding the 2014 Annual General Meeting of Shareholders at a location outside of Ireland;

  •
  "FOR" Proposal 5 to approve, in a non-binding advisory vote, the compensation of our named executive officers;

  •
  "FOR" Proposals 6(a) to 6(d) to approve each of the amendments to the Company's Articles of Association (Special Resolutions); and

  •
  "FOR" Proposal 7 to ratify, in a non-binding vote, the appointment of Ernst & Young as the independent auditors for our 2014 fiscal year and to authorize, in a binding vote, the Audit Committee of the Board to set the auditors' remuneration.

        By completing and submitting your proxy, you are legally designating the individual or individuals named by you in the proxy card or, if you do not name your proxy or proxies, Dr. Chong Sup Park and/or Kenneth M. Massaroni (the "Proxy Holders") to vote your shares in accordance with the instructions you have indicated on the proxy. If you sign and return your proxy without designating any individual named by you and do not indicate how your shares are to be voted, then the Proxy Holders will vote as the Board recommends on each proposal. It is not expected that any additional matters will be brought before the 2013 AGM, but if other matters are properly presented at the 2013 AGM or any adjournment or postponement thereof, the Proxy Holders will have your authority to vote your shares in their discretion on such matters.

        Shares Registered Directly in the Name of the Shareholder.    If you hold our ordinary shares registered directly in your name in our register of shareholders, you may vote by Internet or telephone, by returning a signed proxy card, or by voting in person at the 2013 AGM. Specific instructions for registered shareholders are set forth in the proxy card enclosed herewith.

        Shares Registered in the Name of a Nominee.    If your shares are held in a stock brokerage account or by a broker, bank, or other nominee in "street name", you are considered the beneficial owner of those shares, and these Proxy Materials are being forwarded to you by your broker, bank, or nominee, who is the holder of record of those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. Your broker, bank, or nominee has enclosed with these Proxy Materials, or will send to you, a voting instruction form for you to use to direct how your shares should be voted. If you do not receive the voting instruction form, please contact your broker, bank or other nominee directly. Many brokers or banks also offer voting by Internet or telephone. Please refer to your voting instruction form for instructions on the voting methods offered by your broker or bank. As a beneficial owner of ordinary shares, you are also invited to attend the 2013 AGM. In order to be admitted to the 2013 AGM, you must bring a letter or account statement showing that you beneficially own the shares held by the broker, bank or nominee. However, since you are not the shareholder of record, you may not vote those shares in person at the 2013 AGM unless you request and receive a valid proxy from your broker, bank, or nominee.

        Revoking Your Proxy.    If you hold shares registered directly in your name, you may revoke your proxy at any time before it is voted at the 2013 AGM by: (1) sending a signed revocation thereof to Seagate Technology plc at 38/39 Fitzwilliam Square, Dublin 2, Ireland, Attention: Corporate Secretary, which we must receive by 5:00 p.m., Irish Time, on October 28, 2013; (2) submitting a later dated proxy, which we must receive by mail by 5:00 p.m., Irish Time, on October 28, 2013, or online or by telephone by 11:59 p.m., Eastern Time, on October 29, 2013; or (3) voting your shares in person at the 2013 AGM.

        If you are not a registered holder but your shares are registered in the name of a nominee, you must contact the nominee to revoke your proxy, since attending the 2013 AGM alone will not revoke any proxy.

        Proxy Solicitation.    We will bear all costs and expenses of soliciting proxies from shareholders. We have retained a proxy solicitation firm, Morrow and Co. ("Morrow"), to aid us in the solicitation process. We will pay Morrow its customary fee, estimated to be $9,500, plus reasonable out-of-pocket expenses incurred in the solicitation process. Seagate or its agent will distribute proxy materials to brokers, custodians, nominees, fiduciaries and other record holders and request that they forward materials to the beneficial owners and request authority for the exercise of proxies. In such cases, upon request, we will reimburse such record holders for their reasonable out-of-pocket expenses incurred in connection with the solicitation. If you choose to vote over the Internet, you are responsible for any Internet access charges you may incur. Our directors, officers and selected other employees may also solicit proxies by telephone, facsimile, or e-mail or in person. No additional compensation will be paid to directors, officers, or other employees of Seagate for their services in soliciting proxies for the 2013 AGM.

        Quorum, Voting Requirements and Broker Non-Votes.    In order to establish a quorum at the 2013 AGM, there must be one or more shareholders present in person or by proxy holding not less than a majority of the issued and outstanding shares of the Company entitled to vote at the meeting. For purposes of determining a quorum, abstentions and "broker non-votes" are counted as present and entitled to vote. Generally, brokers have discretionary power to vote your shares with respect to "routine" matters, but they do not have discretionary power to vote your shares on "non-routine" matters. A "broker non-vote" occurs when a nominee (such as a broker) holding shares for a beneficial owner is not entitled to vote on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote those shares. For each of the proposals being considered at the 2013 AGM, approval of the proposal requires the affirmative vote of a simple majority of the votes cast, except for Proposal 3 (determination of the price range at which the Company can re-issue shares off-market that it acquires as treasury shares) and Proposals 6(a) to 6(d) (amendments to our Articles of Association), each of which require the affirmative vote of not less than 75% of the votes cast. With respect to Proposals 6(a) to 6(d), each special resolution setting forth an amendment is subject to a separate vote. If a proposal to adopt a special resolution does not receive the required affirmative vote of not less than 75% of the votes cast, then the corresponding amendment to the Company's Articles of Association will not be adopted. Approval of any special resolution is not contingent on approval of any other special resolution being proposed.

        With respect to Proposals 1(a) through 1(l), the affirmative vote of a majority of all the votes cast by holders of ordinary shares represented in person or by proxy at the 2013 AGM is necessary to approve the election of each of the director nominees, each of whose election is subject to a separate vote. If the proposal for the appointment of a director nominee does not receive the required majority of the votes cast, then that director will not be appointed and the position on the Board that would have been filled by the director nominee will, except in limited circumstances, become vacant. The Board has the ability to fill the vacancy in accordance with the Company's Articles of Association, subject to re-appointment by the Company's shareholders at the next annual general meeting of shareholders. Notwithstanding the requirement that a director nominee requires a majority of the votes cast, Irish law requires a minimum of two directors at all times. Therefore, in the event that an election results in either only one or no directors receiving the required majority vote, either the nominee or each of the two nominees, as appropriate, receiving the greatest number of votes in favor of his or her election shall, in accordance with the Articles of Association, hold office until his or her successor shall be elected.

        Abstentions and "broker non-votes".    If you are a beneficial owner of shares and your bank or brokerage firm does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. We believe that proposals 3, 4 and 7 will be considered routine, which means that the bank or brokerage firm that holds your shares may vote your shares in its discretion on these proposals if you do not provide voting instructions to your bank or brokerage firm. This is known as "broker discretionary voting." However, we note that proposals 1 (the election of directors), 2 (the approval of the Seagate Technology plc Amended and Restated Executive Officer Performance Bonus Plan), 5 (the non-binding advisory vote on executive compensation) and 6 (amendments to our Articles of Association) are considered "non-routine" matters. Accordingly, if you do not provide instructions on how your shares are to be voted on proposals 1(a) to 1(l), 2, 5 or 6(a) to 6(d), the bank or brokerage firm will not be entitled to vote your shares with respect to these proposals. This is called a "broker non-vote."

        Abstentions and "broker non-votes" will not be considered votes properly cast at the 2013 Annual General Meeting. Because all of the proposals will be determined based only on the votes properly cast at the 2013 Annual General Meeting, abstentions and "broker non-votes" will not have any effect on the outcome of these proposals.

        We strongly encourage you to submit your proxy and exercise your right to vote as a shareholder.

        Voting Procedures and Tabulation.    We have selected an inspector of elections to act at the 2013 AGM and to make a written report thereof. Prior to the 2013 AGM, the inspector will sign an oath to perform his duties in an impartial manner and according to the best of his ability. The inspector will ascertain the number of ordinary shares outstanding, determine the ordinary shares represented at the 2013 AGM and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties. The determination of the inspector as to the validity of proxies will be final and binding.

PRESENTATION OF IRISH STATUTORY ACCOUNTS

        The Company's Irish Statutory Accounts for fiscal year 2013, including the reports of the directors and auditors thereon, will be presented at the 2013 Annual General Meeting. The Company's Irish Statutory Accounts have been approved by the Board. There is no requirement under Irish law that such statements be approved by shareholders, and no such approval will be sought at the 2013 Annual General Meeting. The Company's Irish Statutory Accounts are available with the Proxy Materials at www.proxyvote.com.

PROPOSALS 1(A) – 1(L) – ELECTION OF DIRECTORS

(Ordinary Resolutions)

        Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated twelve nominees for election at the 2013 AGM. Our Board's nominees are Messrs. Luczo, Biondi, Cannon, Cheng, Coleman, Geldmacher, Reyes and Zander, Ms. Marshall, Ms. Onken, and Drs. Jeong and Park.

        Each of the Board's nominees is currently serving as a director of Seagate.

        Under our Articles of Association, the Board may have not less than two or more than twelve members. We currently have twelve directors serving on our Board, each of whom will stand for election at the 2013 AGM. The holders of ordinary shares have the right to elect twelve members to the Board to serve until the 2014 Annual General Meeting of Shareholders (the "2014 AGM").

        If the proposal for the appointment of a director nominee does not receive the required majority of the votes cast, then that director will not be appointed and the position on the Board that would have been filled by the director nominee will, except in limited circumstances, become vacant. The Board has the ability to fill the vacancy in accordance with the Company's Articles of Association, subject to re-appointment by the Company's shareholders at the next Annual General Meeting of Shareholders. Notwithstanding the requirement that a director nominee requires a majority of the votes cast, as Irish law requires a minimum of two directors at all times, in the event that an election results in either only one or no directors receiving the required majority vote, either the nominee or each of the two nominees, as appropriate, receiving the greatest number of votes in favor of his or her election shall, in accordance with the Company's Articles of Association, hold office until his or her successor shall be elected.

        If any nominee becomes unwilling or unable to serve as a director, then the Board will either propose a substitute nominee (and the Proxy Holders will vote for the appointment of the proposed nominee) or determine to reduce the size of the Board.

Director Changes

        Mei-Wei Cheng joined the Board, effective as of July 25, 2012.

Board Composition

        As a leading provider of electronic storage products, our business involves an operational structure that operates on a global scale and encompasses design, manufacturing, sales and marketing functions in a context characterized by highly advanced technology and manufacturing techniques, rapid product life cycles, periods of imbalance between supply and demand, periodic price erosion and intensely competitive markets.

        The Nominating and Corporate Governance Committee is responsible for reviewing and assessing with the Board the appropriate skills, experience and background sought of Board members in the context of our dynamic business and the then-current membership on the Board. This assessment of skills, experience and background takes into consideration the changes in the Company's business and other trends, as well as the portfolio of skills and experience of current and prospective Board members. The Nominating and Corporate Governance Committee and the Board review and assess the continued relevance of, and emphasis on, these factors as part of the Board's annual self-assessment process and in connection with candidate searches to determine if they are effective in helping to satisfy the Board's goal of creating and sustaining a Board that can appropriately support and oversee the Company's activities.

        We do not expect or intend that each director will have the same background, skills, and experience; rather, we believe the Company and its shareholders are best served by a Board that has a variety of skills, backgrounds and experiences. Our Board, therefore, seeks a diverse portfolio of qualifications to assist the Board in its oversight of our business and operations. Key skills and experience that the Nominating and Corporate Governance Committee and our Board consider important for our directors to have include one or more of the following:

        Senior Leadership Experience.    Directors who are or have served in senior leadership positions are important to us, as they bring a depth of experience and perspective in analyzing important operational and policy issues, and then shaping and overseeing the execution of responsive strategies. These directors' insights and guidance, and their ability to assess and respond to situations encountered in serving on our Board, may be enhanced if their leadership experience has been developed at organizations that operate on a global scale, face significant competition, and/or involve technology or other rapidly evolving business models.

        Public Company Board Experience.    Directors who have served on other public company boards can offer advice and insights with regard to the dynamics and operation of a public company board of directors; the relations of a board to the Chief Executive Officer ("CEO") and other management personnel; the importance of particular agenda and oversight matters; and oversight of the changing mix of strategic, operational, and compliance related matters.

        Financial Expertise.    Knowledge of financial markets, financing and funding operations, and accounting and financial reporting processes is important because it assists our directors in understanding, advising, and overseeing our capital structure, financing and investment activities, financial reporting, and internal control of such activities.

        International Expertise.    Seagate is a global organization with research and development, manufacturing, assembly-and-test facilities, sales and other offices in many countries. Directors with global expertise can provide a useful business and cultural perspective.

        Industry or Technical Expertise.    We are a technology company; therefore, education or experience in relevant technology is useful in understanding our research and development efforts, competing technologies, the various products and processes that we develop, our manufacturing and assembly-and-test operations, and the markets in which we compete.

        Business Development Expertise.    Directors who have a background in business development, mergers and acquisitions ("M&A") and commercial transactions can provide insight into developing and implementing strategies for growing our business through strategic combinations.

        Government Experience.    Directors who have served in government positions can provide experience and insight into working constructively with governments around the world.

        Each director nominee's biography notes his or her relevant experience, background, and skills relative to the qualifications we consider important.

        The Board recommends that you vote "FOR" each of the following nominees:

Name	Position with the Company	Age (as of the Record Date)	Seagate Board Member Since
Stephen J. Luczo	Chairman, President, and Chief Executive Officer	56	2000
Frank J. Biondi, Jr.	Director	68	2005
Michael R. Cannon	Director	60	2011
Mei-Wei Cheng	Director	63	2012
William T. Coleman	Director	65	2012
Jay L. Geldmacher	Director	57	2012
Dr. Seh-Woong Jeong	Director	50	2012
Lydia M. Marshall	Director	64	2004
Kristen M. Onken	Director	63	2011
Dr. Chong Sup Park	Director	65	2006
Gregorio Reyes	Director	72	2004
Edward J. Zander	Director	66	2009

Directors' Principal Occupation, Business Experience, Qualifications and Directorships.

        Stephen J. Luczo has been a director of Seagate since 2000. Mr. Luczo has served as President and CEO since January 2009, and continues to serve as Chairman of the Board. Mr. Luczo joined Seagate in October 1993 as Senior Vice President of Corporate Development. In September 1997, he was promoted to President and Chief Operating Officer of Seagate Technology, Inc. and, in July 1998, he was promoted to CEO at which time he joined the Board as a director of Seagate Technology, Inc. He was appointed Chairman of the Board in 2002. Mr. Luczo resigned as CEO effective as of July 3, 2004, but retained his position as Chairman of the Board. He served as non-employee Chairman from October 2006 to January 2009. From October 2006 until he rejoined us in January 2009, Mr. Luczo was a private investor. Prior to joining Seagate in 1993, Mr. Luczo was Senior Managing Director of the Global Technology Group of Bear, Stearns & Co. Inc., an investment banking firm, from February 1992 to October 1993. In May 2012, Mr. Luczo was appointed to the board of directors of Microsoft Corporation and currently serves on its Audit, Compensation, and Demand Review Committees.

        As our President and CEO, Mr. Luczo brings to the Board significant senior leadership, global experience and knowledge of competitive strategy, technology and competition. As President and CEO, Mr. Luczo has direct responsibility for the Company's strategy and operations. With his early career based in investment banking, Mr. Luczo also brings to the Board significant business development, M&A, and financial experience related to business and financial issues facing large companies.

        Frank J. Biondi, Jr. has been a director of Seagate since 2005, and is Senior Managing Director of WaterView Advisors LLC, a private equity fund specializing in media, a position he has held since June 1999. He was Chairman and CEO of Universal Studios from April 1996 through November 1998. Mr. Biondi previously served as President and CEO of Viacom, Inc. from July 1987 through January 1996, and was a member of the Viacom board of directors. Mr. Biondi currently serves on the boards of directors of Amgen, Inc., Hasbro, Inc., Cablevision Systems Corporation and RealD, Inc. Within the past five years, Mr. Biondi has served as a member of the board of directors of Yahoo!, Inc.

        As Senior Managing Director of a private equity firm, and as a former CEO of several companies with substantial media experience, Mr. Biondi brings to our Board significant senior leadership experience, and financial and industry expertise. Mr. Biondi's board service with other public companies provides cross board experience.

        Michael R. Cannon has been a director of Seagate since 2011. Mr. Cannon served as President, Global Operations of Dell Inc. from February 2007 until his retirement in January 2009, and as a consultant to Dell Inc. from January 2009 until January 2011. Prior to joining Dell Inc., Mr. Cannon was the President, Chief Executive Officer and a member of the board of directors of Solectron Corp., an electronic manufacturing services company, from January 2003 until February 2007. From July 1996 until January 2003, Mr. Cannon served as the Chief Executive Officer of Maxtor Corporation ("Maxtor"), a disk drive and storage systems manufacturer. He served on Maxtor's board of directors from July 1996 until Seagate acquired Maxtor in May 2006. Prior to joining Maxtor, Mr. Cannon held senior management positions at IBM. Mr. Cannon served on the Board from October 2006 until February 2007 and on the board of directors of Elster Group SE from September 2010 through August 2012. He has served on the board of directors of Adobe Systems since 2003 and on the board of directors of Lam Research Corporation since February 2011. He was appointed to the Board of Directors of Dialog Semiconductor plc in February 2013 and serves on its Compensation Committee and Nominating and Governance Committee. Mr. Cannon has extensive industry expertise, including expertise in the disk drive business that is invaluable to our Board.

        Mr. Cannon brings financial and operational expertise to our Board through his service as a public company President, CEO and member of boards of directors, and his previous senior management positions. In addition, he has significant leadership experience due to his experience as a senior executive with other companies.

        Mei-Wei Cheng has been a director of Seagate since 2012. Mr. Cheng currently serves as CEO of Siemens North East Asia and President and CEO of Siemens Ltd., China, which position he has held since July 2010. Prior to joining Siemens in May 2010, he was Chairman and CEO of Ford Motor Company (China) Ltd. from 1998 to 2008, as well as a Corporate Vice President of Ford Motor Company, and served as Executive Chairman of Ford Motor Company (China), as well as Group Vice president of Ford Motor Company from 2009 to 2010. Previously, Mr. Cheng held executive positions at General Electric Corporation (GE), including Corporate Vice President, Regional Executive and President of GE Appliance—Asia, and Chairman and CEO of GE (China) Ltd. He began his career at AT&T, where he last served as President of AT&T China. Within the past five years, Mr. Cheng has served as a member of the board of directors of Diebold, Inc.

        Mr. Cheng brings management and operational expertise to our Board through his current and former service as a senior level executive in the Asia region with several large multi-national corporations. In addition, his board service provides cross-board experience which supplements his significant international executive-level leadership experience.

        William T. Coleman has been a director since 2012. He has been a partner with Alsop Louie Partners, a venture capital firm that invests in early stage technology, since June of 2010 and has been serving as the Chairman and CEO of Resilient Network Systems, Inc. ("Resilient") since January 2013. Before joining Alsop Louie, Mr. Coleman was founder, Chairman of the Board and Chief Executive Officer of Cassatt Corporation from September 2003 to June 2009. Between June 2009 and June 2010, Mr. Coleman was a private investor.

        Mr. Coleman previously founded BEA Systems, Inc., an enterprise application and service infrastructure software provider, where he served as Chairman of the Board from 1995 until 2002 and Chief Executive Officer from 1995 to October 2001. Prior to BEA, Mr. Coleman held various executive management positions at Sun Microsystems, Inc. He currently sits on the board of directors of iControl, Inc., Framehawk, Inc. and Resilient. Within the past five years, Mr. Coleman has also served on the boards of directors of Palm, Inc. and Symantec Corp.

        As a partner of a private equity firm and former founder and/or CEO of several technology companies, Mr. Coleman brings to our Board significant senior leadership experience, as well as financial and industry expertise. Mr. Coleman's board service with other private and public companies provides cross-board experience.

        Jay L. Geldmacher has been a director since 2012. He currently serves as a director of Owens-Illinois, Inc., a manufacturer of glass containers, which position he has held since 2008; he also serves as a member of the Audit Committee and the Nominating and Corporate Governance Committee of Owens-Illinois. Since 2007, Mr. Geldmacher has served as Executive Vice President of Emerson Electric Company and President of Emerson Network Power's Embedded Computing & Power Group, which designs, manufactures and distributes embedded computing and embedded power products, systems and solutions. From 2006 to 2007, he served as Group Vice President and President of Emerson Network Power's Embedded Computing & Power Group. From 1998 to 2006, he served as President of Astec Power Solutions, an Emerson subsidiary, and from 1996 to 1998, he served as President of Astec Standard Power, another Emerson subsidiary. Mr. Geldmacher has also served on the board of the University of Arizona Business School since 2002.

        As a senior-level executive and public company board member, Mr. Geldmacher brings operational and financial expertise to our Board, as well as significant senior leadership experience. Mr. Geldmacher's board service with Owens-Illinois provides cross-board experience.

        Dr. Seh-Woong Jeong has been a director since 2012. He is currently Executive Vice President of the Sales and Marketing team for the Systems LSI Division of Samsung Electronics Co., Ltd. ("Samsung"), which designs and manufactures logic and analog integrated circuit devices. Dr. Jeong has held the position of Executive Vice President of the Sales and Marketing team since 2011 and has held various other positions at Samsung since 1993.

        Dr. Jeong, is the appointee of Samsung pursuant to the terms of the Shareholder Agreement entered into with Samsung, previously filed on August 17, 2011 as an exhibit to Seagate's Annual Report on Form 10-K for the fiscal year ended July 1, 2011. The Shareholder Agreement provides, among other things, that Samsung has the right to appoint one representative to the Board so long as Samsung and its affiliates hold at least 7% of Seagate's outstanding ordinary shares. Dr. Jeong brings to the Board international senior leadership and industry experience from his career as a senior-level executive at Samsung.

        Lydia M. Marshall has been a director of Seagate since 2004. Ms. Marshall is retired from Versura, Inc., an internet-based higher education finance company that she founded. She served as Chair and CEO of Versura, Inc. from 1999 until 2004. Previously, she was Managing Director of Rockport Capital Incorporated from 1997 to 1999, Executive Vice President Marketing of Sallie Mae from 1993 to 1997, and Senior Vice President heading Sallie Mae's Institutional and Public Finance and Strategic Planning Divisions from 1985 to 1993.

        Ms. Marshall is a member of the board of directors of Nationwide Mutual Insurance Company. Within the past five years, Ms. Marshall has served as a member of the board of directors of Nationwide Financial Services, Inc.

        As a former board chair and CEO, and having held other senior management positions with other companies, Ms. Marshall brings to our Board significant senior leadership experience and financial expertise. Ms. Marshall's board service with other public companies provides cross-board experience.

        Kristen M. Onken has been a director of Seagate since 2011. She also served on the board of Biosensors International Group, Ltd. from September 2006 through July 2008 and on the board of Silicon Laboratories Inc. from September 2007 through April 2013. Ms. Onken served as Senior Vice President, Finance, and Chief Financial Officer of Logitech International, S.A. from February 1999 through May 2006. From September 1996 to February 1999, Ms. Onken served as Vice President of Finance at Fujitsu PC Corporation. Ms. Onken held various positions at Sun Microsystems Inc. from 1991 through 1996.

        Ms. Onken brings financial and operational expertise to our Board through her service as a public company CFO and senior-level executive at several technology companies, as well as her service as a public company board member. Ms. Onken's board service with other public companies provides cross-board experience.

        Dr. Chong Sup Park has been a director of Seagate since 2006. Prior to joining Seagate's Board, Dr. Park served as Chairman and CEO of Maxtor from November 2004 until May 2006, as Chairman of Maxtor's board of directors from May 1998 until May 2006, and served as a member of its board from February 1994 to May 2006. Maxtor was acquired by Seagate in May 2006. Dr. Park served as Investment Partner and Senior Advisor at H&Q Asia Pacific, a private equity firm, from April 2004 until September 2004, and as a Managing Director for the firm from November 2002 to March 2004. Prior to joining H&Q Asia Pacific, Dr. Park served as President and CEO of Hynix Semiconductor Inc. from March 2000 to May 2002, and from June 2000 to May 2002 he also served as its Chairman.

        Dr. Park is a member of the board of directors of Computer Sciences Corporation. Within the past five years, Dr. Park has also served as a member of the board of directors of SMART Modular Technologies, Inc., Brooks Automation, Inc., Enphase Energy, Inc. and Ballard Power Systems, Inc.

        As a former board chair and CEO, and having held other senior management positions with other companies, Dr. Park brings to our Board significant senior leadership experience, financial and international expertise. In addition, Dr. Park has extensive industry expertise, including expertise in the disk drive business that is invaluable to our Board. Dr. Park's board service with other public companies provides cross board experience.

        Gregorio Reyes has been a director since 2004. Mr. Reyes has been a private investor and management consultant since 1994. Mr. Reyes began his career in the semiconductor industry with National Semiconductor Corporation in 1962, followed by executive positions with Motorola, Inc., Fairchild Semiconductor and Eaton Corporation. From 1981 to 1984, he was President and CEO of National Micronetics, Inc., a provider of hard disc magnetic recording head products for the data storage industry. Between 1986 and 1990, he was Chairman and CEO of American Semiconductor Equipment Technologies. Mr. Reyes co-founded Sunward Technologies in 1985 and served as its non-executive Chairman from 1985 to 1990, and its Chairman and CEO from 1990 until 1994. Mr. Reyes currently serves as non-executive Chairman of LSI Corporation, and non-executive Chairman of Dialog Semiconductor plc.

        Mr. Reyes brings senior leadership and industry expertise to our Board from his career as a senior executive of technology companies. He brings cross-board experience from his service on other public company boards.

        Edward J. Zander has been a director since 2009. Mr. Zander served as Chairman and CEO of Motorola, Inc. from January 2004 until January 2008, when he retired as CEO and continued as Chairman. He resigned as Chairman in May 2008. Prior to joining Motorola, Mr. Zander was a managing director of Silver Lake Partners, a leading private equity fund focused on investments in technology industries from July 2003 to December 2003. Mr. Zander was President and COO of Sun Microsystems Inc., a leading provider of hardware, software and services for networks, from October 1987 until June 2002. Mr. Zander is also a member of the board of directors of NetSuite, Inc. He previously served on our Board from November 2002 to October 2004. Within the past five years, Mr. Zander has served as a member of the board of directors of Netezza Corporation.

        Mr. Zander brings senior leadership and industry expertise to our Board from his career as a senior executive of technology companies, and financial expertise from his prior private equity experience. He brings cross-board experience from his service on other public company boards.

        There is no family relationship between any of the directors or our executive officers, nor are any of our directors or executive officers party to any legal proceedings adverse to us.

Vote Required; Recommendation of the Board of Directors

        The affirmative vote of a majority of all the votes cast by holders of ordinary shares represented in person or by proxy at the 2013 AGM is necessary to approve the election of each of the director nominees.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE TWELVE (12) NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE

        Corporate Governance Guidelines.    Our Board has adopted corporate governance guidelines to clarify how it exercises its responsibilities. The Corporate Governance Guidelines are summarized below, and are also available on the Corporate Governance section of our website at http://www.seagate.com/about/investors/#corporate-governance. You may also request a copy in print from: Investor Relations, Seagate Technology plc, 10200 S. De Anza Boulevard, Cupertino, California 95014.

        The Nominating and Corporate Governance Committee is responsible for overseeing the Corporate Governance Guidelines, and reviews the Guidelines at least annually and makes recommendations to the Board concerning corporate governance matters. The Board may amend any of the Corporate Governance Guidelines at any time, with or without public notice, as it determines necessary or appropriate in the exercise of the Board's judgment or fiduciary duties.

        Among other matters, the Corporate Governance Guidelines include the following items concerning the Board:

  •
  The Board believes that there should be at least a majority of independent directors on the Board.

  •
  All directors stand for election every year.

  •
  The Board does not have a mandatory retirement age for directors and, because the Nominating and Corporate Governance Committee annually evaluates director nominees for the following year, the Board has decided not to adopt arbitrary term limits for its directors.

  •
  Directors with significant job changes are required to submit an offer of resignation from the Board to the Nominating and Corporate Governance Committee, which then evaluates whether the individual continues to satisfy the Board's membership criteria in light of his or her new occupational status, and makes a recommendation to the Board for its decision whether or not to accept the director's resignation.

  •
  Non-management directors are generally limited to service on four public company boards, in addition to service on the Company's Board, while members of the Audit Committee are generally limited to service on three public company boards (including the Company). Our CEO is limited to service on one public company board, in addition to service on our Board.

  •
  The Board generally believes that the offices of Chairman and CEO should be held by separate persons, to aid in the oversight of management, unless it is in the best interests of the Company that the same person hold both offices. Notwithstanding the Board's general policy, the Board believes that the interests of the Company are currently best served by Mr. Luczo holding the offices of both Chairman and CEO (see "Board Leadership Structure," below).

  •
  The Board periodically selects a director, who must be independent, to serve as the Lead Independent Director. The Lead Independent Director coordinates the activities of the other non-management directors, presides over meetings of the Board at which the Chairman of the Board is not present and each executive session of independent directors, serves as liaison between the Chairman of the Board and the independent directors, approves meeting schedules and agendas for the Board, has authority to call meetings of the independent directors, and is available for consultation and direct communication if requested by major shareholders.

  •
  The Board encourages directors to own shares of the Company. We require that each non-management board member own shares of the Company, as described in this Proxy Statement under the heading "Share Ownership Guidelines", below.

  •
  The Board has regularly scheduled presentations that augment its perspective on key business matters, including financial, operating and strategic reports regarding the Company's short-and long-term business objectives.

  •
  At least annually, the Board evaluates the performance of the CEO. For a discussion of the relationship between performance and compensation, please see the Compensation Discussion & Analysis (the "CD&A"), set forth in this Proxy Statement.

  •
  The Nominating and Corporate Governance Committee manages a process whereby the Board and its committees are subject to a periodic evaluation and self-assessment.

        In addition, the Board's annual agenda includes reviewing the long-term strategic planning, risk management, and succession planning of the Company. The Board also receives a report, at least annually, from management on succession planning and management development, and annually reviews the performance of senior management.

        Our Board works with management to provide appropriate orientation and continuing education for directors. The orientation is designed to familiarize new directors with our businesses, strategies, and challenges. Continuing education may include a mix of in-house and third party presentations and programs, and the Company will, upon authorization of the Chair of the Nominating and Corporate Governance Committee, reimburse directors for reasonable expenses related to attendance at appropriate outside continuing education programs.

Board Leadership Structure

        The Board generally believes that the offices of Chairman and CEO should be held by separate persons to aid in the oversight of management, unless it is in the best interests of the Company that the same person hold both offices. On January 12, 2009, the Chairman of the Board, Stephen J. Luczo, was appointed as President and CEO. The Board believes that our current leadership structure—a combined Chairman and CEO, together with a Lead Independent Director, active and strong non-employee directors, and Board committees constituted with independent directors—is the most effective structure for the Company at this time.

        The combination of the Chairman and CEO roles allows one person to speak for and lead the Company and the Board. In addition, our Lead Independent Director facilitates effective oversight by an independent board. We believe the CEO is in the best position to focus our independent directors' attention on the issues of greatest importance to the Company and its shareholders. We believe our overall corporate governance policies and practices, combined with the strength of our independent directors, minimize any potential conflicts that may result from combining the roles of Chairman and CEO.

        Historically, the Chair of the Nominating and Corporate Governance Committee served as the Lead Independent Director. In July 2011, the Board decoupled the role of Lead Independent Director from the Chairmanship of the Nominating and Corporate Governance Committee, and determined to periodically rotate the role of Lead Independent Director among the independent directors of the Board for so long as the Chairman of the Board is not independent. The Board elected Dr. Park to serve as the new Lead Independent Director at the Board's first executive session after the annual general meeting of shareholders for the fiscal year ended July 1, 2011 (the "2011 Annual General Meeting" or "2011 AGM"). The Lead Independent Director coordinates the activities of the other non-management directors, presides over meetings of the Board at which the Chairman of the Board is not present and at each executive session, facilitates the CEO evaluation process, serves as liaison between the Chairman of the Board and the independent directors, approves meeting schedules and agendas for the Board, has authority to call meetings of the independent directors, and is available for consultation and direct communication if requested by major shareholders.

        Our independent directors meet without management present at each regularly scheduled Board meeting. If the Board convenes a special meeting, the independent directors will meet in executive session if circumstances warrant. For more information on executive sessions of the Board, please see the section entitled "Executive Sessions of the Independent Directors and Lead Independent Director" below.

        Board Meetings, Committees and Attendance.    The Board meets regularly during the year and holds special meetings whenever circumstances require. During fiscal year 2013, the Board held five meetings. All directors attended at least 75 percent of the aggregate number of meetings of the Board and of the committees of which they were members held during their tenure with us during fiscal year 2013.

        Annual General Meeting of Shareholders.    We encourage and expect all of the directors to attend each Annual General Meeting of Shareholders. To that end, and to the extent reasonably practicable, we regularly schedule a meeting of the Board on the same day as the Annual General Meeting of Shareholders. All directors who were serving at the time of the Company's 2012 Annual General Meeting and who were standing for election attended that meeting (either in person or by phone).

        The Board has a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Finance Committee (together, the "Committees"). The Committees are accountable to the full Board. The table below provides the current membership for each of the Committees as of the record date of September 4, 2013, and the number of meetings held during fiscal year 2013.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Finance Committee
Frank J. Biondi, Jr.		•		•C
Michael R. Cannon			•	•
Mei-Wei Cheng				•
William T. Coleman	•
Jay L. Geldmacher		•
Seh-Woong Jeong
Stephen J. Luczo
Lydia M. Marshall		•	•C
Kristen M. Onken	•C
Chong Sup Park(1)	•		•
Gregorio Reyes	•			•
Edward J. Zander		•C
Number of meetings in fiscal year 2013	5	10	4	4

C = Chair of the Committee

(1)
Dr. Park is the Board's Lead Independent Director.

        The functions performed by these Committees, which are set forth in more detail in their respective charters, are summarized below. Please visit the Corporate Governance section of our website at http://www.seagate.com/about/investors/#corporate-governance, where the charters of the Committees are available. You may also request a copy in print by contacting Investor Relations by telephone in the United States at +1 (408) 658-1222, by e-mail at stx@seagate.com, and by mail at Seagate Technology plc, 10200 S. De Anza Boulevard, Cupertino, California 95014.

        The Board has determined that each of the directors serving on the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee satisfies the applicable NASDAQ Global Select Market ("NASDAQ") and SEC standards for independence, as discussed in more detail under the heading "Director Independence", below. In addition, all of the members of the Finance Committee are independent.

        Audit Committee.    The Audit Committee represents and assists the Board in fulfilling its oversight responsibilities relating to the Company's financial statements and financial reporting process, the qualifications, independence and performance of the Company's independent auditors, the performance of the Company's internal audit function, the Company's enterprise risk management oversight, and the Company's compliance with legal and regulatory requirements. The Audit Committee has a charter, a copy of which is available on our website under Committee Charters at http://www.seagate.com/about/
investors/#corporate-governance. The Board has determined that each of Mr. Coleman, Dr. Park and Ms. Onken is an audit committee financial expert, and that all current members of the Audit Committee meet the applicable NASDAQ and SEC standards for independence and membership of the Audit Committee, as discussed under the heading "Director Independence", below.

        Compensation Committee.    The Compensation Committee reviews and establishes compensation of the Company's executive officers ("Executives"), evaluates the Company's programs and practices relating to leadership development, and oversees the administration of the Company's share-based and certain other compensation plans, all with a view toward maximizing long-term shareholder value. The Compensation Committee has a charter, which was amended on April 23, 2013, and a copy of this amended charter is available on our website under Committee Charters at http://www.seagate.com/about/investors/#corporate-governance. The Compensation Committee may form subcommittees composed of two or more of its members for any purpose that the Committee deems appropriate and may delegate to such subcommittee(s) such power and authority as it deems appropriate.

        The Board has determined that all current members of the Compensation Committee meet the applicable NASDAQ and SEC standards for independence and membership on the Compensation Committee, as discussed under the heading "Director Independence," below. The Compensation Committee may engage outside compensation consultants, and engaged Frederic W. Cook & Company ("F.W. Cook") during fiscal year 2013 to advise it with respect to executive compensation and related matters. Additional information on the Compensation Committee's processes and procedures for considering and determining executive compensation, as well as the services provided by F.W. Cook during fiscal year 2013, is contained in the CD&A section of this Proxy Statement.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee reviews and assesses the composition of the Board, assists in identifying potential new candidates for director positions (please see discussion about Board composition, above), recommends candidates for election as director, and provides a leadership role with respect to the corporate governance of the Company. The Nominating and Corporate Governance Committee has a charter, a copy of which is available on our website under Committee Charters at http://www.seagate.com/about/
investors/#corporate-governance.

        The Nominating and Corporate Governance Committee considers candidates for director positions who are recommended by its members, by other Board members, by shareholders and by management, as well as those identified by any third party search firms retained by the Nominating and Corporate Governance Committee to assist in identifying and evaluating possible candidates. The Nominating and Corporate Governance Committee evaluates director candidates recommended by shareholders in the same way that it evaluates candidates recommended by its members, other members of the Board, or other parties as enumerated in the previous sentence. The Nominating and Corporate Governance Committee considers all aspects of a candidate's qualifications in the context of the needs of the Company at that point in time, with a view to maintaining a Board with a diversity of experience and perspectives. Consideration of new directors typically involves a series of internal discussions, review of information concerning candidates, and interviews with selected candidates. While the Board has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating and Corporate Governance Committee and the Board believe that considering diversity is consistent with the goal of creating a board of directors that best serves the needs of the Company and the interests of shareholders, and it is one of the many factors they consider when identifying individuals for Board membership.

        Shareholders wishing to submit recommendations for director candidates to the Nominating and Corporate Governance Committee must, as provided for in the Company's Articles of Association, provide the following information in writing to the attention of our Corporate Secretary by certified or registered mail:

  •
  the name, address, and biography of the candidate, and an indication of whether the candidate has expressed a willingness to serve;

  •
  the name, address, and phone number of the shareholder or group of shareholders making the recommendation; and

  •
  the number of ordinary shares beneficially owned by the shareholder or group of shareholders making the recommendation, the length of time held, and, to the extent any shareholder is not a registered holder of such securities, proof of such ownership.

        Finance Committee.    The Finance Committee is comprised of independent Board members and is responsible for assisting the Board in reviewing, and making recommendations to the Board regarding, the Company's cash, financial and tax positions and strategy, including: cash management plans and activities; capital structure and strategies; capital asset plan and requirements and capital expenditures; equity and/or debt financing and other financing strategies; reviewing the Company's dividend policy, share repurchase programs, securities issuances; and corporate development plans. The Finance Committee may also evaluate and authorize management to enter into potential strategic or financial transactions in amounts up to $100 million. The Finance Committee may review similar transactions in excess of $100 million, and make a recommendation to the full Board in connection therewith. The Finance Committee has a charter, a copy of which is available our website under Committee Charters at http://www.seagate.com/about/investors/#corporate-governance.

        Executive Sessions of the Independent Directors and Lead Independent Director.    Our independent directors meet without management present at each regularly scheduled Board meeting. If the Board convenes a special meeting, the independent directors will meet in executive session if circumstances warrant. The Chair of the Nominating and Corporate Governance Committee has historically served as the Lead Independent Director. In July 2011, the Board decoupled the role of Lead Independent Director from the Chairmanship of the Nominating and Corporate Governance Committee, and determined to periodically rotate the role of Lead Independent Director among the independent directors of the Board for so long as the Chairman of the Board is not independent. The Board elected Dr. Park to serve as the current Lead Independent Director at its first executive session after the 2011 AGM. The Lead Independent Director presides over the executive sessions, leads the annual Board self-assessment and conducts interviews to confirm the continued qualification and willingness to serve of each director prior to the time at which directors are nominated for election at each Annual General Meeting of Shareholders.

        During fiscal year 2013, the independent directors met in executive session four times.

        Director Independence.    Our Board currently includes ten independent directors. To be considered independent under the NASDAQ listing standards and the Corporate Governance Guidelines adopted by the Board, a director may not be employed by the Company or engage in specified types of business dealings with the Company, among other requirements. In addition, as required by NASDAQ listing standards, the Board must determine, as to each independent director, that no relationship exists which, in the opinion of the Board, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviews and discusses information provided by the directors and by the Company with regard to each director's business and personal activities as they relate to the Company and the Company's management.

        In assessing director independence, the Nominating and Corporate Governance Committee and the full Board review relevant transactions, relationships and arrangements that may affect the independence of our Board members. The Board has made the determination that transactions or relationships between Seagate and an entity where a director serves as a non-management director and/or is the beneficial owner, directly or indirectly, of less than 10% of the entity, or where a director serves on a non-management advisory board of, or in a non-employee advisory capacity to, such entity are presumed immaterial for the purposes of assessing a director's independence.

        Additionally, the Board's independence determinations included reviewing: (1) Seagate's investment in StorONE Ltd., a company in which Seagate has an ownership interest of approximately 5%, and where Mr. Zander serves on the advisory board and has a personal ownership interest of approximately 1%; (2) Seagate's ordinary course business transactions with Emerson Electric Co. and its subsidiaries, where Mr. Geldmacher is a senior-level employee but not an executive officer of, partner in, or a controlling shareholder of, such company and has no direct or indirect material interest in such transactions; and (3) Seagate's ordinary course business transactions with Siemens AG and its subsidiaries, where Mr. Cheng is a senior-level employee but not an executive officer of, partner in, or a controlling shareholder of, such company and has no direct or indirect material interest in such transactions.

        Following the review of these transactions, the information provided by the directors and the Company to the Board, and other relevant standards, the Board determined that each of Messrs. Biondi, Cannon, Cheng, Coleman, Geldmacher, Reyes, Zander, Ms. Marshall, Ms. Onken and Dr. Park is an independent director under the NASDAQ rules and the Company's Corporate Governance Guidelines. The Board has further determined that no member of the Compensation Committee has any affiliation with the Company and its subsidiaries and affiliates that could impair such member's exercise of independent judgment and that each member of the Compensation Committee is independent under NASDAQ rules applicable to compensation committee members and the independence standards set forth in the Company's Compensation Committee Charter, as amended in April 2013. The Board has also determined that all members of the Audit Committee are independent under Rule 10A-3 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the Company's Audit Committee Charter. Mr. Luczo is an employee of the Company, and therefore not considered independent. In addition, Dr. Jeong is an employee of Samsung and is not considered independent due to the ongoing business relationship between Seagate and Samsung, and Samsung's significant shareholding in Seagate.

        Shareholder Communications with the Board.    The Annual General Meeting of Shareholders provides an opportunity each year for the shareholders to ask questions of, or otherwise communicate directly with, members of the Board on matters relevant to Seagate. In addition, shareholders and other interested parties may communicate with any or all of our directors, including the Lead Independent Director and/or the non-management or independent directors as a group, by transmitting correspondence to the director(s) by mail or by facsimile as follows:

  Seagate Technology plc
  Attention: Corporate Secretary
  38/39 Fitzwilliam Square
  Dublin 2
  Ireland
  Fax: +353 1 661-2040

        The Corporate Secretary shall transmit, as soon as practicable, such communications to the identified director addressee(s), unless there are legal or other considerations that mitigate against further transmission of the communication, as determined by the Corporate Secretary. In that regard, certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded by the Corporate Secretary, such as business solicitations or advertisements, junk mail and mass mailings, new product suggestions, product complaints, product inquiries, resumes and other forms of job inquiries, spam, and surveys. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded. However, the Board or individual directors so addressed shall be advised of any such communication withheld as soon as practicable.

        Code of Ethics.    The Board has adopted a Code of Ethics that is applicable to all of our directors, officers and employees, including our CEO, CFO, and Principal Accounting Officer. A copy of our Code of Ethics is available through our website at http://www.seagate.com/about/investors/
#corporate-governance or in print to any shareholder who requests it from: Investor Relations, Seagate Technology plc, 10200 S. De Anza Boulevard, Cupertino, California 95014. We will post amendments to the Code of Ethics or waivers of the Code of Ethics for directors and executive officers, as and when they arise, through our website at http://www.seagate.com/about/investors/#corporate-governance.

The Board's Role in Risk Oversight at Seagate

        One of the Board's functions is oversight of risk management at the Company. Risk is inherent in business, and the Board seeks to understand risk in conjunction with the activities of the Board and its Committees. The Board and its committees oversee an enterprise-wide approach to risk management designed to support the achievement of organizational objectives, to improve long-term organizational performance, and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces, and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board in setting the Company's business strategy is a key part of its assessment of management's tolerance for risk as well as a determination of what constitutes an appropriate level of risk for the Company. Management presented a full review of the Company's enterprise risk management programs, covering the entire business, to the Board twice during the 2013 fiscal year.

        While the Board has the ultimate responsibility for the oversight of the risk management processes, various Committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial and enterprise-wide risk, including internal controls, the Compensation Committee receives and evaluates a report on the Company's compensation policy risks, and the Finance Committee is responsible for reviewing the Company's capital structure.

  Risk Assessment of Compensation Programs

        Consistent with applicable SEC disclosure requirements, we have assessed the Company's compensation programs, including our executive compensation programs, and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

        Seagate's management, with assistance from F.W. Cook, the Compensation Committee's external consultant, conducted a risk assessment that included a detailed qualitative and quantitative analysis of our compensation and benefit programs in which employees at all levels of the organization may participate, including our named executive officers ("NEOs"). Based on our assessment, we believe that our compensation and benefit programs have been appropriately designed to attract and retain talent and properly incentivize employees to act in the best interests of the Company. Our programs are generally designed to pay for performance and provide incentive-based compensation. The programs also contain various features to ensure our employees, including our NEOs, are not encouraged to take unnecessary risks in managing our business. These features include:

  •
  oversight of programs (or components of programs) by independent Committees of the Board, including the Compensation Committee;

  •
  discretion provided to the Compensation Committee (including negative discretion) to set targets, monitor performance and determine final incentive award payouts;

  •
  oversight of programs (or components of programs) by a broad-based group of functions within the organization, including our human resources, finance and legal departments;

  •
  a variety of programs that provide focus on both short-and long-term goals and that provide a balanced mixture of cash and equity compensation;

  •
  customary caps on the maximum payouts available under short-term incentive programs;

  •
  incentives focused primarily on the use of financial metrics based on the annual business plan approved by the Board;

  •
  service-based vesting conditions with respect to equity-based awards to require multi-year share holdings;

  •
  the significant long-term ownership position in the Company (as reinforced by share ownership guidelines) held by certain of our key NEOs; and

  •
  the pay recovery policy applicable to NEO incentive awards which provides for recoupment of incentive compensation in the event of fraud or misconduct related to a restatement of financial results.

        We discussed the findings of our risk assessment with the Compensation Committee. Based upon the assessment, we believe that our compensation policies and practices do not encourage excessive or unnecessary risk-taking.

  Share Ownership Guidelines

        Members of the Board are subject to the director share ownership requirements which were established, and from time to time are updated, to more closely link directors' interests with those of our shareholders. (See "Compensation Discussion and Analysis—Share Ownership Guidelines" on page 51 of this Proxy Statement for a discussion of the share ownership requirements for our Executives.)

  Fiscal Year 2013 Share Ownership Guidelines

        At its meeting on July 27, 2010, the Board approved amended share ownership guidelines for its non-management directors, which became effective on July 27, 2010, and which require that each non-management board member own that number of shares equal in value to four times the annual board retainer, measured quarterly based on the quarter closing share price. The Board determined that this guideline, based on a multiple equal to four times its cash retainer, was aligned with market practice. At its meeting on April 27, 2011, the Compensation Committee amended the guidelines to provide that shares owned directly or indirectly, including unvested restricted shares and restricted share units, will be counted in the determination of whether the non-management director share ownership guidelines have been satisfied. On April 25, 2012, the guidelines were further amended to permit directors to sell such number of shares as may be necessary to cover the tax liability associated with the vesting or exercise of equity awards.

COMPENSATION OF DIRECTORS

        The Board approved the compensation for our non-management directors for fiscal year 2013 at its meeting on April 27, 2011, as set forth below. In addition, on July 25, 2012, the Board approved an increase in the cash retainer for board service from $72,000 to $80,000 per year, and an increase in the value of the annual equity-based award for non-management directors from $200,000 to $250,000; these changes became effective on October 24, 2012. At its meeting on July 24, 2013, the Board approved an increase in the cash retainer of the Audit Committee chair from $30,000 to $35,000, and an increase in the cash retainer of the Compensation Committee chair from $20,000 to $30,000, effective as of October 30, 2013. Seagate does not pay management directors for board service in addition to their regular employee compensation. While Seagate would pay the retainer disclosed below to a non-management director serving as the Chairperson of the Board, Mr. Luczo is currently serving in that position and therefore does not receive such retainer. Further, Dr. Jeong, as the Samsung appointee to our Board, does not receive any compensation from Seagate except for reimbursement for out-of-pocket expenses incurred in connection with attending meetings of the Board.

Cash Compensation

Board or Board Committee	Membership	Retainer as of October 24, 2012
Board of Directors	Non-executive Chairperson	$150,000
	Member	$80,000
Audit Committee	Chairperson	$30,000
	Member	$15,000
Compensation Committee	Chairperson	$20,000
	Member	$10,000
Nominating and Corporate Governance Committee	Chairperson	$20,000
	Member	$10,000
Finance Committee	Chairperson	$20,000
	Member	$10,000
Lead Independent Director		$30,000

Fiscal Year 2013 Director Equity Compensation Program

        Unless otherwise determined by the Board, each newly appointed or elected non-management director receives an initial restricted share unit award equal in number to $250,000 divided by the average closing share price for the quarter prior to the award, rounded to the nearest whole share. If the appointment occurred other than in connection with the annual election of directors at an Annual General Meeting of Shareholders, or AGM, this dollar amount was pro-rated for the year of appointment. If, prior to commencement of Board service, the new director was an officer or member of the board of directors of an entity acquired by Seagate, the Board could have awarded a lesser number of restricted share units. The grant date for each such award was the date of the director's election or appointment. Generally, each restricted share unit award will vest on the earlier of the one-year anniversary of the grant date or the day prior to the next election of directors at an AGM. All restricted share unit awards will become fully vested in the event of a "Change of Control" of Seagate (as such term is defined in the Seagate Technology plc 2012 Equity Incentive Plan (the "2012 Plan")).

        Each year at the AGM, unless otherwise determined by the Board, each non-management director who is elected to the Board automatically receives a restricted share unit award equal in number to $250,000 divided by the average closing share price for the quarter prior to the grant, rounded to the nearest share. The grant date for each such award will generally be the date of the AGM. Each restricted share unit award will vest on the earlier of the one-year anniversary of the grant date or the day prior to the next election of directors at the AGM. All restricted share unit grants will become fully vested in the event of a "Change of Control" of Seagate (as such term is defined in the 2012 Plan).

        In addition to the annual director compensation and committee retainers paid to our independent non-management directors, all members of the Board are reimbursed for their reasonable out-of-pocket travel expenses incurred in attending meetings of the Board and its Committees; no additional compensation is provided for attending Board or Committee meetings. Effective as of January 1, 2011, Board members were no longer eligible to participate in the Company's nonqualified deferred compensation plan. (For a description of the plan, see "Compensation Discussion and Analysis—Nonqualified Deferred Compensation Plan" elsewhere in this Proxy Statement.)

Director Compensation for Fiscal Year 2013

        The table below summarizes the compensation paid or awarded to our non-management directors for fiscal year 2013.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)	Total ($)
Frank J. Biondi, Jr.	103,971	228,110	—	332,081
Michael R. Cannon	95,697	228,110	—	323,807
Mei Wei Cheng	81,819	276,968	—	358,787
William T. Coleman	107,944	228,110	—	336,054
Jay L. Geldmacher	102,053	228,110	—	330,163
Seh-Woong Jeong(1)	—	—	—	—
Lydia M. Marshall	107,451	228,110	—	335,561
Kristen M. Onken	110,122	228,110	—	338,232
Chong Sup Park(3)	132,451	228,110	—	360,561
Gregorio Reyes	102,451	228,110	—	330,561
Edward J. Zander	97,451	228,110	—	325,561

(1)
Pursuant to the terms of the shareholder agreement with Samsung Electronics Co., Ltd. ("Samsung"), Dr. Jeong does not receive any compensation for his service on the Board except reimbursement of out-of-pocket expenses.

(2)
The amounts shown represent the aggregate grant date fair value of restricted share unit awards granted in fiscal year 2013 for financial reporting purposes pursuant to the provisions of Financial Accounting Standards Board's Accounting Standards Codification (ASC) Topic 718, Compensation—Stock-Compensation ("ASC 718"). Such amounts do not represent amounts paid to or realized by the non-management director. See Note 11, "Compensation" of the Notes to Consolidated Financial Statements in the Company's Annual Report on Form 10-K for fiscal year 2013 regarding assumptions underlying valuation of equity awards. Additional information regarding the restricted share units awarded to or held by each non-management director on the last day of fiscal year 2013 is set forth in the table below.

(3)
Dr. Park serves as the Lead Independent Director for the Board.

Director	Number of RSUs Granted in Fiscal Year 2013(a)	Aggregate Number of RSUs held as of 6/28/13	Aggregate Number of Restricted Shares held as of 6/28/13	Aggregate Number of Options held as of 6/28/13
Frank J. Biondi, Jr.	8,235	8,235	1,250	11,251
Michael R. Cannon	8,235	8,235	—	—
Mei Wei Cheng	10,092	8,235	—	—
William T. Coleman	8,235	8,235	—	—
Jay L. Geldmacher	8,235	8,235	—	—
Seh-Woong Jeong(b)	—	—	—	—
Lydia M. Marshall	8,235	8,235	1,250	10,626
Kristen M. Onken	8,235	8,235	—	—
Chong Sup Park	8,235	8,235	1,250	1,251
Gregorio Reyes	8,235	8,235	1,250	1,459
Edward J. Zander	8,235	8,235	1,250	65,000

(a)
On October 24, 2012, each non-management director then serving was granted 8,235 restricted share units ("RSUs") with a per share grant date fair value of $27.70; we did not grant any restricted shares or options to our non-management directors during fiscal year 2013.

(b)
Pursuant to the terms of the shareholder agreement with Samsung, Dr. Jeong does not receive any compensation for his service on the Board except reimbursement of out-of-pocket expenses.

SECURITY OWNERSHIP OF DIRECTORS, DIRECTOR NOMINEES, EXECUTIVE OFFICERS
AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth information regarding the beneficial ownership of our outstanding ordinary shares on August 2, 2013, except as noted below, by (1) each person who is known by us to beneficially own more than five percent of our outstanding voting securities, (2) each director, nominee and NEO and (3) all of our directors and Executives as a group. We have determined beneficial ownership in accordance with the rules of the SEC. To our knowledge, unless it is otherwise stated in the footnotes, each person listed below has sole voting and investment power with respect to his or her shares beneficially owned, subject to applicable community property laws. For purposes of the table below, a person or group of persons is deemed to have "beneficial ownership" of any shares that such person has the right to acquire within 60 days of August 2, 2013.

Name and Address of Beneficial Owner	Number of Ordinary Shares Beneficially Owned		Percentage of Class Beneficially Owned(1)
Greater than five percent holders:
Samsung Electronics Co., Ltd.	45,239,490	(2)	12.68%
Samsung Electronics Bldg.,
1320-10, Seocho 2-dong,
Seocho-gu, Seoul 137-857, Korea
FMR LLC	31,879,424	(3)	8.93%
82 Devonshire Street
Boston, MA 02109
Vanguard Group, Inc.	22,855,845	(4)	6.41%
100 Vanguard Blvd.,
Malvern, PA 19355
Clearbridge Investments, LLC	19,056,988	(5)	5.34%
620 8th Ave.
New York, NY 10018

*
Less than 1% of Seagate's ordinary shares outstanding.

(1)
Percentage of class beneficially owned is based on 356,808,368 ordinary shares outstanding as of August 2, 2013. Each ordinary share is entitled to one vote. Ordinary shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of August 2, 2013, restricted share units ("RSUs") and performance share units ("PSUs") vesting within 60 days of August 2, 2013, and all restricted shares and performance shares, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, RSUs, PSUs, restricted shares and/or performance shares, but are not deemed outstanding for computing the percentage of any other person or group.

(2)
Based solely on information reported by Samsung Electronics Co., Ltd. on the Schedule 13D filed with the SEC on December 20, 2011 and reporting ownership as of December 19, 2011. Samsung Electronics Co., Ltd. has sole voting and sole dispositive power over 45,239,490 ordinary shares.

(3)
Based solely on information reported by FMR LLC ("FMR") on the fourth amendment to Schedule 13G filed with the SEC on February 14, 2013 and reporting ownership as of December 31, 2012. FMR has sole voting power over 299,931 ordinary shares and sole dispositive power over 31,879,424 ordinary shares.

(4)
Based solely on information reported by The Vanguard Group, Inc. ("Vanguard") on the Schedule 13G filed with the SEC on February 14, 2013, and reporting ownership as of December 31, 2012. Vanguard has sole voting power over 559,458 ordinary shares, sole dispositive power over 22,334,630 ordinary shares and shared dispositive power over 521,215 ordinary shares.

(5)
Based solely on information reported by Clearbridge Investments, LLC ("Clearbridge") on the Schedule 13G filed with the SEC on February 14, 2013, and reporting ownership as of December 31, 2012. Clearbridge has sole voting power over 18,933,542 ordinary shares and sole dispositive power over 19,056,988 ordinary shares.

Name and Address of Beneficial Owner	Number of Ordinary Shares Beneficially Owned		Percentage of Class Beneficially Owned(1)
Directors and named executive officers:
Stephen J. Luczo	2,187,179	(6)	*
Patrick J. O'Malley	596,569	(7)	*
William D. Mosley	163,178	(8)	*
Kenneth M. Massaroni	77,377	(9)	*
Robert W. Whitmore	112,363	(10)	*
Frank J. Biondi, Jr.	46,238	(11)	*
Michael R. Cannon	26,843	(12)	*
Mei-Wei Cheng	954	(13)	*
William T. Coleman	10,329	(14)	*
Jay L. Geldmacher	2,576	(15)	*
Seh-Woong Jeong	—	(16)	*
Lydia M. Marshall	38,303	(17)	*
Kristen M. Onken	8,624	(18)	*
Chong Sup Park	33,608	(19)	*
Gregorio Reyes	2,500	(20)	*
Edward J. Zander	110,627	(21)	*
All directors and Executives as a group (21 persons)	4,261,126		1.19%

*
Less than 1% of Seagate's ordinary shares outstanding.

(6)
Includes 532,679 ordinary shares subject to options that are currently exercisable or which will become exercisable within 60 days of August 2, 2013, 10,075 ordinary shares held directly by Mr. Luczo and 1,644,425 ordinary shares held by the Stephen J. Luczo Revocable Trust.

(7)
Includes 140,516 ordinary shares subject to options that are currently exercisable or which will become exercisable within 60 days of August 2, 2013, 6,000 PSUs vesting within 60 days of August 2, 2013, 8,000 performance shares and 1,389 ordinary shares held directly by Mr. O'Malley, and 440,664 ordinary shares held by the Patrick J. O'Malley III Separate Property Trust.

(8)
Includes 129,948 ordinary shares subject to options that are currently exercisable or which will become exercisable within 60 days of August 2, 2013, 6,000 PSUs vesting within 60 days of August 2, 2013, and 11,000 performance shares and 16,230 ordinary shares held directly by Mr. Mosley.

(9)
Includes 45,375 ordinary shares subject to options that are currently exercisable or which will become exercisable within 60 days of August 2, 2013, 6,000 PSUs and 2,550 RSUs vesting within 60 days of August 2, 2013 and 23,452 ordinary shares held directly by Mr. Massaroni.

(10)
Includes 34,999 ordinary shares subject to options that are currently exercisable or which will become exercisable within 60 days of August 2, 2013, 6,000 PSUs vesting within 60 days of August 2, 2013, and 8,000 performance shares and 63,364 ordinary shares held directly by Mr. Whitmore. Mr. Whitmore ceased to be an executive officer of the Company effective as of July 1, 2013.

(11)
Includes 11,042 ordinary shares subject to options that are currently exercisable or which will become exercisable within 60 days of August 2, 2013, 1,250 restricted shares and 10,748 ordinary shares held directly by Mr. Biondi, and 23,198 ordinary shares held by the Biondi Family Trust.

(12)
Includes 19,958 ordinary shares held directly by Mr. Cannon and 6,885 ordinary shares held by the Michael R. Cannon Trust.

(13)
Represents 954 ordinary shares held directly by Mr. Cheng.

(14)
Includes 9,876 ordinary shares held directly by Mr. Coleman and 453 ordinary shares held through Mr. Coleman's 401(k) plan.

(15)
Represents 2,576 ordinary shares held directly by Mr. Geldmacher.

(16)
Mr. Jeong does not have beneficial ownership of any ordinary shares as defined by SEC rules.

(17)
Includes 10,417 ordinary shares subject to options that are currently exercisable or which will become exercisable within 60 days of August 2, 2013, and 1,250 restricted shares and 26,636 ordinary shares held directly by Ms. Marshall.

(18)
Represents 8,624 ordinary shares held directly by Ms. Onken.

(19)
Includes 1,042 ordinary shares subject to options that are currently exercisable or which will become exercisable within 60 days of August 2, 2013, and 1,250 restricted shares and 31,316 ordinary shares held by the Park Family Trust.

(20)
Includes 1,250 ordinary shares subject to options that are currently exercisable or which will become exercisable within 60 days of August 2, 2013, and 1,250 restricted shares held directly by Mr. Reyes.

(21)
Includes 64,791 ordinary shares subject to options that are currently exercisable or which will become exercisable within 60 days of August 2, 2013, 1,250 restricted shares held directly by Mr. Zander, 41,196 ordinary shares held by Zanadu Capital Partners, LP and 3,390 ordinary shares held by the Edward and Mona Zander Living Trust.

PROPOSAL 2 – TO APPROVE THE SEAGATE TECHNOLOGY PLC AMENDED AND RESTATED
EXECUTIVE OFFICER PERFORMANCE BONUS PLAN

(Ordinary Resolution)

Introduction

        The Board is seeking the approval of our shareholders of the Amended and Restated Seagate Technology plc Executive Officer Performance Bonus Plan (the "EOPB") to govern the award and payment of bonuses to our executive officers. The Board has adopted the EOPB subject to the approval of our shareholders; the EOPB is an amendment and restatement of the Seagate Technology Executive Officer Performance Bonus Plan (the "EPB") effective as of June 28, 2008. Our shareholders approved the EPB at our 2008 Annual General Meeting.

Purpose of the EOPB

        The purpose of the EOPB is to motivate our executive officers and reward them for producing results that increase shareholder value, and to encourage individual and team behavior that helps us achieve both short- and long-term corporate objectives. The bonuses awarded under the EOPB are intended to be "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder. In general, Section 162(m) of the Code (as interpreted by IRS Notice 2007-49) imposes a limit on corporate tax deductions for compensation in excess of $1 million per year paid by a public company to its chief executive officer and the three other most highly compensated executive officers, other than the chief financial officer (each referred to in Section 162(m) of the Code as a "covered employee"). An exception to this $1 million limitation is provided for "qualified performance-based compensation" that satisfies certain conditions set forth in Section 162(m) of the Code and the regulations promulgated thereunder. Following initial shareholder approval, the material terms of any such qualified performance-based compensation must be re-approved by shareholders every five years.

        Accordingly, the EOPB is being submitted to our shareholders for approval so that payments under the EOPB may be eligible to qualify as "qualified performance-based compensation." In the event the EOPB is not approved by our shareholders, it will remain in effect in accordance with its terms. Therefore, if the EOPB is not approved by our shareholders, we will continue to pay bonuses under the EOPB, but any such payments will not be eligible to qualify as "qualified performance-based compensation" and thus payments to a Section 162(m) "covered employee" may not be deductible by us for income tax purposes. The Board believes it is in Seagate's best interests to provide for a bonus plan under which bonus awards paid to our executives can qualify as "qualified performance-based compensation" for deductibility under Section 162(m) of the Code in order to maximize the Company's income tax deductions.

Proposed Amendments Included in the EOPB

        The EOPB is an amendment and restatement of the EPB. The principal amendments to the EPB reflected in the EOPB are to (1) provide flexibility to the Compensation Committee and the independent members of the Board, as applicable, to set a performance period that may be longer or shorter than the Company's fiscal year; (2) amend the categories of performance targets on which the achievement of a bonus award may be based, as well as the mechanism for the appropriate adjustment of an evaluation under a performance target to mitigate the effects of, among other things, unusual or extraordinary events, to generally conform to the list and methodology set forth in the Seagate Technology plc 2012 Equity Incentive Plan, which plan was approved by shareholders at the 2011 Annual General Meeting, (3) increase the maximum bonus award payable to any participant under the EOPB in any fiscal year from $10,000,000 to $15,000,000, in order to accommodate the possibility that a performance period may be shorter or longer than a fiscal year, and which maximum amount is in line with potential maximum payments under bonus plans maintained by companies of similar size and complexity within our industry, and (4) clarify that a bonus award will not be paid to a participant following termination of employment unless such participant is otherwise eligible to receive a full or partial bonus award under the terms of the Fifth Amended and Restated Executive Severance and Change in Control Plan.

        In the event that the EOPB is not approved by our shareholders, then any amounts paid under the EOPB will not be eligible for the "qualified performance-based compensation" exemption under Code Section 162(m). The terms of the EOPB are described in more detail below under "Description of the EOPB" and are reflected in the full text of the EOPB, a copy of which is attached hereto as Appendix A.

Description of the EOPB

        The following information includes a summary of certain provisions of the EOPB, and reflects the amendments described above. This summary, however, does not purport to describe every detail of the EOPB and is qualified in all respects by reference to the full text of the EOPB, a copy of which is attached hereto as Appendix A.

  Bonus Awards to Participants

        Eligibility.    Our CEO and any other executive of the Company who is subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended, who remains continuously employed as an executive officer from the first day of the applicable performance period (or, if later, from his or her first day of employment or eligibility to participate in the EOPB) through and including the last day of the applicable performance period and who is selected to participate in the EOPB for such performance period by the Compensation Committee (references to the Compensation Committee in this section shall mean the independent members of the Board to the extent such directors make any determinations with respect to the compensation of our Chief Executive Officer) is eligible for a bonus award for such performance period under the EOPB. Currently there are five executive officers, including our CEO, who are eligible to participate in the EOPB, and the Compensation Committee has approved each of those executives to participate in the EOPB for fiscal year 2014.

        Performance Criteria.    Each participant's bonus will be based on the achievement of one or more performance targets, as determined by the Compensation Committee for each performance period. The performance targets for a performance period will be based on any one or more of the following objective business criteria, either individually or in any combination, applied to either Seagate as a whole or to a business unit or subsidiary, and measured over the performance period, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group or index, in each case as the Compensation Committee determines: (a) pre-and after-tax income; (b) operating income; (c) net operating income or profit (before or after taxes); (d) net earnings; (e) net income (before or after taxes); (f) operating margin; (g) gross margin; (h) cash flow (before or after dividends); (i) earnings per share; (j) return on equity; (k) return on assets, net assets, investments or capital employed; (l) revenue; (m) market share; (n) cost reductions or savings; (o) funds from operations; (p) total shareholder return; (q) share price; (r) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; (s) market capitalization; (t) economic value added; (u) operating ratio; (v) product development or release schedules; (w) new product innovation; (x) implementation of the Company's critical processes or projects; (y) customer service or customer satisfaction; (z) product quality measures; (aa) days sales outstanding or working capital management; (bb) inventory or inventory turns; (cc) pre-tax profit and/or (dd) cost reductions.

        Adjustments.    The EOPB will provide that the Compensation Committee may determine to adjust any of the foregoing performance targets as follows to: (a) exclude restructuring and/or other nonrecurring charges; (b) exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (c) exclude the effects of changes to generally accepted accounting principles required by the U.S. Financial Accounting Standards Board, as well as changes in accounting standards promulgated by other accounting standards setters to the extent applicable (for example, resulting from future potential voluntary or mandatory adoption of International Financial Reporting Standards); (d) exclude the effects of any statutory adjustments to corporate tax rates; (e) exclude the effects of any "extraordinary items" as determined under generally accepted accounting principles; (f) exclude any other unusual, non-recurring gain or loss or other extraordinary item; (g) respond to any unusual or extraordinary transaction, event or development; (h) respond to, changes in applicable laws, regulations, and/or accounting principles; (i) exclude the dilutive or accretive effects of acquisitions or joint ventures; (j) exclude the effect of any change in the outstanding shares by reason of any share dividend or split, share repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to shareholders other than regular cash dividends; (k) reflect the effect of a corporate transaction, such as a merger, consolidation, separation (including a spin-off or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such terms of Section 368 of the Code); and (l) reflect the effect of any partial or completed corporate liquidation.

        Bonus Amount.    In the event an individual is selected or approved by the Compensation Committee to participate in the EOPB, the Compensation Committee will establish one or more objectively determinable performance targets, based on one or more of the criteria listed above, for the performance period at issue. Achievement of specified levels above a threshold performance target may result in a bonus award to the participant in an amount equal to a pre-established fixed dollar amount or a fixed percentage of the participant's annual base salary as in effect as of the last day of such performance period, as determined by the Compensation Committee. The Compensation Committee may also establish specified levels of the performance targets and the bonus award to be paid at each such specified level. The Compensation Committee has absolute discretion to determine whether or not a bonus award is granted and may, even if specified performance targets are met, determine not to pay a bonus award to a participant or to pay a participant a bonus in a lesser amount (but does not have discretion to increase the amount of a bonus award). Although the specific bonuses that may be paid to participants in the EOPB for any performance period are not determinable at this time, the maximum bonus that may be paid to a participant under the EOPB in respect of any performance period will not exceed $10,000,000 and in any case will not exceed $15,000,000 in any fiscal year. The bonus award for any participant is based on the achievement of specified levels of performance at or above the performance threshold. Prior to the payment of a bonus award to a participant, the Compensation Committee will certify in writing the level of the performance attained. The Compensation Committee will also determine the actual bonus award to be paid to each participant.

        Performance-Based Compensation.    With respect to any bonus award payable under the EOPB, the performance targets applicable to such bonus award will be established in writing by the Compensation Committee for the performance period to which such bonus award relates. To the extent permitted under Section 162(m)(4)(C) of the Code, and the regulations promulgated thereunder, such performance targets may be established in writing by the Compensation Committee not later than 90 days after the commencement of the period of service to which the performance targets relate, so long as the outcome is substantially uncertain at the time the Compensation Committee actually establishes the performance targets. In no event will the performance targets be established after 25% of the period of service (as scheduled in good faith at the time the performance targets are established) has elapsed. No bonus award which is intended to qualify as "qualified performance-based compensation," within the meaning of Section 162(m) of the Code, and the regulations promulgated thereunder, will be paid to a participant unless and until the Compensation Committee makes a certification in writing with respect to the level of performance attained for the performance period to which such bonus award relates, as required by Section 162(m) of the Code, and the regulations promulgated thereunder.

        Termination of Employment.    A participant who, whether voluntarily or involuntarily, is terminated or demoted or otherwise ceases to be an executive officer at any time during a performance period will not be eligible to receive a partial year bonus award; similarly, a participant who is terminated, whether voluntarily or involuntarily, following the end of a performance period but before bonuses are generally paid to other eligible participants will not be eligible to receive the year-end bonus award. However, in the event of a participant's death or disability, or in the event of a change in ownership or control of the Company, the Compensation Committee may, in its sole discretion, provide partial year bonus awards to affected participants. Notwithstanding the foregoing, in the event of a "qualifying termination of employment" (within the meaning of the Fifth Amended and Restated Executive Severance and Change in Control Plan), a participant may have rights to receive a pro-rata bonus award and/or a prior year bonus award under the terms of that plan (see page 60—"Compensation of Named Executive Officers—Potential Payments Upon Termination or Change in Control").

  General

        Payment of Bonuses.    Each bonus award shall be paid in cash. Payment shall be made no later than the 15th day of the third month following the end of the performance period to which such bonus award relates (subject to a valid election made by an eligible executive in accordance with Section 409A of the Code, and the regulations promulgated thereunder, with respect to the deferral of all or a portion of his or her bonus).

        Effective Date.    The EOPB will be effective as of the first day of our fiscal year 2014, subject to approval by the shareholders of the Company at the AGM.

        Administration and Interpretation.    The EOPB will be administered by the Compensation Committee (or, if applicable, a sub-committee thereof), which shall consist solely of two or more directors who are considered "outside directors" for purposes of Section 162(m) of the Code, and the regulations promulgated thereunder. The Compensation Committee will have the absolute authority to administer and interpret the EOPB, and all actions taken, and all determinations made, by the Compensation Committee or the Board in good faith shall be binding on all parties.

        Amendment.    The EOPB may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Compensation Committee, subject to any requirement for shareholder approval, but no amendment, modification, suspension or termination will be made that materially adversely affects bonus awards previously made to a participant without his or her consent.

        Shareholder Approval.    The EOPB is subject to the approval of our shareholders. In the event the EOPB is not approved, bonuses will continue to be paid under the EOPB, but such bonuses will not qualify as "qualified performance-based compensation" for deductibility under Section 162(m) of the Code. Accordingly, any portion of a bonus paid to any "covered employee" (i.e., our CEO and the three other most highly compensated executive officers, other than the CFO), that, together with all other non-qualified-performance-based compensation received by such "covered employee" in a fiscal year, exceeds $1,000,000, may not be deductible under Section 162(m) of the Code.

        Future awards under the EOPB to our executive officers will be made at the discretion of the Compensation Committee. At this time, therefore, the benefits that may be received by our executive officers if shareholders approve the EOPB cannot be determined. Please see the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table on page 56, which sets forth the benefits earned under the EPB in fiscal year 2013. The Compensation Committee recently established the bonus targets and performance criteria for the participating executive officers under the EOPB for fiscal year 2014, which targets and criteria are generally consistent with those set forth in the Compensation Discussion & Analysis section of this Proxy Statement (see "Annual Bonus Plan" on page 46).

Vote Required; Recommendation of the Board of Directors

        The affirmative vote of a majority of all the votes cast by holders of ordinary shares represented in person or by proxy at the 2013 AGM is necessary to approve the Seagate Technology plc Amended and Restated Executive Officer Performance Bonus Plan.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE SEAGATE TECHNOLOGY PLC AMENDED AND RESTATED EXECUTIVE OFFICER PERFORMANCE BONUS PLAN.

PROPOSAL 3 – DETERMINATION OF THE PRICE RANGE AT WHICH SEAGATE
CAN RE-ISSUE SHARES OFF-MARKET THAT IT ACQUIRES AS TREASURY SHARES

(Special Resolution)

        Under Irish law, our shareholders must authorize the price range at which Seagate may re-issue in off-market transactions any shares purchased or redeemed by it and not canceled ("Treasury Shares"). In this proposal, that price range is expressed as a percentage of the minimum and maximum of the prevailing market price. Under Irish law, this authorization cannot exceed eighteen months. Accordingly, if adopted, this authority will expire on the close of business on April 30, 2015, unless a renewed authority is approved at the Company's 2014 AGM. Except in respect of Treasury Shares being reissued at nominal value to satisfy an obligation under an employee share scheme or share incentive plan, the authority being sought from our shareholders provides that the minimum and maximum prices at which a Treasury Share may be re-issued are 90% to 120%, respectively, of the closing market price of our ordinary shares on the NASDAQ Global Select Market on the day preceding the day on which the relevant share is re-issued. Any re-issuance of Treasury Shares off-market will only be at price levels that the Board considers to be in the best interests of our shareholders.

        Approval of this proposal, which will be passed as a special resolution, requires the affirmative vote of at least 75% of the votes cast. The text of the resolution in respect of Proposal 3 is as follows:

        "RESOLVED, that for purposes of Section 209 of the Companies Act of 1990, the reissue price at which any treasury shares (as defined by Section 209 of the Companies Act of 1990) held by the Company may be reissued off-market shall be as follows:

        (a)   The maximum price at which a treasury share may be re-issued off-market shall be an amount equal to 120% of the closing price on the NASDAQ Global Select Market ("NASDAQ") for shares of that class on the day preceding the day on which the relevant share is re-issued by Seagate.

        (b)   The minimum price at which a treasury share may be re-issued shall be the nominal value of the share where such a share is required to satisfy an obligation under an employee share scheme (as defined under Section 2(1) of the Companies (Amendment) Act 1983) or any share incentive plan operated by Seagate or, in all other cases, an amount equal to 90% of the closing price on the NASDAQ for shares of that class on the day preceding the day on which the relevant share is re-issued by Seagate.

        (c)   The re-issue price range as determined by paragraphs (a) and (b) shall expire eighteen months from the date of the passing of this resolution, unless previously varied, revoked or renewed in accordance with the provisions of Section 209 of the Companies Act 1990."

Vote Required; Recommendation of the Board of Directors

        The affirmative vote of at least 75% of the votes cast by holders of ordinary shares represented in person or by proxy at the 2013 AGM is necessary to approve Proposal 3 regarding the price range at which Seagate may re-issue any Treasury Shares in off-market transactions.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE DETERMINATION OF THE PRICE RANGE AT WHICH SEAGATE CAN RE-ISSUE TREASURY SHARES IN OFF-MARKET TRANSACTIONS.

 PROPOSAL 4 – AUTHORIZATION TO HOLD THE 2014 ANNUAL GENERAL MEETING OF
SHAREHOLDERS OF SEAGATE AT A LOCATION OUTSIDE OF IRELAND

(Ordinary Resolution)

        Under Section 140 of the Companies Act, 1963 and in accordance with Article 71 of the Company's Articles of Association, the shareholders of the Company may authorize the holding of any Annual General Meeting of Shareholders at a location outside of Ireland. The Board may determine to hold the Annual General Meeting of Shareholders for the fiscal year ending June 27, 2014 (the "2014 Annual General Meeting") outside of Ireland, and is therefore asking our shareholders to authorize holding the 2014 Annual General Meeting of Shareholders at a location outside of Ireland.

        The text of the resolution in respect of Proposal 4 is as follows:

        "RESOLVED, that the Annual General Meeting of Shareholders for the fiscal year ending June 27, 2014 may be held at such place outside Ireland as may be determined by the Directors."

Vote Required; Recommendation of the Board of Directors

        The affirmative vote of a majority of the votes cast by holders of ordinary shares represented in person or by proxy at the 2013 AGM is necessary to approve the holding of the 2014 Annual General Meeting outside of Ireland.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE AUTHORIZATION TO HOLD THE 2014 ANNUAL GENERAL MEETING OF SHAREHOLDERS OF SEAGATE AT A LOCATION OUTSIDE OF IRELAND.

 PROPOSAL 5 – NON-BINDING ADVISORY VOTE ON THE COMPANY'S
EXECUTIVE COMPENSATION POLICIES AND PROCEDURES

(Ordinary Resolution)

        In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act")) and related rules of the SEC, we are including in this Proxy Statement a proposal, subject to a non-binding, advisory shareholder vote, to approve our executive compensation policies and procedures as described in the Compensation Discussion and Analysis section of this Proxy Statement. This proposal, commonly known as a "Say-on-Pay" proposal, gives you as a shareholder the opportunity to express your views on the compensation paid to our named executive officers through the following resolution. The Company currently intends to hold such votes on an annual basis. Accordingly, the next such vote will be held at the Company's 2014 Annual General Meeting. The text of the resolution in respect of Proposal 5 is as follows:

        "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved."

        Because your vote is advisory, it will not be binding upon the Board; however, the Board and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. At our 2012 Annual General Meeting, a majority of our shareholders voted to approve our executive compensation arrangements. As described in detail under the heading "Compensation Discussion and Analysis," below, our executive compensation programs are designed to attract, motivate and retain our Executives, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of strategic and financial goals, which are expected to result in increased shareholder value.

  Fiscal Year 2013 Compensation Program Highlights

  •
  Cash compensation tied to performance.  At least half of our Executive cash compensation opportunity is based on Company and individual performance. The cash compensation of our named executive officers has fluctuated from year to year, reflecting the Company's financial results. In addition, we have implemented a cap on annual bonus funding.

  •
  Long-term equity incentive compensation tied to performance.  A significant element of our executive compensation programs is tied to Company performance through grants of performance share awards and performance share unit awards for which vesting exclusively depends on: (i) for our threshold performance shares and units, our earnings per share; (ii) for our other performance shares and units granted to our named executive officers (including our chief executive officer), on a combination of multi-year return on invested capital and relative total shareholder return, and (iii) for performance options and performance units granted to our Chief Executive Officer, achievement of a minimum 40% increase in total shareholder return for at least 30 consecutive trading days over a three-year performance period.

  •
  Compensation unrelated to performance is limited.  Seagate does not have executive employment agreements, guaranteed incentive awards, "golden parachutes," single-trigger change of control severance provisions, executive pensions or tax-gross ups for its Executives.

  •
  Share Ownership Guidelines.  Our share ownership guidelines for Executives directly tie executive performance and retained value from our shares to the value returned to our shareholders.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 5 APPROVING THE COMPANY'S EXECUTIVE COMPENSATION POLICIES AND PROCEDURES AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION OF THIS PROXY STATEMENT.

PROPOSALS 6(A) – 6(D) – AMENDMENT OF THE COMPANY'S ARTICLES OF ASSOCIATION

(Special Resolutions)

        We are an Irish company and our Articles of Association are those of an Irish company. We are, however, listed on the NASDAQ Global Select Market and subject to regulation by the U.S. Securities and Exchange Commission (the "SEC"). In addition, a large number of our shares are held by members resident in the U.S. and we are, therefore, subject to certain U.S. state law requirements. The amendments to our Articles of Association proposed below are intended to allow us to more efficiently discharge our obligations under both Irish and U.S. law. If approved, each of the proposed amendments would take effect immediately following shareholder approval of such amendment. Each special resolution setting forth an amendment is subject to a separate vote. If a proposal to adopt a special resolution does not receive the required affirmative vote of at least 75% of the votes cast, then the corresponding amendment to the Company's Articles of Association will not be adopted. Approval of any special resolution is not contingent on approval of any other special resolution being proposed.

  Resolution 6(a)—Amendment to Remove Restrictions on Holding the AGM Outside the U.S.

        Article 71 of our Articles of Association provides that our AGM may be held outside the U.S. no more than once in every four years. Irish law requires that shareholder approval be obtained where annual general meetings are to be held outside of Ireland. As a consequence, under our current Articles of Association, we are obligated to seek shareholder approval of a special resolution authorizing us to delete the provision in our Articles of Association that requires us to hold the AGM in the U.S. at least three times out of four. We are not required under any applicable Irish, U.S. federal or state law to maintain the restrictions on AGM location imposed by Article 71.

        The proposed amendment to our Articles of Association would remove restrictions on holding the AGM outside of the U.S. This amendment is intended to increase Seagate's flexibility in deciding the location of the AGM.

        The text of Resolution 6(a) is as follows:

        "RESOLVED, that the Company's Articles of Association be and hereby are amended by the deletion of the struck-through language below in Article 71:

Article 71.	The Board may whenever it thinks fit, and shall, on the requisition in writing of Members holding such number of Shares as is prescribed by, and made in accordance with the Companies Acts, proceed to convene a general meeting of the Company. All general meetings other than annual general meetings shall be called extraordinary general meetings. Subject always to section 140 of the 1963 Act and the necessary Member approvals, all general meetings of the Company may be held at such place, either inside or outside of Ireland, as determined by the Board~~, provided, that in the case of annual general meetings, for as long as Shares are registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, of the United States of America (the "Exchange Act") and the Company is subject to the reporting requirements of the Exchange Act, not more than one (1) in every four (4) of such meetings shall be held outside of the United States of America.~~."

  Resolution 6(b)—Amendment to Clarify Shareholders' Right to Appoint Multiple Proxies

        Under Irish law, members are entitled to appoint one or more proxies to vote their shares and attend general meetings of shareholders on such member's behalf. The proposed amendment to our Articles of Association would clarify the right of members to appoint more than one proxy as permitted by Irish law.

        The text of Resolution 6(b) is as follows:

        "RESOLVED, that the Company's Articles of Association be and hereby are amended by the insertion into Article 77 of the underlined language below and deletion of the struck-through language below:

Article 77.	There shall appear with reasonable prominence in every notice of general meetings of the Company a statement that a Member entitled to attend and vote is entitled to appoint ~~a proxy~~one or more proxies to attend and vote instead of him and that ~~a~~any proxy need not be a Member of the Company."

  Resolution 6(c)—Amendment to Provide for Escheatment in Accordance with U.S. Laws

        Because a majority of our shares are held by members resident in the U.S., it is reasonably likely that, from time to time, we will be called upon to comply with U.S. state laws relating to unclaimed property. Property becomes unclaimed when, among other things, its owner cannot be located after the lapse of a designated period of time. Our stock transfer agent maintains information regarding addresses of our registered members and is typically responsible for disseminating shareholder communications as well as dividend payments. For various reasons, the transfer agent occasionally has outdated or incorrect addresses for some shareholders on file. As a result, such shareholders do not receive dividend and other payments to which they are entitled. Pursuant to SEC regulations, our transfer agent is required to conduct searches to try to locate such lost shareholders and also to file information regarding lost shareholders with the SEC. If the transfer agent is unable to locate a shareholder prior to the expiration of the applicable U.S. state's escheatment period, the issuer must turn over that shareholder's assets to the applicable state's unclaimed property administrator. The "applicable state" is usually the last known state of residence of the shareholder.

        The proposed amendment to our Articles of Association explicitly acknowledges our obligation to comply with U.S. laws relating to unclaimed property and is intended to allow us to more efficiently discharge our obligations under both Irish and U.S. law.

        The proposed amendment to our Articles of Association includes changes to certain Articles as follows:

  •
  Current Articles 176 through 188 shall be renumbered sequentially as Articles 181 through 193;

  •
  Any reference to the current Articles 176 through 188 shall be amended to reflect the amended sequential numbering of Articles 181 through 193.

        The text of Resolution 6(c) is as follows:

        "RESOLVED, that the Company's Articles of Association be and hereby are amended by the insertion of the following Articles 176, 177, 178, 179 and 180 and, as a result of the insertion of the following articles, the current Articles 176 through 188 are amended by their sequential renumbering as

Articles 181 through 193 and any reference to the current Articles 176 through 188 shall be amended to reflect this sequential renumbering:

Article 176.	The Company shall be entitled to sell at the best price reasonably obtainable any share or stock of a member or any share or stock to which a person is entitled by transmission if and provided that;
(1)
for a period of twelve years (not less than three dividends having been declared and paid) no cheque or warrant sent by the Company through the post in a prepaid letter addressed to the member or to the person entitled by transmission to the share or stock at his address on the Register or other last known address entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the member or the person entitled by transmission; and
(2)
on or after expiry of that period of twelve years the Company has given notice by advertisement in a leading Dublin newspaper and a newspaper circulating in the area in which the address referred to in paragraph (1) of article 176 is located of its intention to sell such share or stock; and
(3)
the Company has not during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the member or person entitled by transmission; and
(4)
if so required by the roles of any securities exchange upon which the shares in question are listed for the time being, notice has been given to that exchange of the Company's intention to make such sale.
Article 177.
To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such share or stock and such instrument of transfer shall be as effective as if it had been executed by the registered Holder of or person entitled by transmission to such share or stock. The Company shall account to the member or other person entitled to such share or stock for the net proceeds of such sale by carrying all monies in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such member or other person. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.
Article 178.
To the extent necessary in order to comply with any laws or regulations to which the Company is subject in relation to escheatment, abandonment of property or other similar or analogous laws or regulations ("Applicable Escheatment Laws"), the Company may deal with any share of any member and any unclaimed cash payments relating to such share in any manner which it sees fit, including (but not limited to) transferring or selling such share and transferring to third parties any unclaimed cash payments relating to such share.

Article 179.	The Company may only exercise the powers granted to it in article 176 above in circumstances where it has complied with, or procured compliance with, the required procedures (as set out in the Applicable Escheatment Laws) with respect to attempting to identify and locate the relevant member of the Company.
Article 180.	Any stock transfer form to be executed by the Company in order to sell or transfer a share pursuant to article 176 may be executed in accordance with Article 28."

  Resolution 6(d)—Amendment to Clarify the Company's Mechanism for Effecting Share Repurchases

        The Company effects share repurchases by the mechanism contained within Article 11 of the Company's Articles of Association. Because Article 11 contains potentially unclear language, the proposed amendment to our Articles of Association would clarify the mechanism utilized by the Company to effect share repurchases.

        The text of Resolution 6(d) is as follows:

        "RESOLVED, that the Company's Articles of Association be and hereby are amended by the insertion into Article 11 of the underlined language below and deletion of the struck-through language below:

Article 11.	An Ordinary Share shall be ~~converted into~~deemed to be a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company and any third party pursuant to which the Company acquires or will acquire Ordinary Shares, or an interest in Ordinary Shares, from ~~the relevant~~such third party. In these circumstances, the acquisition of such Shares or interest in Shares by the Company shall constitute the redemption of a Redeemable Share in accordance with Part XI of the 1990 Act."

        THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF PROPOSALS 6(A) – 6(D) APPROVING THE COMPANY'S PROPOSED AMENDMENTS TO THE ARTICLES OF ASSOCIATION.

 PROPOSAL 7 – NON-BINDING RATIFICATION OF APPOINTMENT OF ERNST & YOUNG
AND BINDING AUTHORIZATION OF AUDIT COMMITTEE TO SET AUDITORS' REMUNERATION

(Ordinary Resolution)

        Ernst & Young served as our independent auditors for the fiscal year ended June 28, 2013. The Audit Committee has selected and appointed Ernst & Young to audit the financial statements of Seagate for the fiscal year ending June 27, 2014 ("fiscal year 2014"). The Board, upon the recommendation of the Audit Committee, is asking our shareholders to ratify, in a non-binding vote, the appointment of Ernst & Young as our independent auditors for fiscal year 2013 and to authorize, in a binding vote, the Board, acting through the Audit Committee, to set the independent auditor's remuneration. Although ratification is not required by our Memorandum and Articles of Association or otherwise, the Board is submitting the selection of Ernst & Young to our shareholders for ratification because we value our shareholders' views on the Company's independent auditors as a matter of good corporate practice. If the appointment of Ernst & Young is not ratified, the Audit Committee will reconsider whether or not to retain Ernst & Young.

        A representative of Ernst & Young is expected to be present at the 2013 AGM and he or she will have the opportunity to make a statement, if he or she so desires, and is expected to be available to respond to any appropriate questions from shareholders.

Vote Required; Recommendation of the Board of Directors

        The affirmative vote of a majority of all the votes cast by holders of ordinary shares represented in person or by proxy at the 2013 AGM is necessary to ratify the appointment of Ernst & Young as the independent auditors of Seagate for fiscal year 2014 and to authorize the Audit Committee of the Board to set the auditors' remuneration.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 7 FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE INDEPENDENT AUDITORS OF SEAGATE FOR FISCAL YEAR 2014 AND THE AUTHORIZATION OF THE AUDIT COMMITTEE OF THE BOARD TO SET THE AUDITORS' REMUNERATION.

 INFORMATION ABOUT THE INDEPENDENT AUDITORS

Fees Paid to Independent Auditors

        The aggregate fees paid or accrued by us for professional services provided by Ernst & Young in fiscal years ended June 28, 2013 and June 29, 2012 are set forth below.

	Fiscal Year
	2013	2012
	(In thousands)
Audit Fees	$5,555	$5,153
Audit-Related Fees	276	474
Tax Fees	148	97
All Other Fees	7	8

Total	$5,986	$5,732

        Audit Fees.    This category consists of professional services provided in connection with the integrated audit of our annual consolidated financial statements and the audit of internal control over financial reporting, the review of our unaudited quarterly consolidated financial statements, and audit services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. The fees for fiscal year 2013 included audit activities related to the acquisition of LaCie SA and services in connection with our debt offerings, and in fiscal year 2012 included audit activities related to the acquisition of Samsung's hard drive business.

        Audit-Related Fees.    This category consists of assurance and related services provided by Ernst & Young that were reasonably related to the performance of the audit or review of our consolidated financial statements and which are not reported above under "Audit Fees". For fiscal years 2013 and 2012, this category includes: pension plan and grant or similar audits, agreed upon procedures engagements, and advisement on accounting matters that arose during those years in connection with the preparation of our annual and quarterly consolidated financial statements and fees related to due diligence procedures.

        Tax Fees.    This category consists primarily of professional services provided by Ernst & Young primarily for tax compliance for fiscal years 2013 and 2012.

        All Other Fees.    This category consists of fees for the use of Ernst & Young's online accounting research tool and iXBRL tagging services performed for fiscal years 2013 and 2012.

        In fiscal years 2013 and 2012, all audit, audit related, tax and all other fees were pre-approved by the Audit Committee. Under the SEC rules, subject to certain permitted de minimis criteria, pre-approval is required for all professional services rendered by the Company's principal accountant. We are in compliance with these SEC rules. In making its recommendation to ratify the appointment of Ernst & Young as our independent auditors for fiscal year 2014, the Audit Committee considered whether the services provided to us by Ernst & Young are compatible with maintaining the independence of Ernst & Young from us. The Audit Committee has determined that the provision of these services by Ernst & Young is compatible with maintaining that independence.

Pre-Approval of Services by Independent Auditors

        The Audit Committee pre-approves all audit and other permitted non-audit services provided to us by our independent auditors. These services may include audit services, audit-related services, tax services and other permissible non-audit services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated the authority to grant pre-approvals to the Audit Committee Chair when the full Audit Committee is unable to do so. These pre-approvals are reviewed by the full Audit Committee at its next regular meeting. Our independent auditors and senior management periodically report to the Audit Committee regarding the extent of services provided by the independent auditors.

REPORT OF THE AUDIT COMMITTEE

        Our management is responsible for preparing and presenting our financial statements, and our independent auditors, Ernst & Young, are responsible for performing an independent audit of our annual consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for auditing the effectiveness of our internal control over financial reporting as of the end of our fiscal year. One of the Audit Committee responsibilities is to monitor and oversee these processes. In connection with the preparation of the financial statements as of and for the fiscal year ended June 28, 2013, the Audit Committee performed the following tasks:

  (1)
  reviewed and discussed the audited financial statements for fiscal year 2013 with management and with Ernst & Young;

  (2)
  reviewed and discussed with management its assessment and report on the effectiveness of our internal control over financial reporting as of June 28, 2013, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control—Integrated Framework;

  (3)
  reviewed and discussed with Ernst & Young its attestation report on the effectiveness of our internal control over financial reporting as of June 28, 2013, which report was included in our Annual Report on Form 10-K for the fiscal year ended June 28, 2013;

  (4)
  discussed with Ernst & Young the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including Ernst & Young's judgment about the quality, in addition to the acceptability, of our accounting principles and underlying estimates in our financial statements; and

  (5)
  received the written disclosures and the letter from Ernst & Young required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and discussed with the independent accountants the independent accountant's independence.

        Based upon these reviews and discussions, the Audit Committee recommended, and the Board approved, that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 28, 2013, for filing with the SEC.

Respectfully submitted, THE AUDIT COMMITTEE
Kristen M. Onken, Chair William T. Coleman Dr. Chong Sup Park Gregorio Reyes

August 5, 2013

COMPENSATION DISCUSSION & ANALYSIS

Executive Summary

Fiscal Year 2013 Highlights

        Revenues for fiscal year 2013 were $14.4 billion, which represented a 4% decrease from revenues of $14.9 billion in fiscal year 2012 due to a decrease in our average selling price per unit. We shipped 226 million units during fiscal year 2013, which represented a 1% increase over the prior fiscal year. Gross margin as a percentage of revenue decreased from 31% in fiscal year 2012 to 27% in fiscal year 2013. In fiscal year 2013, we generated operating cash flow of $3.0 billion, used approximately $1.7 billion to repurchase 54 million of our ordinary shares and used $786 million for capital expenditures. We also paid approximately $1.2 billion for the repurchase and early redemption of long term debt, as well approximately $500 million of shareholder dividends. The following table presents certain key financial metrics for the past three fiscal years:

	Fiscal 2013 (in millions except EPS)	Fiscal 2012 (in millions except EPS)	Fiscal 2011 (in millions except EPS)
Units shipped	226	224	199
Revenues	$14,351	$14,939	$10,971
Gross margin	$3,940	$4,684	$2,146
Operating income	$2,091	$3,108	$806
Net income	$1,838	$2,862	$511
Diluted earnings per share	$4.81	$6.49	$1.09

2013 Executive Compensation Highlights

        The key compensation decisions for fiscal year 2013 were as follows:

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  Continued the general philosophy and structure of our executive compensation programs, emphasizing strong alignment between executive pay and corporate financial performance, as approved by a substantial majority of our shareholders at the 2012 Annual General Meeting pursuant to the "Say-on-Pay" advisory vote;

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  No increase in base pay for our NEOs except Messrs. Luczo and Massaroni. Mr. Luczo's base salary was increased by 2.5% (for the first time since FY2010) and Mr. Massaroni's base salary was increased by 9%. These increases were in recognition of competitive market practice and executive performance.

  •
  No increase in the annual bonus opportunity for our NEOs, with actual annual bonus payout at 141% of target as a result of strong financial performance during fiscal year 2013; and

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  Long-term equity incentives delivered in the form of options and performance-based equity awards to enhance long-term strategic incentives for our NEOs that promote alignment with shareholder interests.

  Pay Practices Aligned with Shareholder Interests

        Our compensation philosophy is supported by several specific elements designed to align our executive compensation programs with long-term shareholder interests, including the following:

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  NEOs have no employment agreements and are not guaranteed salary increases or bonus payments;

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  Over 89% of our NEO total annual targeted compensation is "at risk";

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  A cap of 200% of the target bonus opportunity for funding under the annual bonus plan;

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  In fiscal year 2013, a majority of our long-term equity incentive awards were granted in the form of performance-based restricted share units, whose vesting is dependent upon the achievement of pre-established performance objectives, including return on invested capital, relative total shareholder return and adjusted earnings per share (as described in further detail in this Proxy Statement);

  •
  In fiscal year 2013, our CEO received additional long-term equity incentive awards that were intended to incentivize an appropriate level of financial performance over a period of several years; the awards included performance-vesting options and performance-vesting restricted share units, in each case vesting upon the achievement of at least a 40% increase in total shareholder return for a minimum of 30 consecutive trading days, measured over the three-year period from August 1, 2012 through July 31, 2015, and subject to his continued employment through the end of the three-year period;

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  No defined benefit pension plan or supplemental executive pension plan;

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  No "single trigger" payouts under our severance and change in control plan, with market-competitive levels of severance benefits;

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  No excise tax reimbursements or tax "gross-ups" in connection with a change in control;

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  Share ownership guidelines for officers and directors, including the requirement for our NEOs to hold a number of shares approximately equal to a multiple of 3 to 5 times their annual salary;

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  No repricing of options without shareholder approval;

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  A "clawback" policy that permits us to recoup cash and equity awards in the event that our financial results are required to be restated due to the fraud or willful misconduct of the executive; and

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  No payment of dividends on unvested performance shares until vesting, and no payment of dividend equivalents on unvested performance share units ("PSUs").

  2013 Corporate Governance Highlights

        In addition to implementing performance-based pay practices designed to align our compensation programs with shareholder interests, we also endeavor to maintain good governance standards, including with respect to the oversight of our executive compensation policies and practices. The following key policies and practices were in effect during the 2013 fiscal year:

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  We maintain a non-classified Board structure, such that all Board members are elected annually by a majority vote of our shareholders;

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  Our Compensation Committee retained an independent compensation consultant, F.W. Cook, who performs no other work for Seagate or any member of the Compensation Committee;

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  On April 23, 2013, the Board adopted a revised Compensation Committee Charter to take into account the revised Nasdaq independence requirements for compensation committee members, as well as the rules for enhanced review of the independence of compensation consultants and advisors retained by the Compensation Committee and any related conflicts of interest;

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  We prohibit our directors, Executives and all other employees from engaging in short-term investment activity in our securities (such as trading in or writing options, arbitrage trading or "day trading") or in hedging and other monetization transactions with respect to our securities; we likewise caution such persons against establishing margin accounts or pledging their Seagate shares; in fiscal year 2013, we also updated our policy relating to the establishment and operation of 10b5-1 plans; and

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  Our Compensation Committee directs an annual risk assessment of our compensation programs to ensure that our programs and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

  Named Executive Officers

        The NEOs for fiscal year 2013 are:

Name	Job Title
Stephen J. Luczo	Chairman, President and Chief Executive Officer
Patrick J. O'Malley	Executive Vice President and Chief Financial Officer
Robert W. Whitmore	Executive Vice President and Chief Technology Officer
Albert A. Pimentel	Executive Vice President and Chief Sales and Marketing Officer
Kenneth M. Massaroni	Executive Vice President, General Counsel, Corporate Secretary and Chief Administrative Officer

Our Executive Compensation Strategy

        Our executive compensation strategy is designed to drive high performance, strengthen our market position, and increase shareholder value. The goals of our executive compensation programs are to:

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  attract and retain talented leaders through competitive pay programs;

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  motivate Executives to achieve and exceed business objectives as approved by the Board;

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  align Executive and shareholder interests to optimize shareholder return with acceptable risk; and

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  manage total compensation costs in support of our financial performance.

Our Executive Compensation Programs

Compensation Element	Designed to Reward	Relationship to Compensation Strategy
Base Salary	Related job experience, knowledge of Seagate and our industry, and continued dedicated employment with sustained performance	Attract and retain talented Executives through competitive pay programs
Annual Incentive Executive Officer Performance Bonus Plan	Achievement of Company annual financial and operational goals	Motivate Executives to achieve and exceed annual business objectives
Long-term Equity Incentives Equity Awards	Increased shareholder value through achievement of long-term strategic goals such as revenue growth, return on invested capital and total shareholder return relative to peers	Align Executive and shareholder interests to optimize shareholder return Motivate Executives to achieve and exceed long-term business objectives

Role of Our Compensation Committee

        The Compensation Committee is responsible to our Board for overseeing the development and administration of our compensation and benefits policies and programs. The Compensation Committee, which consists of independent directors, is responsible for the review and approval of all aspects of our executive compensation programs and approving all compensation recommendations for our Executives, including:

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  review and approval of corporate incentive goals and objectives relevant to compensation;

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  evaluation of executive performance results in light of such goals and objectives;

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  evaluation of the competitiveness of each Executive's total compensation package; and

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  approval of any changes to the total compensation package, including base salary, annual and long-term incentive award opportunities, share ownership guidelines and retention programs.

        The Compensation Committee recommends to the independent directors of the Board any material changes to compensation, compensation plans and equity grants specific to our CEO and the independent directors of the Board determine the overall compensation package of our CEO. The Compensation Committee is supported in its work by our Senior Vice President of Human Resources, her staff and an executive compensation consultant, as described below.

Role of the Compensation Consultant

        The Compensation Committee retained F.W. Cook, its own independent consultant, for advice and counsel throughout fiscal year 2013 to provide an external review of compensation proposals and to help align compensation to our executive compensation strategy. F.W. Cook's consulting during fiscal year 2013 included oversight on the risk assessment of compensation programs directed by the Compensation Committee, as well as consultation in support of the Compensation Committee's decisions regarding compensation programs involving NEOs, including salary changes, determination of equity awards, annual incentive plan design, severance plan revisions and share ownership guidelines. F.W. Cook also developed recommendations to the Compensation Committee for changes to the compensation of our CEO.

        F.W. Cook also provided advice to the Compensation Committee regarding non-employee director compensation. F.W. Cook is not permitted to provide services to Company management except as directed by the Compensation Committee, and did not provide any such services in fiscal year 2013. The Compensation Committee retains sole authority to hire the compensation consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance and terminate its engagement.

        In connection with its engagement of FW Cook, the Compensation Committee considered various factors bearing upon F.W. Cook's independence including, but not limited to, the amount of fees received by FW Cook from Seagate as a percentage of FW Cook's total revenue, FW Cook's policies and procedures designed to prevent conflicts of interest, and the existence of any business or personal relationship that could impact FW Cook's independence. After reviewing these and other factors, the Compensation Committee determined that FW Cook was independent and that its engagement did not present any conflicts of interest.

Role of our CEO and Management in the Decision-Making Process

        Within the framework of the compensation programs approved by the Compensation Committee and based on management's review of market competitive practices, each year our CEO, Mr. Luczo, recommends the amount of base salary increase (if any), the amount of the annual incentive bonus opportunity and the long-term incentive award value for our Executives, including the other NEOs.

These recommendations are based upon his assessment of each Executive's performance, as well as the Company's performance as a whole, and individual retention considerations. The Compensation Committee reviews Mr. Luczo's recommendations and approves our Executives' compensation, including any changes to such compensation, as it determines in its sole discretion. Mr. Luczo does not play any role with respect to any matter affecting his own compensation.

        Our Senior Vice President of Human Resources, along with members of her staff, assists the Compensation Committee in its review of our executive compensation plans and programs, including providing market data on competitive pay practices, program design and changes in the corporate governance landscape concerning executive compensation matters.

Prior Year's Say-on-Pay Vote

        At the 2012 Annual General Meeting, the Company's shareholders cast a non-binding advisory vote regarding the compensation of the Company's named executive officers as disclosed in the 2012 Proxy Statement. Shareholders overwhelmingly approved the proposal with more than 99% of the votes cast in favor of our executive compensation programs (excluding abstentions). The Compensation Committee appreciates the shareholders' strong support of the Company's compensation philosophy and objectives, which reaffirms to the Board the appropriateness and effectiveness of the Company's executive compensation programs, including continued emphasis on programs that reward our Executives for generating sustainable profitability and delivering long-term value for our shareholders. No changes were made to the Company's executive compensation strategy in fiscal year 2013. The Board and the Compensation Committee will continue to consider the results of the Company's "Say-on-Pay" votes when making future compensation decisions for the NEOs.

        In light of the voting results of the 2011 AGM with respect to the frequency of shareholder votes on executive compensation, where a majority (88.9%) of votes were cast for "Say-on-Pay" proposals to occur every year, the Board decided that the Company will hold an annual advisory vote on the compensation of NEOs until the next required vote on the frequency of "Say-on-Pay" proposals. Accordingly, we currently expect to hold the next shareholder vote on the frequency of "Say-on-Pay" proposals at the Company's 2017 Annual General Meeting of Shareholders.

Executive Market Comparison Peer Group

        The Compensation Committee reviews NEO assignments and establishes ranges for each element of executive pay after reviewing similar information for a defined group of companies (the "NEO Peer Group") that compete for similar executive talent. The Compensation Committee relies on analyses of disclosures and published surveys of compensation among the NEO Peer Group companies when considering compensation for Executives in similar roles.

        As part of our annual review cycle, the Compensation Committee reviewed the NEO Peer Group and made no changes to the selection criteria for fiscal year 2013. Peer group companies were selected based on a similar industry classification (as defined by Global Industry Classification Standard (GICS) 4520 Technology Hardware and Equipment or 4530 Semiconductors and Semiconductor Equipment, excluding companies that are not subject to U.S. securities reporting requirements and wholesale distributors), having a minimum market value of $3 billion, and $4-$35 billion in trailing twelve-month sales. Specifically, for fiscal year 2013, the NEO Peer Group included the following companies:

Peer Group for Fiscal Year 2013

	Sales
Company Name	TTM(1) ($M)	FYE(2) ($M)	Market Value ($M)
Advanced Micro Devices Inc.	$6,526	$6,494	$4,030
Applied Materials Inc.	$11,222	$9,549	$16,232
Broadcom Corp.	$7,515	$6,818	$17,540
Corning Inc.	$7,768	$6,632	$22,458
EMC Corp.	$19,322	$17,015	$49,999
Flextronics International Ltd.	$30,284	$28,680	$4,802
Freescale Semiconductor Holdings I Ltd.	$4,741	$4,458	$3,239
Harris Corp.	$5,980	$5,925	$4,372
Jabil Circuit Inc.	$16,519	$16,519	$4,280
Juniper Networks Inc.	$4,518	$4,093	$13,042
Micron Technology Inc.	$8,788	$8,788	$5,521
Motorola Solutions Inc.	$11,707	$19,282	$15,271
NetApp Inc.	$5,427	$5,123	$15,090
QUALCOMM Inc.	$13,391	$10,991	$86,675
SanDisk Corp.	$5,413	$4,827	$12,122
TE Connectivity Ltd.	$13,538	$12,070	$15,407
Texas Instruments Inc.	$13,840	$13,966	$35,503
Western Digital Corp.	$9,824	$9,526	$6,228
Xerox Corp.	$22,638	$21,633	$11,346
Peer Group Median	$9,824	$9,526	$13,042
Peer Group Average	$11,524	$11,178	$18,061
Seagate Technology plc	$11,085	$10,971	$6,781

(1)
Trailing twelve-month sales available as of October 31, 2011.

(2)
Sales for last completed fiscal year available as of October 31, 2011.

How We Determine Individual Compensation Amounts

        As discussed above in greater detail under the heading "Role of our CEO and Management in Decision-Making Process," Mr. Luczo and the Senior VP of Human Resources review with the Compensation Committee all compensation elements for our NEOs at least annually, and the Compensation Committee determines the value of each compensation element as described below. The proportion of each pay element value (i.e., the compensation mix) relative to total compensation varies by individual, although for all NEOs the largest portion of pay is variable and contingent on our financial performance. Variations in the compensation mix among NEOs reflect differences in scope of responsibility as well as NEO Peer Group market data. Mr. Luczo's total annual target compensation is higher than the other NEOs' total annual target compensation, reflecting the significantly greater job scope, level of responsibility and impact on business performance for our CEO compared with other NEOs, as well as the fact that a greater portion of Mr. Luczo's total annual target compensation is "at risk." The Compensation Committee has determined this differential is consistent with that found among our NEO Peer Group companies. For fiscal year 2013, the mix of total annual target compensation for Mr. Luczo was 6% annual base salary, 8% target annual incentive and 86% long-term equity incentives, and the average mix of total annual target compensation for our other NEOs was 18% annual base salary, 18% target annual incentive and 64% long-term equity incentives.

Total Annual Target Compensation Mix

Mr. Luczo

Other NEOs
(Average)

        While we do not specifically benchmark the total annual compensation of our Executives to a particular market percentile, the total annual target compensation (including base salary, target annual incentive and long-term incentives) for the NEOs generally falls between the 50th and 60th percentiles for similar positions within the NEO Peer Group. We believe that this range for the total executive pay opportunity is necessary to attract and retain top leadership talent in a competitive labor market in our industry segment, particularly in light of the uncertainty as to actual amount of pay that each NEO can earn given the volatility of our business. Due to our emphasis on performance-based pay, the amounts actually received by our NEOs are heavily dependent on the Company's financial performance.

        While we considered the practices and performance of the NEO Peer Group companies in setting compensation targets for our NEOs under our compensation programs, we did not compare our performance with the performance of the NEO Peer Group companies when evaluating salary levels or determining the size of particular incentive awards. In addition, the percentile target represents only a targeted range, and the actual target amounts and compensation mix vary for each NEO on the basis of various factors, none of which is specifically weighted, including importance of the position to our organization, length of service, overall retention value, internal pay equity, and projected future value of the total compensation package.

Base Salary

        Base salaries are the fixed annual cash amounts paid to our NEOs on a biweekly basis. In reviewing and determining base salaries, the Compensation Committee considers:

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  competitive market levels for comparable positions in the NEO Peer Group;

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  related experience;

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  internal pay equity;

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  expected future contributions;

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  overall ability to influence our financial performance and the strategic impact of the role; and

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  the ease or difficulty of replacing the incumbent.

        The strategic positioning for our NEOs' base salaries is the 50th percentile of the NEO Peer Group. Salaries are reviewed annually and may be revised to reflect significant changes in the scope of an NEO's responsibilities and/or market conditions. Our goal is to be competitive with respect to base salary while distinguishing ourselves from the NEO Peer Group by providing a greater emphasis on compensating our Executives through the use of performance-based incentives, consistent with our strategy of motivating Executives to achieve and exceed annual and multi-year business objectives.

        During fiscal year 2013, Mr. Luczo's base salary was increased from $1,024,000 to $1,050,000 and Mr. Massaroni's base salary was increased from $500,000 to $550,000 to maintain a competitive market salary at approximately the median range for their respective positions, and to reflect the Committee's and Board's assessment of the Executives' performance. The base salaries of the other NEOs were not changed during fiscal year 2013.

Annual Bonus Plan

        All NEOs participate in our shareholder-approved Executive Officer Performance Bonus Plan ("EPB"), which is designed to promote achievement of our annual financial and operational goals as approved by the Compensation Committee. The general target bonus for each NEO reflects competitive market levels for comparable positions in the NEO Peer Group at the 60th percentile, as well as internal pay equity considerations. Actual payments under the EPB may be above or below this level, based on performance results. Individual awards paid to each NEO following the end of the performance period are determined by the Compensation Committee after certifying our financial and operational performance. The Compensation Committee, together with the independent directors of the Board, determine the material terms of Mr. Luczo's bonus opportunity under the EPB, including the amount of Mr. Luczo's target bonus opportunity, and the payout level based on performance results.

        On August 27, 2012, the Compensation Committee authorized the performance metrics and funding targets to be used for calculating annual bonus awards for each Executive for fiscal year 2013 under the EPB. Funding of the EPB for fiscal year 2013 was determined based on the Company's performance with respect to the following metrics for fiscal year 2013:

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  revenues,

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  operating margin (defined as adjusted earnings before interest, taxes and bonus, divided by revenues), and

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  a quality metric, referred to as Reliability Quality Competitiveness Best in Class ("RQC BiC"), which is a measure of how our key customers view Seagate's product quality compared with the product quality of our competitors.

While we track many operational and strategic performance goals throughout the year, operating margin and revenue together are considered an important measure of our success in achieving profitable growth and were selected for fiscal year 2013 to continue to align payouts under the EPB with the Company's profitability year over year. Adjustments to earnings for purposes of determining the operating margin excluded the impact of non-operating activities and material, unusual or nonrecurring gains and losses, accounting charges or other extraordinary events which were not budgeted and/or foreseen at the time the performance targets were established, and included estimated interest expenses, taxes and variable cash compensation. The adjustments are reviewed and approved by the Compensation Committee. RQC BiC was retained as a modifier to the overall bonus funding calculation for fiscal year 2013 because quality is considered a critical part of our overall business performance.

        The combination of the three performance metrics noted above was used to determine the applicable percentage of our annual revenues that would be allocated to the overall bonus pool to be used for the payment of bonuses to all eligible employees, including to our Executives under the EPB. For purposes of illustration, the range of overall bonus funding as a percentage of target for fiscal year 2013, assuming annual revenues of $17.5 billion and the achievement of the minimum level of RQC BiC of 80%, would be as indicated below for the achievement of operating margin at the threshold, target and maximum levels for fiscal year 2013:

Performance Level	Operating Margin	Funding as % of Target
Threshold	12.0%	50%
Target	15.0%	100%
Maximum	21.0%	200%

        Actual funding is determined based on the adjusted operating margin, the level of revenues and RQC BiC actually achieved during fiscal year 2013. Once the Company achieves or exceeds the threshold operating margin, the combination of actual operating margin and revenues determines preliminary funding. This amount is then modified by a factor based on the actual RQC BiC results, with up to 25% of the funding "at risk" if we do not achieve the minimum RQC BiC in each of our five key markets each quarter.

        The funded amount, once approved by the Committee, is allocated among eligible participants. Funding for individual bonuses paid to our NEOs is based upon each executive's target bonus expressed as a percentage of base salary. For fiscal year 2013, Mr. Luczo had a target bonus equal to 150% of his annual base salary (reflecting that a larger portion of his total annual target compensation is "at risk" than is the case of the other NEOs) and the other NEOs had a target bonus equal to 100% of their individual annual base salaries. The Compensation Committee, with respect to all NEOs except our CEO, and the independent directors of the Board, with respect to our CEO, retain the discretion to reduce the amount of the bonus payout based on their overall assessment of the Company's performance generally, including factors such as revenues, profitability, product quality, cost containment and expense management, market share, strategic objectives and legal and regulatory compliance.

        Our performance for fiscal year 2013 exceeded our targeted performance. As a result, funding was set at 141% of target, on the basis of achievement of adjusted operating margin of 17.4%, revenues of $14.4 billion and an RQC BiC modifier of 95%.

Long-Term Equity Incentives

        In fiscal year 2013, the Compensation Committee awarded equity awards to the NEOs under the terms of our 2012 Equity Incentive Plan, as amended (the "2012 Plan"). The 2012 Plan is designed to:

  •
  focus Executives on achieving longer-term business performance goals;

  •
  provide significant reward potential for outstanding cumulative performance by the Company;

  •
  enhance the Company's ability to attract and retain highly talented Executives; and

  •
  provide the Executive team with an opportunity for greater equity ownership and related incentives to increase shareholder return.

        The Compensation Committee approves annual guidelines to help determine the type and size of equity awards for all Executives, and generally targets between the 50th and 75th percentiles for comparable positions in the NEO Peer Group. Our equity award guidelines and mix of the type of awards granted are based on an analysis of the retention and motivational value of unvested equity, the practices of NEO Peer Group companies in awarding equity for similar positions (including equity mix and award values), potential impact on earnings, the pool of available shares, and shareholder dilution. In determining the award for each NEO, the Compensation Committee also considers the Company's goals for retaining the Executive for the long-term and the following factors related to each NEO including:

  •
  potential future contributions to the Company's overall success;

  •
  past equity award history;

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  potential future value (holding power) of unvested equity; and

  •
  in the case of our CEO, total shareholder return.

        NEOs are awarded equity on an annual basis, generally in mid-September, as part of our annual award cycle. For fiscal year 2013, all NEOs' annual equity awards consisted of a mix of Time Vesting Options, Threshold Performance Share Units and Performance Share Units (as defined and described more fully below), reflecting a strong emphasis on pay for performance and the alignment of interests between our NEOs and our shareholders. The CEO's equity awards also included performance-vesting options ("TSR Options") and performance-vesting restricted share units ("TSR Performance Share Units") whose vesting was based on the achievement of at least a 40% increase in total shareholder return ("TSR"), for a minimum of 30 consecutive trading days, as more fully described below.

        The mix of long-term equity incentives (20% options and 80% performance-based restricted share units) reflected the Compensation Committee's review and assessment of market practices at peer companies, as well as its determination that a mix of options and full-value equity awards would provide an appropriate blend of incentives to sustain and improve the Company's financial performance and shareholder value.

        The mix and number of equity awards granted to our CEO during fiscal year 2013 were intended to provide an appropriate incentive to drive company performance over a period of several years, thereby increasing total shareholder value. As a result, more than 90% of the CEO's equity compensation will only be earned if performance-vesting conditions and long-term service requirements are met. The fiscal year 2013 equity grants were intended to serve as the equity incentive award for a period of two fiscal years, such that it is not anticipated that any additional equity incentive awards will be granted to our CEO for fiscal year 2014.

Options

  Time-Vesting Options

        Options generally vest over four years and have a seven-year term. Options are awarded with an exercise price equal to the fair market value of the Company's ordinary shares on the grant date. Fair market value is defined as the closing price of the Company's ordinary shares on NASDAQ on the grant date. The grant date and vesting schedule for NEOs are generally the same as for other employees receiving options during the annual award process, but may be different in the case of a new hire or change in position.

  TSR Performance-Vesting Options

        For fiscal year 2013, we granted our CEO performance-vesting options (the "TSR Options") that cliff vest after three years, contingent upon continued service and the attainment of at least a 40% TSR, inclusive of dividends and share price appreciation, over the three-year performance period from August 1, 2012 through July 31, 2015. The minimum 40% TSR must be sustained for a minimum of 30 consecutive trading days for the performance condition to be satisfied. The TSR Options have a seven-year term. On July 23, 2013, the Compensation Committee certified that the performance target for the TSR Options had been achieved; therefore, subject to our CEO's continuous service through the end of the three-year vesting period, the TSR Options will vest on the third anniversary of their grant date.

Share Awards

  Restricted Shares and Restricted Share Units

        Restricted shares ("RS") and restricted share units ("RSUs") generally vest in equal annual installments over four years, contingent on continued service. Due to the strong emphasis on pay for performance, our NEOs are not eligible to receive RS or RSUs; all outstanding RS or RSU awards to current NEOs were granted prior to their current position or when the NEO was serving as a non-employee member of the Board. We believe that long-term equity awards made to our NEOs should consist only of options and performance-vesting shares or units.

  Threshold Performance Shares and Threshold Performance Share Units

        Threshold performance shares ("TPS") and threshold performance share units ("TPSUs") are equity awards with a maximum seven-year vesting period, contingent on continued service and the achievement of specified performance goals. TPS awards were first granted in the fiscal year ended June 27, 2008 ("fiscal year 2008"), with up to 25% of the award vesting on the second anniversary of the grant date, and 25% per year thereafter. TPS awards were granted in the fiscal year ended July 3, 2009 and fiscal year 2011, with 25% annual vesting starting on the first anniversary of the grant date and 25% per year thereafter, subject to the satisfaction of the applicable performance goal, as discussed below. Beginning in fiscal year 2012, our NEOs were granted TPSU awards in lieu of TPS awards in order to facilitate the global administration of our equity programs; however, the vesting criteria for this type of award remained substantially the same as in prior years. Each TPSU represents the right to receive one of our ordinary shares. Under the terms of the TPSU award agreement, no dividend equivalent payments will be made on any of the ordinary shares underlying the TPSUs.

        For each tranche of a TPS or TPSU award that is eligible to vest on a vesting date, such vesting is contingent on the Company achieving a threshold adjusted earnings per share ("AEPS") goal of $1.00 for the fiscal year prior to the fiscal year in which the vesting date occurs. If the threshold goal is not achieved, vesting of that tranche is delayed to the next scheduled vesting date for which the AEPS goal is achieved. Unvested awards from prior years may vest cumulatively on the scheduled vesting date for a future year within the seven-year vesting period if the annual AEPS threshold for that year is achieved. For example, if AEPS performance prior to the first vesting date is below threshold, then vesting will be delayed. If the AEPS threshold is achieved prior to the second vesting opportunity, then 50% of the award will vest (25% from the first vesting date and 25% from the second vesting date due to the cumulative feature of the award). TPS and TPSU awards may become fully vested as early as four years from the grant date (five years in the case of TPS awards granted in fiscal year 2008) and, as noted above, remain eligible to vest for up to seven years following the grant date. If the AEPS threshold level has not been met by the end of the seven-year period, any unvested TPS or TPSUs will be forfeited. While still uncertain, vesting for these awards is considered likely if the NEO remains employed throughout the seven-year performance period due to the cumulative vesting feature. For market comparison purposes, we compare the value of TPS and TPSU awards for our NEOs with time-based RS or RSUs awarded by other companies in the NEO Peer Group. For purposes of the TPS and TPSU awards, AEPS is based on diluted earnings per share, calculated in accordance with US GAAP, excluding the impact of non-operating activities and material, unusual or nonrecurring gains and losses, accounting charges or other extraordinary events which were not foreseen at the time the performance target was established, and included estimated interest expenses, taxes and variable compensation.

        Our AEPS performance for fiscal year 2013 was above the $1.00 AEPS threshold; therefore, an additional 25% of each of the outstanding TPS and TPSU awards granted will vest on their next scheduled vesting date following the end of fiscal year 2013.

  Performance Share Units

        Performance Share Units ("PSUs") are performance-based RSUs that vest after the end of a three-year performance period, subject to continued employment and the achievement of average annual return on invested capital ("ROIC") over the performance period, modified by a factor based on the Company's relative total shareholder return percentile compared with a selected peer group, defined below. ROIC was selected as a key metric because of its ability to measure the efficiency of our use of capital and delivery of earnings above investment, considered a critical factor in the Company's long-term success. The final ROIC metric is calculated as the average annual ROIC over the prior 3 fiscal years. Annual ROIC is calculated as (i) adjusted operating income multiplied by 1 minus the average tax rate, divided by (ii) (x) net plant, property and equipment plus total current assets minus cash, minus (y) total current liabilities. Adjustments to operating income excluded the impact of non-operating activities and material, unusual or nonrecurring gains and losses, accounting charges or other extraordinary events which were not foreseen at the time the performance target was established. In addition, the relative TSR metric rewards financial performance as measured by the change in our share price and the dividends declared during the performance period relative to the performance of the select group of peers. Payout of the targeted number of PSUs will be achieved if target ROIC is attained over the three-year measurement period and relative TSR is at least at the median of the selected peer group. The number of PSUs that will be earned will be determined on the basis of actual ROIC achieved, calculated by linear interpolation between a preset minimum and maximum, and increased or decreased on the basis of whether the relative TSR achieved is below median, between the 50th to 75th percentile, or above the 75th percentile in relation to the selected peer group.

        Each PSU represents the right to receive one of our ordinary shares. The Compensation Committee will determine the number of PSUs that will vest at the end of the three-year performance period according to a pre-established vesting matrix. Assuming the minimum performance threshold is achieved, the actual number of ordinary shares that may vest ranges from 30% of the target number of PSUs (for ROIC of 55.5% of target and relative TSR below the selected peer group median) to 200% of the target number of PSUs (for ROIC in excess of 144.4% of target and relative TSR equal to or above the 75th percentile of the selected peer group). Under the terms of the PSU award agreement, no dividend equivalent payments will be made on any of the ordinary shares underlying the PSUs.

        The selected peer group for PSUs awarded in September 2012 included a broader range of companies than the NEO Peer Group to allow for comparison of our performance against a wider subset of technology companies than the companies with whom we frequently compete for executive talent. The selected peer group for purposes of measuring our relative TSR performance consisted of the 27 companies listed in the table below, meeting the following criteria:

  •
  Similar industry classification (defined as companies in Global Industry Classification Standard (GICS) 4520 Technology Hardware and Equipment or 4530 Semiconductors and Semiconductor Equipment), excluding companies that are not subject to U.S. securities reporting requirements and wholesale distributors, and

  •
  Trailing twelve-month sales at least $4 billion.

PSU Peer Group

Advanced Micro Devices, Inc.	Juniper Networks, Inc.
Apple Inc.	Lexmark International Inc.
Applied Materials Inc	Micron Technology Inc.
Broadcom Corp.	Motorola Solutions Inc.
Cisco Systems, Inc.	NCR Corp
Corning Inc.	NetApp, Inc.
Dell Inc.	QUALCOMM Incorporated
EMC Corporation	SanDisk Corp.
Flextronics International Ltd.	Sanmina-Sci Corp
Freescale Semiconductor Holding	TE Connectivity Ltd.
Harris Corp.	Texas Instruments Inc.
Hewlett-Packard Company	Western Digital Corp.
Intel Corporation	Xerox Corp.
Jabil Circuit Inc.

        As the certification of our financial performance could not be completed in advance of the filing date of this Proxy Statement, the vesting of these awards (if any) will be disclosed on Form 8-K within four business days following written certification by the Compensation Committee.

  TSR Performance Share Units

        For fiscal year 2013, in addition to the TSR Options, we granted our CEO performance-vesting restricted share units (the "TSR PSUs") that cliff vest after three years, contingent upon continued service and the attainment of at least a 40% TSR, inclusive of dividends and share price appreciation, over the three-year performance period from August 1, 2012 through July 31, 2015. The minimum 40% TSR must be sustained for a minimum of 30 consecutive trading days for the performance condition to be satisfied. On July 23, 2013, the Compensation Committee certified that the performance target for the TSR PSUs had been achieved; therefore, subject to our CEO's continuous service through the end of the three-year vesting period, the TSR PSUs will vest on the third anniversary of their grant date.

Share Ownership Guidelines

        We established share ownership guidelines to ensure that our NEOs hold a meaningful equity stake in the Company and, by doing so, to link their interests with those of our shareholders. Shares directly or indirectly owned (for example, through a trust), along with unvested restricted shares and RSUs that do not have a performance requirement, are included in the calculation of ordinary shares owned for purposes of the ownership guidelines, but time-based and performance-based options, unvested TPS, unvested TPSUs, unvested PSUs and unvested TSR PSUs are not counted until they are exercised or vested, as applicable. NEOs are expected to meet the ownership requirements within five years of becoming subject to the guidelines. NEOs are measured against the applicable guideline on the last day of each fiscal year, and the results are reported to the Compensation Committee.

        To address share price volatility and to ensure NEOs have a consistent guideline from year to year, the ownership guidelines were revised effective July 1, 2010 to reflect a fixed number of shares instead of a target value expressed as a multiple of annual salary. Our NEOs are required to meet the guidelines by July 1, 2015, with the exception of Mr. Massaroni who is required to meet the guidelines by July 28, 2016. The Compensation Committee reviewed the number of shares required to be held by our NEOs as part of its annual process in April 2012 and determined that no changes to the guidelines were necessary. The share ownership guidelines were as follows:

Role	Ownership Guideline– Number Of Shares	Equivalent Dollar Value(1)
CEO	250,000	$11,207,500
Other NEOs	80,000	$3,586,400

(1)
Equivalent dollar value calculations based on closing price of our ordinary shares on the Nasdaq on June 28, 2013 of $44.83.

        In April 2013, the Compensation Committee approved a revision to the executive share ownership guidelines effective as of fiscal year 2014. The changes, which are consistent with prevailing market practice, will mean that Executives will be required to own shares in an amount equal to an applicable target value based on a multiple of annual salary, as noted below:

Role	Ownership Guideline– Multiple of Salary	Equivalent Dollar Value(1)
CEO	6x	$6,300,000
Other NEOs	3x	$1,685,580

(1)
Based on average salaries of similarly-situated executives for fiscal year 2014.

        All of the NEOs are on track to meet ownership guidelines by the applicable deadline.

Benefits and Perquisites

        Our NEOs are eligible to participate in a broad range of benefits in the same manner as non-executive employees. Seagate does not offer separate benefits for Executives, other than vacation and severance benefits (see "Severance and Change in Control Benefits," below).

        We do not generally provide perquisites to our NEOs. We do however consider the value of perquisites, to the extent provided at the NEO Peer Group companies, in assessing the competitiveness of our total compensation package for our NEOs. Two of our NEOs continue to participate in a group replacement life insurance plan that was closed to new participants as of January 2002.

Nonqualified Deferred Compensation Plan

        Seagate's Restated Deferred Compensation Plan, as amended (the "SDCP") allows our NEOs (and other eligible employees with an annual base pay rate of more than $165,000) to defer on a pre-tax basis up to 70% of the base salary and up to 100% of their annual performance-based cash bonus. Deferrals and notional earnings related to those deferrals are reflected on the Company's books as an unfunded obligation of the Company. We do not make any contributions to the SDCP, and notional earnings on deferrals are based on the performance of investment funds selected by each participant from a menu of investment options offered pursuant to the SDCP. Deferral amounts, earnings and year-end balances for our NEOs are set forth in the table titled "Fiscal Year 2013 Nonqualified Deferred Compensation," below.

International (Expatriate) Assignment Policies

        Our global business needs require, from time to time, the temporary short- or long-term relocation of certain employees with special or unique skills to countries where those skills may not be available. To meet this need, we utilize the benefits available under our Short-Term Assignment Policy ("STA") and Long-Term International Assignment Policy ("LTIA"). Specifically, we provide certain benefits and allowances to our international assignees, including our NEOs, in accordance with the terms of the STA or LTIA, as applicable, which include housing and transportation allowances, living and travel expense reimbursements and tax preparation services. In addition, we make tax equalization payments on behalf of our international assignees to ensure that the assignment is tax neutral to the employee.

Severance and Change in Control Benefits

        We provide severance benefits to assist in aligning NEO and shareholder interests during the evaluation of an ownership change, to remain competitive in attracting and retaining NEOs and to support organizational changes necessary to achieve our business strategy. We amended and restated the Executive Severance and Change in Control Plan to conform the plan with changes in the law and to clarify the treatment of outstanding equity awards upon a change in control. The purpose of the Fifth Amended and Restated Executive Severance and Change in Control Plan (the "Severance Plan") is to:

        (1)   provide for the payment of severance benefits to our NEOs in the event their employment with the Company or any applicable subsidiary is involuntarily terminated,

        (2)   encourage our NEOs to continue employment in the event of a potential "change in control" (as such term is defined in the section titled "Compensation of Named Executive Officers—Potential Payments upon Termination or Change in Control," below), and

        (3)   ensure that our NEOs generally receive the same severance benefits in connection with a qualifying termination of employment.

        All of our NEOs, except our CEO, receive the same level and type of severance benefits; the level of severance benefits payable to our CEO under the terms of the Severance Plan is higher than for the other NEOs to reflect his level of responsibility within our organization, the strategic importance of his position and a market-competitive level of severance for comparable positions within the NEO Peer Group.

        The Severance Plan provisions were developed based on a comparison of severance benefits typically available at the NEO Peer Group companies, in consultation with F.W. Cook, following review by the independent directors of the Board. We believe that severance should only be provided in the event of an involuntary termination (i.e., a termination by us without "cause" or by the Executive for "good reason"). The design of the Severance Plan, as approved by the Compensation Committee on October 25, 2011, includes the following features:

  •
  severance benefits do not include a guaranteed bonus amount,

  •
  no post-termination healthcare benefit subsidy if the involuntary termination occurs outside of a "change of control period" (as defined in the section titled "Involuntary Termination Without Cause or for Good Reason During a Change in Control Period", below),

  •
  enhanced severance benefits provided in connection with a change in control require a "double trigger" (which is defined as an involuntary termination during a "change in control period") before an NEO becomes entitled to receive such benefits, and

  •
  severance payments cannot exceed three times the sum of the Executive's base salary and target bonus.

        In the event that the benefits payable following a change in control exceed the safe harbor limits established in Section 280G of the Code, we cap benefits at the safe harbor limit if the after-tax benefit to the NEO of the capped amount is greater than the after-tax benefit of the full amount (which would otherwise be subject to excise taxes imposed by Section 4999 of the Code). We do not provide a gross-up for any taxes payable on severance benefits and the NEO is responsible for the payment of all personal taxes, including any excise taxes imposed on change in control payments and benefits.

        For further details on the Severance Plan, see the section titled "Compensation of Named Executive Officers—Potential Payments upon Termination or Change in Control."

Other Company Policies and Compensation Considerations

Impact of Section 162(m) of the Internal Revenue Code

        The Compensation Committee seeks to qualify NEO compensation for deductibility under applicable tax laws to the greatest extent possible. Section 162(m) of the Code (as interpreted by IRS Notice 2007-49) places a limit of $1 million on the amount that a public company may deduct for compensation in any taxable year to any of the CEO and each of the next three most highly compensated NEOs employed at the end of the year (other than the Company's CFO), unless such compensation is considered "performance-based" under Section 162(m).

        Both the EPB and the 2012 Plan have been approved by our shareholders and are administered by the Compensation Committee. Each plan has been structured such that compensation paid or awarded thereunder may qualify as "performance-based" and therefore not be subject to the Section 162(m) limit. As described in detail in Proposal 2, above, we are seeking shareholder approval for the EOPB at the 2013 AGM in order to preserve the Company's ability to pay annual incentive bonuses to our executive officers that may qualify as "performance-based" compensation under Section 162(m). However, in order to maintain flexibility in compensating our NEOs in a manner designed to promote varying corporate goals, the Compensation Committee retains the discretion to award compensation that may not be tax-deductible.

Securities Trading

        The Board believes that short-term investment activity in our securities (such as trading in or writing options, arbitrage trading or "day trading") is not appropriate under any circumstances; therefore, such conduct is prohibited by Seagate's Securities Trading Policy. In addition, all employees (including our NEOs) and Board members are prohibited from taking "short" positions in our securities or engaging in hedging or other monetization transactions with respect to our securities. We discourage our executives from using our shares in margin accounts or otherwise pledging shares as collateral. We have also amended our Securities Trading Policy to, among other things, require the first trade under a new plan established pursuant to Rule 10b5-1 promulgated under the Exchange Act take place after some reasonable "seasoning period" has passed from the time of adoption of the plan; in addition, an insider will only be permitted to use one 10b5-1 plan at a time.

Pay Recovery Policy

        Our Pay Recovery Policy, effective January 29, 2009, is intended to eliminate any reward for fraudulent accounting. It provides standards for recovering compensation from an NEO where such compensation was based on incorrectly reported financial results due to the fraud or willful misconduct of such NEO. The NEO's repayment obligation applies to any bonus paid, share award issued (whether or not vested) or options exercised during the period commencing with the later of the effective date of the Pay Recovery Policy or the date that is four years prior to the beginning of the fiscal year in which a restatement is announced, and ending on the date recovery is sought. We intend to review our Pay Recovery Policy following the enactment of regulations pursuant to the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and the Board. In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board, and the Board approved, the inclusion of the Compensation Discussion and Analysis in the Company's Proxy Statement for fiscal year 2013.

COMPENSATION COMMITTEE
Edward J. Zander, Chairman Frank J. Biondi Jay L. Geldmacher Lydia M. Marshall

COMPENSATION OF NAMED EXECUTIVE OFFICERS

        The following tables show fiscal year 2013, 2012 and 2011 compensation awarded to and earned by our CEO, CFO and our three most highly compensated Executives other than our CEO and CFO:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Stephen J. Luczo	2013	1,037,015	12,920,085	3,577,285	2,220,750	3,260	19,758,395
Chairman, President and	2012	1,024,026	5,320,635	—	2,726,468	114,955	9,186,084
Chief Executive Officer	2011	1,024,026	1,853,221	2,084,707	—	237,033	5,198,988
Patrick J. O'Malley	2013	549,037	1,796,880	363,611	774,142	5,582	3,489,251
Executive Vice President	2012	549,037	1,197,570	—	974,540	5,503	2,726,650
and Chief Financial Officer	2011	549,037	446,569	505,384	—	3,500	1,504,489
Robert W. Whitmore	2013	674,024	1,796,880	363,611	950,374	—	3,784,889
Executive Vice President	2012	674,024	1,197,570	—	1,196,393	—	3,067,987
and Chief Technology Officer	2011	674,024	446,569	505,384	—	—	1,625,976
Albert A. Pimentel	2013	600,018	1,796,880	363,611	846,025	24,866	3,631,399
Executive Vice President and Chief	2012	600,018	—	—	1,065,031	5,340	1,670,389
Sales and Marketing Officer	2011	122,311	1,898,555	3,951,827	—	105,451	6,078,144
Kenneth M. Massaroni	2013	536,552	1,796,880	363,611	775,520	4,500	3,477,063
Executive Vice President, General Counsel, Corporate Secretary and Chief Administrative Officer	2012	491,357	1,392,030	—	887,520	3,500	2,774,407

(1)
Stock Awards and Option Awards: These amounts do not reflect the actual value realized by the NEO. In accordance with SEC rules, these columns represent the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board's Accounting Standards Codification ("ASC") Topic 718, "Compensation—Stock Compensation," excluding the effect of estimated forfeitures. For all performance share units whose vesting is subject to performance conditions as defined by ASC 718, we have assumed the probable outcome of related performance conditions at target levels. The aggregate grant date fair value for these units, assuming the achievement of the highest level of performance, is $16,098,972 for our CEO and $2,160,000 for each of our other NEOs. See the "Grants of Plan-Based Awards" table for further information. For additional information on the valuation assumptions, see Note 11, "Compensation" in the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K ("Form 10-K") for the fiscal year ended June 28, 2013.

(2)
All Other Compensation: The amounts shown in this column consist of the following:

All Other Compensation Table

Name	Personal Guest Travel ($)(a)	401k Match ($)(b)	Executive Life Insurance ($)	Total ($)
Stephen J. Luczo	—	—	3,260	3,260
Patrick J. O'Malley	—	3,484	2,098	5,582
Robert W. Whitmore	—	—	—	—
Albert A. Pimentel	21,041	3,825	—	24,866
Kenneth M. Massaroni	—	4,500	—	4,500

(a)
Personal guest travel consists of travel costs incurred for the executive's spouse in connection with a sales incentive program offered to all eligible sales personnel.

(b)
401(k) match is for the 401(k) Plan contribution provided to all U.S. employees who participate in the 401(k) Plan in an amount up to $3,500 per calendar year through 2012 and up to $4,500 per calendar year beginning 2013, but may be higher in the fiscal year.

 Grants of Plan-Based Awards Table for Fiscal Year 2013

								Estimated Future Payments Under Equity Incentive Plan Awards		All Other Option Awards: Number of Securities Underlying Options (#)
					Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)						Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(7) ($)
		Date of Compensation Committee Action
Name	Type of Award		Grant Date		Threshold ($)	Target ($)	Maximum ($)	Target (#)	Maximum (#)
Stephen J. Luczo	Cash Bonus				787,500	1,575,000	3,150,000
	Time Option	8/1/2012	8/1/2012	(2)						191,860	30.23	1,763,908
	TSR Option	8/1/2012	8/1/2012	(3)				206,300			30.23	1,813,377
	ROIC PSU	8/1/2012	8/1/2012	(4)				287,790	575,580			8,049,486
	EPS PSU	8/1/2012	8/1/2012	(5)				86,340				2,610,058
	TSR PSU	8/1/2012	8/1/2012	(6)				112,130				2,260,541
Patrick J. O'Malley	Cash Bonus				274,518	549,037	1,098,074
	Time Option	7/24/2012	9/10/2012	(2)						40,000	29.87	363,611
	ROIC PSU	7/24/2012	9/10/2012	(4)				40,000	80,000			1,080,000
	EPS PSU	7/24/2012	9/10/2012	(5)				24,000				716,880
Robert W. Whitmore	Cash Bonus				337,012	674,024	1,348,048
	Time Option	7/24/2012	9/10/2012	(2)						40,000	29.87	363,611
	ROIC PSU	7/24/2012	9/10/2012	(4)				40,000	80,000			1,080,000
	EPS PSU	7/24/2012	9/10/2012	(5)				24,000				716,880
Albert A. Pimentel	Cash Bonus				300,009	600,018	1,200,035
	Time Option	7/24/2012	9/10/2012	(2)						40,000	29.87	363,611
	ROIC PSU	7/24/2012	9/10/2012	(4)				40,000	80,000			1,080,000
	EPS PSU	7/24/2012	9/10/2012	(5)				24,000				716,880
Kenneth M. Massaroni	Cash Bonus				275,007	550,014	1,100,029
	Time Option	7/24/2012	9/10/2012	(2)						40,000	29.87	363,611
	ROIC PSU	7/24/2012	9/10/2012	(4)				40,000	80,000			1,080,000
	EPS PSU	7/24/2012	9/10/2012	(5)				24,000				716,880

(1)
Amounts shown were the potential range of payments for fiscal year 2013 for the NEOs under the EPB. This range varied based on the individual's position and bonus target as a percentage of fiscal year 2013 ending base salary (150% percent of base salary for Mr. Luczo and 100% for the other NEOs). For a description of the EPB, refer to the section above entitled "Annual Bonus Plan."

(2)
Options awarded during fiscal year 2013 under the 2012 Equity Incentive Plan ("2012 Plan") are subject to a four-year vesting schedule. After one year of continuous service, the NEO will vest 25% of the shares on the first anniversary of the vesting commencement date. Thereafter, the remaining 75% of the shares will vest proportionally on a monthly basis for the next three years, contingent on continuous service.

(3)
TSR Options granted to our CEO during fiscal year 2013 cliff vest after three years, contingent upon continuous service and the attainment of at least a 40% total shareholder return over the three-year performance period (which TSR performance condition has been satisfied as of the date hereof) (for a description of the TSR Options, see "Compensation Discussion and Analysis—Long-Term Equity Incentives—Options—TSR Performance-Vesting Options").

(4)
These performance share units were issued under the 2012 Equity Incentive Plan (the "2012 Plan"). These units vest after the end of a three-year performance period, subject to both continuous service and the achievement of the applicable performance criteria. For a description of the performance share units, refer to the section entitled "Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Performance Share Units".

(5)
These threshold performance share units were issued under the 2012 Plan. They are contingent upon continuous service and satisfaction of performance vesting requirements. The first tranche vests no sooner than one year after the vesting commencement date, subject to the satisfaction of specified performance criteria. The awards will continue to vest annually thereafter if the annual performance goals are achieved. If threshold performance is not achieved, no awards will vest and the shares will be forfeited at the end of the performance period. For a description of the threshold performance share units, refer to the section entitled "Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Threshold Performance Shares and Threshold Performance Share Units".

(6)
TSR performance share units granted to our CEO during fiscal year 2013 cliff vest after three years, contingent upon continuous service and the attainment of at least a 40% total shareholder return over the three-year performance period (which TSR performance condition has been satisfied as of the date hereof) (for a description of the TSR performance share units, see "Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—TSR Performance Share Units").

(7)
In accordance with SEC rules, this column represents the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board's ASC Topic 718, "Compensation—Stock Compensation," excluding the effect of estimated forfeitures. For all performance share units except the TSR PSUs described in footnote (6) above, we have assumed the probable outcome of related performance conditions as defined by ASC 718 at target levels. See the "Grants of Plan-Based Awards" table for further information. For additional information on the valuation assumptions, see Note 11, "Compensation" in the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 28, 2013.

Outstanding Equity Awards at Fiscal Year 2013

	Option Awards						Stock Awards
Name	Stock Option Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Stock Award Date		Number of Shares or Units of Stock That have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(1)
Stephen J. Luczo	10/30/2008	(2)	417	—	6.525	10/30/2015
	1/30/2009	(3)	364,584	—	4.045	1/30/2016
	9/13/2010	(3)	85,937	128,907	11.065	9/13/2017
							9/13/2010	(5)			152,780	6,849,127
							9/12/2011	(5)			240,700	10,790,581
							9/12/2011	(6)			195,000	8,741,850
	8/1/2012	(3)	—	191,860	30.230	8/1/2019
	8/1/2012	(4)	—	206,300	30.230	8/1/2019
							8/1/2012	(6)			86,340	3,870,622
							8/1/2012	(5)			287,790	12,901,626
							8/1/2012	(7)	112,130	5,026,788

Patrick J. O'Malley	3/6/2009	(3)	76,249	33,434	3.345	3/6/2016
							9/13/2010	(6)			8,000	358,640
	9/13/2010	(3)	14,583	31,251	11.065	9/13/2017
							9/13/2010	(5)			22,220	996,123
							9/12/2011	(5)			54,200	2,429,786
							9/12/2011	(6)			43,875	1,966,916
	9/10/2012	(3)	—	40,000	29.870	9/10/2019
							9/10/2012	(6)			24,000	1,075,920
							9/10/2012	(5)			40,000	1,793,200

Robert W. Whitmore	1/30/2009	(3)	20,000	—	4.045	1/30/2016						—
	9/13/2010	(3)	8,749	31,251	11.065	9/13/2017						—
							9/13/2010	(6)			8,000	358,640
							9/13/2010	(5)			22,220	996,123
							9/12/2011	(5)			54,200	2,429,786
							9/12/2011	(6)			43,875	1,966,916
	9/10/2012	(3)	—	40,000	29.870	9/10/2019
							9/10/2012	(6)			24,000	1,075,920
							9/10/2012	(5)			40,000	1,793,200

Albert A. Pimentel	3/3/2009	(3)	45,000		$3.845	3/3/2016
	10/28/2009	(3)	9,166	834	$14.825	10/28/2016
							10/28/2009	(8)			1,250	56,038
	4/6/2011	(3)	350,729	296,771	$14.810	4/6/2018
							4/6/2011	(6)			55,500	2,488,065
	9/10/2012	(3)	—	40,000	29.870	9/10/2019
							9/10/2012	(6)			24,000	1,075,920
							9/10/2012	(5)			40,000	1,793,200

Kenneth M. Massaroni	9/12/2008	(3)	7,500	—	13.730	9/12/2015
	3/6/2009	(3)	13,374	15,626	3.345	3/6/2016
	9/13/2010	(3)	13,468	13,282	11.065	9/13/2017
							9/13/2010	(8)	5,100	228,633
							9/13/2010	(5)			6,300	282,429
							9/12/2011	(5)			63,000	2,824,290
							9/12/2011	(6)			51,000	2,286,330
	9/10/2012	(3)	—	40,000	29.870	9/10/2019
							9/10/2012	(6)			24,000	1,075,920
							9/10/2012	(5)			40,000	1,793,200

(1)
Value based on the closing price of our ordinary shares on June 28, 2013 of $44.83.

(2)
Options granted to Mr. Luczo before January 12, 2009 were awarded prior to his employment as our Chairman, President and CEO.

(3)
Options vest as to 25% one year after the vesting commencement date, with 1/48th of the option vesting monthly thereafter.

(4)
The TSR Options granted to our CEO cliff vest three years following their grant date, contingent upon continuous service. The performance condition associated with these options was satisfied during fiscal year 2013 (see "Compensation Discussion and Analysis—Long-Term Equity Incentives—Options—TSR Performance-Vesting Options").

(5)
These performance share units ("PSUs") were issued under the 2004 Share Compensation Plan, as amended (the "2004 SCP") and the 2012 Equity Incentive Plan (the "2012 Plan"). The PSUs vest after the end of a three-year performance period, subject to both continuous service and the achievement of performance criteria. If the minimum performance threshold is not achieved, no PSUs will vest and the PSUs will be forfeited at the end of the performance period. The PSUs are described in more detail above under "Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Performance Share Units," above).

(6)
These threshold performance shares and threshold performance share units, issued under the 2004 SCP and the 2012 Plan, are subject to the NEO's continuous service and the satisfaction of applicable performance vesting requirements. The first tranche may vest no sooner than one year after the award date, with vesting subject to satisfying specified performance criteria. Potential vesting for these awards is annually thereafter according to specific performance requirements. If threshold performance is not achieved, no awards will vest and the shares underlying the award will be forfeited at the end of the performance period. The threshold performance shares and threshold performance share units are described in more detail above under "Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Threshold Performance Shares and Threshold Performance Share Units", above).

(7)
The TSR PSUs granted to our CEO cliff vest three years following their grant date, contingent upon continuous service. The performance condition associated with these PSUs was satisfied during fiscal year 2013 (see "Compensation Discussion and Analysis—Long-Term Equity Incentives—Options—TSR Performance Share Units").

(8)
Restricted share units vest 25% per year on each of the first four anniversaries of the vesting commencement date.

Option Exercises and Stock Vested for Fiscal Year 2013

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Stephen J. Luczo	1,040,156	$27,468,379	103,750	$3,130,244
Patrick J. O'Malley	580,495	$12,709,552	22,644	$634,372
Robert W. Whitmore	710,000	$11,121,059	31,215	$874,488
Albert A. Pimentel	10,000	$383,413	32,750	$1,357,074
Kenneth M. Massaroni	281,750	$5,843,569	22,675	$641,118

Nonqualifed Defined Contribution and Other Nonqualifed Deferred Compensation Plans

Name	Executive Contributions in FY2013 ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in FY2013 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance in FY2013 ($)(a)
Stephen J. Luczo	—	—	—	—	—
Patrick J. O'Malley	281,909	—	166,698	—	2,552,329
Robert W. Whitmore	—	—	14,135	—	83,541
Albert A. Pimentel	—	—	—	—	—
Kenneth M. Massaroni	—	—	—	—	—

(a)
The amounts reported as Executive contributions represent compensation already reported in the Summary Compensation Table, with the exception of earnings on contributions, as such earnings are not considered to be at above-market rates.

        The SDCP is a nonqualified deferred compensation plan allowing participants to defer on a pre-tax basis up to 70% of base salary and up to 100% of their annual performance-based cash bonus, and to select from several mutual fund investment options used to determine notional earnings on the deferred amounts. The deferrals and notional earnings related to those deferrals are reflected on our books as an unfunded obligation of the Company, and remain part of our general assets. We have established a grantor (or rabbi) trust for the purpose of accumulating funds to satisfy our obligations and process payments due under the SDCP.

        Participants may elect to receive distributions upon retirement or termination of employment or at a specified time while still employed. Participants may elect to receive distributions due to retirement or termination in a lump sum or in quarterly installments over 3, 5, 10, or 15 years. Participants may elect to receive in-service distributions in a lump sum or annual installments payable over 2, 3, 4 or 5 years. Upon disability, a participant's account will be distributed in accordance with his or her retirement/termination distribution elections. Additionally, upon death, a participant's accounts will be paid to his or her beneficiary or beneficiaries in a cash lump sum payment payable before the later of the end of the calendar year in which the participant dies, and two and one-half months after the participant dies. Unless otherwise determined by the Compensation Committee prior to a change in control, the SDCP will be terminated upon the occurrence of a change in control and the aggregate balance credited to and held in a participant's account shall generally be distributed to him or her in a lump sum not later than the thirtieth day following the change in control.

Potential Payments Upon Termination or Change in Control

        As discussed above under the heading titled "Compensation Discussion and Analysis-Severance and Change in Control Benefits," the Compensation Committee adopted the Severance Plan, to provide, among other things, consistent severance benefits to NEOs who are terminated without cause or resign for good reason, in lieu of severance protections that might otherwise have been included in individually negotiated employment agreements.

Involuntary Termination Without Cause or For Good Reason Outside of a Change in Control Period

        Under the Severance Plan in effect during fiscal year 2013, if an NEO's employment were to have been terminated by the Company without "cause" (as defined below) or by the NEO for "good reason" (as defined below), the NEO would have been entitled to receive a severance payment equal to a pre-determined number of months of base salary, based on the NEO's seniority level. In the event of an involuntary termination outside of a "change in control period" (as defined below), the CEO would be entitled to receive 24 months of base salary and the other NEOs would be entitled to receive 20 months of base salary, as well as a pro-rata bonus for the year of termination based on the number of days elapsed from the beginning of the fiscal year until the termination date and company actual performance based on the most recent EPB accrual as a percent of target and, if applicable, the prior year bonus (if earned but unpaid at the time of termination). The severance benefits are generally payable within 20 business days following the "payment confirmation date" (as defined in the Severance Plan) in an amount equal to the lesser of (a) 50% of the severance benefit and (b) $510,000 (for calendar year 2013), with the remaining amount payable on the date that is twelve months following the date of termination. The Company would also provide paid outplacement services for a period of two years following termination. The receipt of these severance benefits would generally be subject to the NEO's execution of an effective release of claims against the Company and compliance with certain non-competition, non-solicitation and confidentiality covenants during the applicable severance period.

        Under the Severance Plan, "cause" means (i) an NEO's continued failure to substantially perform the material duties of his or her office, (ii) fraud, embezzlement or theft by an NEO of Company property, (iii) the conviction of an NEO of, or plea of nolo contendere by the NEO to, a felony, (iv) an NEO's willful malfeasance or willful misconduct in connection with such NEO's duties or any other act or omission which is materially injurious to the financial condition or business reputation of Seagate, or (v) a material breach by an NEO of any of the provisions of (A) the Severance Plan, (B) any non-compete, non-solicitation or confidentiality provisions to which such NEO is subject or (C) any company policy or other agreement to which such NEO is subject. If an NEO is involuntarily terminated for any reason outside a change in control period, the Severance Plan does not provide for any accelerated vesting of outstanding equity awards. Instead, the terms of any vesting acceleration are governed by the applicable award agreement. Upon termination of an NEO's continuous service for any reason (other than death or disability): (i) the award agreements (including TPS and TPSU) provide that vesting will cease and, where applicable, Seagate will automatically reacquire all unvested shares without payment of consideration and (ii) the option agreements provide that all unvested options will be cancelled effective as of the termination date, although NEOs, as all other option holders, would have three months to exercise options that are vested as of the date of termination.

Involuntary Termination Without Cause or For Good Reason During a Change in Control Period

        The Severance Plan provides for enhanced severance benefits if an NEO is terminated by the Company without cause or resigns for good reason during a "change in control period". This period is defined as the period commencing six months prior to the effective date of a "change in control" (as defined below) and ending 24 months following such date. In the event of an involuntary termination within a change in control period (often called a "double trigger"), the NEO would be entitled to receive the following: (i) 36 months of base salary and target bonus in the case of the CEO, or 24 months of base salary and target bonus in the case of the other NEOs, (ii) a lump sum cash payment equal to two times the before-tax annual cost of the applicable COBRA premiums for the NEO and his or her eligible dependents, if any, (iii) paid outplacement services for a period of two years, and (iv) full vesting of all unvested equity-based awards (whether or not awarded prior to or following the adoption of the Severance Plan). All other rights and obligations imposed under the Severance Plan upon such a termination of employment outside of the context of a change in control (as described above) would also be generally applicable in the event of a termination during a change in control period, except that the severance benefits would generally be payable within 20 business days following the "payment confirmation date" in an amount equal to the lesser of (a) 100% of the severance benefit and (b) $510,000 (for calendar year 2013), with the remainder, if any, payable on the date that is six months and one day following the termination date.

        Under the Severance Plan, "change in control" or "CIC" means the consummation or effectiveness of any of the following events: (i) the sale, exchange, lease or other disposition of all or substantially all of the assets of Seagate to a person or group of related persons; (ii) a merger, reorganization, recapitalization, consolidation or other similar transaction involving Seagate in which the voting securities of Seagate owned by the shareholders of Seagate immediately prior to such transaction do not represent more than fifty percent (50%) of the total voting power of the surviving controlling entity outstanding immediately after such transaction; (iii) any person or group of related persons is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the voting securities of Seagate; (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of Seagate was approved by a vote of a majority of the directors of Seagate then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; or (v) a dissolution or liquidation of Seagate.

        In addition, under the terms of our equity award agreements with each NEO and consistent with the treatment of equity awards under the Severance Plan, if a change in control (which is generally defined in a similar manner as under the Severance Plan) occurs and the successor company does not assume or replace the awards with alternatives that preserve both the intrinsic value and the rights and benefits of the award immediately prior to the CIC, then all awards accelerate and become fully vested at least 10 days prior to the consummation of the CIC. The PSU award agreement further provides that the number of shares that will vest on the later of the closing of a CIC and an NEO's involuntary termination within the change in control period will be based on the Company's performance through the closing date of the CIC, with relative TSR performance measured by using the average closing prices over the 30-day trading period preceding the CIC. Under the terms of the TSR Options and TSR PSUs issued to our CEO, each of those awards would accelerate in full upon the later of a CIC and a qualifying termination of employment, where the TSR performance metric was satisfied prior to such time.

        In the event that the benefits payable following a CIC exceed the safe harbor limits established in Section 280G of the Code, we cap benefits at the safe harbor limit if the after-tax benefit to the NEO of the capped amount is greater than the after-tax benefit of the full amount (which would be subject to excise taxes imposed by Section 4999 of the Code). We do not provide any gross-up for excise taxes and the NEO is responsible for payment of all personal taxes, including excise taxes.

Termination due to Death or Disability

        In the event a termination of employment occurs due to an NEO's death or disability, the NEO would not be entitled to any benefits under the Severance Plan. Under the Severance Plan, "disability" means that the NEO is physically or mentally incapacitated and therefore unable to substantially perform his duties for six consecutive months or an aggregate of nine months in any consecutive 24-month period. However, in the event of termination of employment due to an NEO's death or disability, the Compensation Committee has the discretion under the terms of the EPB to pay to the NEO or the individual's estate a pro-rated target bonus for the fiscal year in which the termination occurs.

        The terms of the restricted share and performance share award agreements for our NEOs provide that vesting will cease upon a termination due to disability (as defined above), and the Company will automatically reacquire all unvested shares without payment of consideration. However, for a termination due to death, the NEO will be deemed to have completed an additional year of service as of the termination date so that an additional 25% of the award will vest immediately.

        Similarly, the option agreements provide that upon termination due to death, the NEO will be deemed to have completed an additional year of service for purposes of determining the portion of an option award that will be vested at termination. For our CEO, the TSR Option agreement provides that the CEO will be deemed to have completed an additional year of service for purposes of determining the portion of the option that will be vested upon termination due to death or disability, provided that the performance condition has been satisfied at the termination date. Additionally, the PSU agreements for our NEOs provide that in the event of a termination due to death or disability, the awards will vest pro-rata based on the number of days from the beginning of the performance period until the termination date, based on actual Company performance, and will be settled in ordinary shares after the end of the performance period. For our CEO, the TSR PSU award agreement provides that the CEO will vest pro-rata in the award based on the number of days from the beginning of the performance period until the termination date upon termination due to death or disability, provided that the performance condition has been satisfied at the termination date.

        Finally, for those Executives who participate in the group replacement life insurance plan, the Company will continue to pay its portion of the insurance premiums through the end of the calendar year in which the Executive becomes disabled.

Potential Payments Upon Termination

  Severance Benefits Upon Termination Without Cause or For Good Reason outside a Change in Control Period

        The following table sets forth the estimated value of the potential payments and benefits to each NEO assuming termination of the NEO by the Company without cause or by the NEO for good reason on June 28, 2013.

Name	Monthly Base Salary ($)	Months of Base Pay (#)	Prior Year Bonus ($)(1)	Outplacement Benefit ($)	Total ($)
Stephen J. Luczo	87,500	24	2,220,750	15,000	4,335,750
Patrick J. O'Malley	45,753	20	774,142	15,000	1,704,203
Robert W. Whitmore	56,169	20	950,374	15,000	2,088,747
Albert A. Pimentel	50,001	20	846,025	15,000	1,861,054
Kenneth M. Massaroni	45,835	20	775,520	15,000	1,707,211

(1)
Represents full-year bonus earned but unpaid at the time of termination.

  Severance Benefits Upon Termination Due to Death

        The following table sets forth the estimated value as of June 28, 2013 of the potential payments and benefits to each NEO, assuming termination of the NEO due to death on such date.

Name	Target Bonus ($)(1)	Accelerated Vesting of Stock Options ($)(2)	Accelerated Vesting of Stock Awards ($)(3)	Total ($)
Stephen J. Luczo(4)	1,575,000	5,676,381	22,129,433	29,380,814
Patrick J. O'Malley(4)	549,037	2,492,934	3,960,865	7,002,836
Robert W. Whitmore	674,024	1,105,925	3,960,865	5,740,814
Albert A. Pimentel	600,018	5,146,312	2,045,593	7,791,922
Kenneth M. Massaroni	550,014	1,268,798	3,574,117	5,392,929

(1)
Amounts for the bonus component of the death benefit assume that the Compensation Committee elects to exercise its discretion to pay the NEO's estate a bonus for the fiscal year in which death occurs. In addition, the amount has been calculated assuming that the Compensation Committee elects to award the bonus at the NEO's target bonus opportunity for that year. However, the EPB does not obligate the Compensation Committee to pay a bonus at the target bonus level or otherwise in the event of an NEO's death.

(2)
Amounts for the value of options that receive accelerated vesting as a result of the termination are calculated assuming that the market price per share of Seagate's ordinary shares on the date of termination of employment was equal to the closing price on June 28, 2013, or $44.83 per share, and are based on the difference between this price and the exercise price of options held by the NEO. As a result, the amounts shown do not include any value for the acceleration of options that have an exercise price greater than $44.83 or for options that were already vested as of June 28, 2013. Under the terms of the TSR Options issued to our CEO, the same number of options would accelerate in the event of disability as in the event of death because the performance condition was satisfied as of June 28, 2013; the value of the acceleration of such TSR Options is set forth in the table below (see footnote 3).

(3)
Amounts for the value of share awards that receive accelerated vesting as a result of the termination are calculated assuming that the market price per share of Seagate's ordinary shares on the date of termination of employment was equal to the closing price on June 28, 2013. In addition, the value of accelerated PSUs is calculated assuming that we would have achieved the target level of performance at the end of the three-year performance measurement cycle. In the event of disability, the NEOs would receive the same number of shares under the terms of the PSU award agreements as in the event of death, as set forth below. In addition, under the terms of the TSR PSUs issued to our CEO, the same number of

  PSUs would accelerate in the event of disability as in the event of death because the performance condition was satisfied as of June 28, 2013.

Name	Accelerated Vesting of PSU Awards ($)	Accelerated Vesting of Options ($)
Stephen J. Luczo	22,129,433	910,514
Patrick J. O'Malley	3,960,865	—
Robert W. Whitmore	3,960,865	—
Albert A. Pimentel	1,989,555	—
Kenneth M. Massaroni	3,459,800	—
(4)
In the event of the death of either of Messrs. Luczo or O'Malley, their beneficiary(ies) would be entitled to a death benefit of $450,000 under the terms of the group replacement life insurance plan, in addition to any accrued cash value. Further, under the terms of this plan, each of Messrs. Luczo and O'Malley would be entitled to continued payment of the Company's portion of the insurance premiums through December 31, 2014, in the aggregate amount of $1,559 and $1,002, respectively, in the event the Executive became disabled on June 28, 2013.

  Severance Benefits Upon Termination Without Cause or For Good Reason within a Change in Control Period

        The following table sets forth the estimated value calculated as of June 28, 2013 of the potential payments to each NEO, assuming termination of the NEO by the Company without cause or by the NEO for good reason on such date in connection with a change in control, during a change in control period, as defined in the Severance Plan.

Name	Monthly Base Salary ($)	Monthly Target Bonus ($)	Months of Pay (#)	Total Severance Pay ($)	Prior Year Bonus ($)	Total Health Care Benefit ($)	Outplacement Benefit	Accelerated Vesting of Stock Options ($)(1)	Accelerated Vesting of Stock Awards ($)(2)	Total ($)(3)
Stephen J. Luczo	87,500	131,250	36	7,875,000	2,220,750	38,441	15,000	23,628,414	48,180,594	81,958,199
Patrick J. O'Malley	45,753	45,753	24	2,196,147	774,142	24,373	15,000	3,040,600	8,620,585	14,670,846
Robert W. Whitmore	56,169	56,169	24	2,696,096	950,374	38,441	15,000	1,653,590	8,620,585	13,974,086
Albert A. Pimentel	50,001	50,001	24	2,400,070	846,025	38,441	15,000	9,532,490	5,413,223	18,245,249
Kenneth M. Massaroni	45,835	45,835	24	2,200,058	775,520	38,441	15,000	1,695,111	8,490,802	13,214,933

(1)
Amounts for the value of options that receive accelerated vesting as a result of the termination are calculated assuming that the market price per share of Seagate's ordinary shares on the date of termination of employment was equal to the closing price on June 28, 2013, or $44.83 per share, and are based on the difference between this price and the exercise price of options held by the NEO. As a result, the amounts shown do not include any value for the acceleration of options that have an exercise price greater than $44.83 or for options that were already vested as of June 28, 2013.

(2)
Amounts for the value of share awards that receive accelerated vesting as a result of the termination are calculated assuming that the market price per share of Seagate's ordinary shares on the date of termination of employment was equal to the closing price on June 28, 2013. In addition, the value of accelerated PSUs is calculated assuming that we would have achieved the target level of performance at the end of the three-year performance measurement cycle, except for the TSR PSUs issued to our CEO which would accelerate in full because the performance condition had been satisfied as of June 28, 2013.

(3)
Calculations do not include the impact of any potential cutback pursuant to the application of the Code Section 280G safe harbor limit under the relevant provisions of the Severance Plan.

Compensation Committee Interlocks and Insider Participation

        The members of our Compensation Committee during fiscal year 2013 were Messrs. Biondi, Geldmacher and Zander, as well as Ms. Marshall. None of these individuals was an Executive or employee of the Company or any of its subsidiaries at any time during fiscal year 2013, nor has any of these individuals ever been an Executive of the Company or any of its subsidiaries. No Executives of the Company served on the compensation committee of any other entity, or as a director of an entity, that employed any of the members of the Compensation Committee during fiscal year 2013.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information concerning the Company's equity compensation plans as of June 28, 2013.

Equity compensation plans	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity Compensation Plan approved by shareholders	9,413,371	(1)	$14.59	(2)	40,252,312	(3)
Equity compensation plans not approved by shareholders	50,089	(4)	$18.03	(5)

Total	9,463,460		$14.60		40,252,312

(1)
This number includes 1,055,182 ordinary shares that were subject to issuance upon the exercise of stock options granted under our Seagate Technology plc 2001 Share Option Plan (the "SOP"), 6,276,442 ordinary shares that were subject to issuance upon the exercise of stock options granted under the 2004 SCP and 2,081,747 ordinary shares that were subject to issuance upon the exercise of stock options granted under the 2012 Plan.

(2)
This value is calculated based on the exercise price of options outstanding under the SOP, the 2004 SCP and the 2012 Plan.

(3)
This number includes 28,287,655 ordinary shares available for future issuance under the 2012 Plan and 11,964,657 ordinary shares available for issuance under our ESPP.

(4)
This number includes 10,350 ordinary shares that were subject to issuance under the Maxtor Corporation 2005 Performance Incentive Plan (the "Maxtor 2005 Plan") and 39,739 ordinary shares that were subject to issuance under the Maxtor Corporation Amended and Restated 1996 Stock Option Plan (the "Maxtor 1996 Plan").

(5)
This value is calculated based on the exercise price of options outstanding under the Maxtor 2005 Plan and the Maxtor 1996 Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Our Board has adopted a written policy for approval of transactions to which the Company or any of its subsidiaries is party and in which any director, director nominee, executive officer, greater than five percent beneficial owner and immediate family member of the foregoing persons (each, a "Related Person") has a direct or indirect material interest, where the amount involved in the transaction exceeds $120,000 (a "Related Person Transaction"). The policy provides that a Related Person must disclose at the earliest practicable time to the General Counsel of the Company or his designee any plan or proposal to engage in or continue any Related Person Transaction. The Nominating and Corporate Governance Committee reviews any such transaction determined by the General Counsel to be a Related Person Transaction and determines whether or not to approve or ratify the Related Person Transaction. In doing so, the Nominating and Corporate Governance Committee takes into account, among other factors it deems to be appropriate, the extent of the Related Person's interest in the transaction; whether the transaction would interfere with the objectivity and independence of any Related Person's judgment or conduct in fulfilling his or her duties and responsibilities to the Company; whether the transaction is fair to the Company and on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; whether the transaction is in the interest of the Company and its shareholders; and whether the transaction would present an improper conflict of interest, taking into account the size of the transaction, the nature of the Related Person's interest in the transaction, other Company policies and any other factors the committee deems relevant. In addition, if a Related Person Transaction involves a non-management director, the Nominating and Corporate Governance Committee will also consider whether, in connection with any transaction involving a non-employee director or nominee for director, such transaction would compromise such director's status as: (1) an independent director under the NASDAQ rules, including the enhanced independence requirements for directors serving on the Compensation Committee, (2) an "outside director" under Section 162(m) of the Internal Revenue Code or a "non-employee director" under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if such non-employee director serves on the Compensation Committee of the Board, or (3) an independent director under Rule 10A-3 of the Exchange Act, if such non-employee director serves on the Audit Committee of the Board. The Board has delegated authority to the Chair of the Nominating and Corporate Governance Committee to review and approve or ratify transactions where the aggregate amount is expected to be less than $1 million. A summary of any new transactions approved by the Chair is provided to the full Nominating and Corporate Governance Committee for its review at the next scheduled committee meeting after such approval.

        The Nominating and Corporate Governance has reviewed the categories of transactions that shall not be deemed to be Related Person Transactions for the purposes of the policy ("Excluded Transactions"). These transactions are not required to be disclosed pursuant to Item 404 (a) of Regulation S-K and/or are deemed to have been approved under the policy. These include the following:

  •
  transactions involving competitive bids, regulated transactions and certain banking-related services;

  •
  transactions where all shareholders receive proportional benefits; and

  •
  transactions with significant shareholders if the transactions occur in the ordinary course of business, are consistent with other transactions in which the Company has engaged with third parties on an arm's length basis and are on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances.

        On December 19, 2011, the Company completed the acquisition of Samsung Electronics Co., Ltd.'s ("Samsung"; references to "Samsung" hereafter include Samsung affiliates) hard disk drive business pursuant to an Asset Purchase Agreement ("APA"), previously filed on August 17, 2011 as an exhibit to Seagate's Annual Report on Form 10-K for fiscal year 2011, by which the Company acquired certain assets and liabilities of Samsung relating to the research and development, manufacture and sale of hard disk drives (the "Acquisition"). The acquisition-date fair value of the consideration transferred totaled $1,140 million, which consisted of $571 million of cash, $10 million of which was paid as a deposit upon signing the APA in the fourth quarter of fiscal year 2011, and 45,239,490 ordinary shares with a fair value of $569 million as of the closing of the Acquisition. Samsung disclosed on its Schedule 13D filed with the SEC on December 20, 2011 that it beneficially owned more than 10% of the outstanding voting securities of the Company as of closing of the Acquisition on December 19, 2011.

        In connection with the Acquisition, the Company entered into a number of agreements with Samsung during fiscal year 2012 and fiscal year 2013. Pursuant to the terms of the Shareholder Agreement entered into with Samsung, previously filed on August 17, 2011 as an exhibit to Seagate's Annual Report on Form 10-K for fiscal year 2011, Samsung has the right to appoint one representative to the Board so long as Samsung holds at least 7% of Seagate's outstanding ordinary shares. Samsung's representative, Dr. Jeong, was appointed to the Board as of April 26, 2012, and will be standing for election at the 2013 AGM. Dr. Jeong does not receive any compensation from the Company for service on the Board except for reimbursement of applicable out-of-pocket expenses incurred in connection with Board service in accordance with Company policy. The Company also entered into: (i) a transition services agreement pursuant to which the Company accrued approximately $4 million in fiscal year 2013, (ii) a warranty agreement to assume specified warranty liabilities for Samsung products following the closing of the Acquisition, (iii) an intellectual property agreement previously filed on August 17, 2011 as an exhibit to Seagate's Annual Report on Form 10-K for fiscal year 2011, in relation to certain intellectual property sold and licensed under the terms of the APA as well as an amended cross-license agreement in relation to certain of the Company's and Samsung's patents, neither of which requires any additional payment to be made by either the Company or Samsung, and (iv) a trademark license agreement with Samsung pursuant to which the Company accrued approximately $6 million during fiscal year 2013. In connection with the Acquisition, the Company and Samsung also negotiated certain supply arrangements pursuant to which the parties entered into (i) a new hard disk drive supply agreement under which the Company supplies disk drives to Samsung for its personal computer, notebook, consumer electronics and other businesses, and (ii) a new NAND flash memory supply agreement (the "NAND Agreement") under which Samsung provides the Company with semiconductor products for use in the Company's enterprise solid state drives, solid state hybrid drives and other products, in each case on terms that may be made available to each party's largest customers. In addition to the Acquisition and various ancillary agreements, there were also a number of ongoing relationships and transactions between the Company and Samsung during fiscal year 2013.

        During fiscal year 2013, the Company recorded revenues of $413 million in relation to the sale of hard disk drives to Samsung, and made payments of approximately $334 million for the purchase of NAND flash and other memory products under the terms of the NAND Agreement and other solid state memory supply agreements with Samsung. During fiscal year 2013, the Company and Samsung also continued to jointly develop certain storage technologies under the terms of a joint development and license agreement entered into in July 2010. Finally, the Company and Samsung entered into a contract for the construction of a new Seagate design center in Korea with a construction commencement date of February 2012, pursuant to which the Company paid Samsung approximately $53 million in fiscal year 2013.

        In accordance with the Company's policy on Related Person Transactions, the Board and the Nominating and Corporate Governance Committee have approved the participation of the Company in the Acquisition and its related transactions and the Company's participation in all transactions with Samsung since it became a Related Person has been in accordance with the Company's policy on Related Person Transactions.

        Josip Relota, Mr. Luczo's brother-in-law, has been employed as a software engineer by one of our majority-owned subsidiaries since June 24, 2013. In connection with such employment, Mr. Relota receives total annual cash compensation from such subsidiary of approximately $160,000. In addition, Mr. Relota is eligible to participate in such subsidiary's general employee benefit plans, including vacation and health plans. In connection with his commencement of employment, it has been recommended that Mr. Relota be granted 60,000 stock options of such subsidiary. Mr. Relota's compensation is commensurate with that of other employees of such subsidiary in similar positions. The Company's Nominating and Corporate Governance Committee has ratified the terms of Mr. Relota's employment and compensation.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act, and the related rules of the SEC require our directors and officers, and any person who beneficially owns more than ten percent of our ordinary shares, to file reports of securities ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such officers, directors and greater than ten percent shareholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.

        Based solely on our review of the copies of such forms furnished to us and written representations from our directors and officers, there were no late Section 16(a) filings during the financial year ending June 28, 2013.

 SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS

        Pursuant to Rule 14a-8 under the Exchange Act, some shareholder proposals may be eligible for inclusion in our 2014 Proxy Statement. These shareholder proposals must be submitted, along with proof of ownership of our shares in accordance with Rule 14a-8(b)(2), to 38/39 Fitzwilliam Square, Dublin 2, Ireland, Attention: Corporate Secretary. We must receive all submissions no later than May 13, 2014. We strongly encourage any shareholder interested in submitting a proposal to contact our Corporate Secretary in advance of this deadline to discuss the proposal, and shareholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a shareholder proposal does not guarantee that we will include it in our Proxy Statement. The Nominating and Corporate Governance Committee reviews all shareholder proposals and makes recommendations to the Board for action on such proposals in accordance with SEC rules and our Articles of Association. For information on recommending individuals for consideration as nominees, see the "Corporate Governance—Board Committees and Charters—Nominating and Corporate Governance Committee" section of this Proxy Statement.

        Any shareholder of record who intends to nominate a candidate to become a member of our Board, for election at our 2013 AGM must comply with the procedures for nominating directors set forth in applicable SEC rules and our Articles of Association. Specifically, the shareholder must submit the nomination no earlier than April 11, 2014 and no later than May 13, 2014. The shareholder's submission must be made by a registered shareholder on his or her behalf or on behalf of the beneficial owner of the shares. We will not entertain any nominations at the 2014 AGM that do not meet these requirements. The procedures require that written notice of such nomination be received by Seagate at 38/39 Fitzwilliam Square, Dublin 2, Ireland, Attention: Corporate Secretary. In accordance with our Articles of Association, the shareholder's notice must set forth:

  •
  as to each person whom the shareholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

  •
  as to the shareholder giving the notice (i) the name and address of such shareholder, as it appears on the Register of Members, (ii) the class and number of shares that are owned beneficially and/or of record by such shareholder, (iii) a representation that the shareholder is a registered holder of ordinary shares entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such nomination, and (iv) a statement as to whether the shareholder intends, or is part of a group that intends, to (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of Seagate's outstanding share capital required to approve or elect the nominee and/or (y) otherwise to solicit proxies from shareholders in support of such nomination.

        If the date of the 2014 AGM is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the 2014 AGM, the shareholder must submit any such nomination not earlier than the 150th day prior to the date of the 2014 AGM and not later than the later of the 120th day prior to the date of the 2014 AGM or the 10th day following the day on which public announcement of the date of such meeting is first made.

        If a shareholder wishes to bring business before the 2014 AGM that is submitted outside the processes of Rule 14a-8 (other than a proposal to nominate a director as outlined above, and subject to applicable rules), notice of such business must be received by Seagate's Corporate Secretary, at the address specified above, no later than July 25, 2014. If a shareholder fails to comply with the forgoing notice provision, the Proxy Holders will be allowed to use their discretionary voting authority when and if the proposal is raised at the 2014 AGM. If the date of the 2014 AGM is advanced by more than

30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the 2014 AGM, then any such notice must be received by Seagate's Corporate Secretary, at the address specified above, not later than the later of the 75th day prior to the date of the 2014 AGM or the 10th day following the day on which public announcement of the date of such meeting is first made.

        Irish law provides that shareholders holding not less than 10% of the paid-up share capital carrying voting rights may requisition the directors to call an extraordinary general meeting at any time. The shareholders who wish to requisition an extraordinary general meeting must deposit a written notice at Seagate's registered office, which is signed by the shareholders requisitioning the meeting and states the objects of the meeting. If the directors do not within 21 days of the date of deposit of the requisition proceed to convene a meeting to be held within two months of that date, those shareholders (or any of them representing more than half of the total voting rights of all of them) may themselves convene a meeting but any meeting so convened cannot be held after the expiration of three months from the date of deposit of the requisition. These provisions of Irish law are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC.

INCORPORATION BY REFERENCE

        To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled "Report of the Compensation Committee" and "Report of the Audit Committee" (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in that other filing.

ANNUAL REPORT

        A copy of our Annual Report on Form 10-K (excluding exhibits) and our Irish Statutory Accounts, both for the fiscal year ended June 28, 2013, accompany this Proxy Statement. An additional copy of either document, including exhibits, will be furnished without charge to beneficial shareholders or shareholders of record upon request to Investor Relations, Seagate Technology plc, 10200 S. De Anza Boulevard, Cupertino, California 95014, or upon calling 1+ (408) 658-1222.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

        The broker, bank or other nominee for any shareholder who is a beneficial owner, but not the record holder, of the Company's shares may deliver only one copy of the Company's Notice of Internet Availability of Proxy Materials or one paper copy of the Proxy Materials to multiple shareholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the shareholders. The Company will deliver promptly, upon written or oral request, a separate copy of the Proxy Materials to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the Proxy Materials, now or in the future, should submit their request to the Company by telephone at 1+ (408) 658-1222, or by submitting a written request to Investor Relations, Seagate Technology plc, 10200 S. De Anza Boulevard, Cupertino, California 95014. Beneficial owners sharing an address who are receiving multiple copies of the Proxy Materials and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

By Order of the Board of Directors,

Kenneth M. Massaroni Executive Vice President, General Counsel, Chief Administrative Officer and Company Secretary

September     , 2013

ANNEX A

SEAGATE TECHNOLOGY PLC
EXECUTIVE OFFICER PERFORMANCE BONUS PLAN

As Amended and Restated Effective as of July 23, 2013

        The objectives of the Seagate Technology plc Executive Officer Performance Bonus Plan (the "EOPB") are to motivate and reward the Company's executive officers to produce results that increase shareholder value and to encourage individual and team behavior that helps the Company achieve both short and long-term corporate objectives. The EOPB was previously amended and restated effective as of June 28, 2008.

ARTICLE I.
DEFINITIONS

        Section 1.1—"Base Compensation" with respect to a Performance Period shall mean the Participant's rate of annual base salary as in effect as of the last day of such Performance Period, prorated for a partial Performance Period if the Participant was not employed or eligible to participate in the EOPB, as applicable, for the full Performance Period, and shall exclude moving expenses, bonus pay and other payments which are not considered part of annual base salary.

        Section 1.2—"Board" shall mean the Board of Directors of the Company.

        Section 1.3—"Code" shall mean the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be deemed to include a reference to the regulations promulgated under such section and to any successor provision of such section.

        Section 1.4—"Committee" shall mean the Compensation Committee of the Board described in Section 6.1 or, where applicable, shall mean the independent members of the Board in relation to the bonus award payable to the Company's Chief Executive Officer where such members make any determination with respect to such award.

        Section 1.5—"Company" shall mean Seagate Technology plc, an Irish company.

        Section 1.6—"Compensation Recovery Policy" shall mean the Company's Compensation Recovery for Fraud or Misconduct Policy, as such policy may be amended or superseded from time to time.

        Section 1.7—"Disability" shall mean the physical or mental incapacitation such that for a period of six consecutive months or for an aggregate of nine months in any 24-month consecutive period, a Participant is unable to substantially perform his or her duties. Any question as to the existence of that Participant's physical or mental incapacitation as to which the Participant or the Participant's representative and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Participant and the Company. If the Participant and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of "Disability" made in writing to the Company and the Participant shall be final and conclusive for all purposes of the bonus awards.

        Section 1.8—"Executive Officer" shall mean an employee who is subject to the requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended.

        Section 1.9—"Participant" shall mean, with respect to any Performance Period during the term of the EOPB, an Executive Officer selected or approved by the Committee to participate in the EOPB in accordance with Section 2.3 hereof.

        Section 1.10—"Performance Period" shall mean the period for which performance is calculated, which, unless otherwise indicated by the Committee, shall be the fiscal year.

        Section 1.11—"Severance Plan" shall mean the Fifth Amended and Restated Executive Severance and Change in Control Plan, as such plan may be amended from time to time.

ARTICLE II.
BONUS AWARDS

        Section 2.1—Performance Targets.    A Participant shall be eligible to earn a bonus award under the EOPB based on the achievement of one or more performance targets by the Company, as determined by the Committee for each Performance Period. The performance targets for a Performance Period shall be based on any one or more of the following objective performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, and measured over the designated Performance Period, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group or index, in each case as the Committee determines: (a) pre-and after-tax income; (b) operating income; (c) net operating income or profit (before or after taxes); (d) net earnings; (e) net income (before or after taxes); (f) operating margin; (g) gross margin; (h) cash flow (before or after dividends); (i) earnings per share; (j) return on equity; (k) return on assets, net assets, investments or capital employed; (l) revenue; (m) market share; (n) cost reductions or savings; (o) funds from operations; (p) total shareholder return; (q) share price; (r) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; (s) market capitalization; (t) economic value added; (u) operating ratio; (v) product development or release schedules; (w) new product innovation; (x) implementation of the Company's critical processes or projects; (y) customer service or customer satisfaction; (z) product quality measures; (aa) days sales outstanding or working capital management; (bb) inventory or inventory turns; (cc) pre-tax profit and/or (dd) cost reductions.

        Section 2.2—Adjustments.    To the extent consistent with Section 162(m) of the Code, the Committee may determine to adjust any of the foregoing performance targets established by the Committee pursuant to Section 2.3 as follows: (a) to exclude restructuring and/or other nonrecurring charges; (b) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (c) to exclude the effects of changes to generally accepted accounting principles required by the U.S. Financial Accounting Standards Board, as well as changes in accounting standards promulgated by other accounting standards setters to the extent applicable (for example, resulting from future potential voluntary or mandatory adoption of International Financial Reporting Standards); (d) to exclude the effects of any statutory adjustments to corporate tax rates; (e) to exclude the effects of any "extraordinary items" as determined under generally accepted accounting principles; (f) to exclude any other unusual, non-recurring gain or loss or other extraordinary item; (g) to respond to any unusual or extraordinary transaction, event or development; (h) to respond to changes in applicable laws, regulations, and/or accounting principles; (i) to exclude the dilutive or accretive effects of dispositions, acquisitions or joint ventures; (j) to exclude the effect of any change in the outstanding shares by reason of any share dividend or split, share repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to shareholders other than regular cash dividends; (k) to reflect the effect of a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such terms of Section 368 of the Code); and (l) to reflect the effect of any partial or completed corporate liquidation.

        Section 2.3—Bonus Awards.    Each individual who is an Executive Officer (a) who remains continuously employed as an Executive Officer from the first day of the applicable Performance Period

(or, if later, from his or her first day of employment or eligibility to participate in the EOPB, as applicable) through and including the last day of the applicable Performance Period and (b) who is selected or approved by the Committee to participate in the EOPB with respect to such Performance Period, shall be eligible for a bonus award with respect to such Performance Period under this Section 2.3. The Committee shall establish objectively determinable performance targets with respect to Participants under this Section 2.3 for such Performance Period, which shall be based on the performance criteria set forth in Section 2.1. Achievement of specified levels of the performance target will result in a bonus award to such Participants equal to a fixed dollar amount or a percentage of their Base Compensation, as determined by the Committee; provided, however, that the maximum bonus award payable to any Participant with respect to any Performance Period of the Company shall not exceed $10,000,000 (and, in any case, shall not exceed $15,000,000 in any fiscal year). The Committee shall establish such specified levels of the performance target(s) and the bonus award, if any, to be paid at each such specified level. As soon as reasonably practicable following the conclusion of each Performance Period and prior to the payment of a bonus award, the Committee shall certify in writing the level of performance attained by the Company for the Performance Period to which such bonus award relates and shall also determine the actual bonus award to be paid to each Participant. The Committee shall have no discretion to increase the amount of a Participant's bonus award but the Committee shall have unlimited discretion to reduce the amount of a Participant's bonus award that would otherwise be payable to the Participant upon the achievement of specified levels of the performance target(s).

ARTICLE III.
PAYMENT OF BONUS AWARD

        Section 3.1—Form of Payment.    Each Participant's bonus award, if the Committee certifies the payment of bonus awards for an applicable Performance Period in accordance with Section 2.3, shall be paid in cash.

        Section 3.2—Timing of Payment.    Unless a Participant has timely and validly elected to defer all or part of a bonus award under a deferred compensation plan sponsored by the Company or an affiliate, each bonus award shall be paid no later than the 15th day of the third month following the end of the Performance Period to which such bonus award relates. A timely election is one that satisfies the requirements of Section 409A of the Code and typically for performance-based compensation must be made at least six months in advance of the expiration of the applicable period of service, provided that the Participant performs services continuously from the later of the beginning of such period or the date the performance criteria are established through the date an election is made and provided further that in no event may a deferral be made after such compensation has become readily ascertainable as set forth in Section 409A of the Code.

ARTICLE IV.
SECTION 162(M) OF THE CODE

        Section 4.1—Qualified Performance Based Compensation.    Except as set forth in the final sentence of Article V and Section 7.4(d) hereof, bonus awards are intended to qualify as "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, and the Committee shall take such actions as are consistent with the terms of the EOPB to ensure that such bonus award will so qualify.

        Section 4.2—Performance Goals.    With respect to any bonus award that qualifies as "performance-based compensation," within the meaning of Section 162(m)(4)(C) of the Code, any of the performance targets described in Section 2.1, if applicable to such bonus award, shall be established in writing by the Committee no later than the earlier of (i) the date that is 90 days after the commencement of the applicable Performance Period or (ii) the date on which twenty-five percent (25%) of the Performance

Period has elapsed, and, in any event, at a time when the outcome of the performance target(s) remains substantially uncertain. No bonus award which is intended to qualify as "performance-based compensation," within the meaning of Section 162(m)(4)(C) of the Code, shall be paid to a Participant unless and until the Committee makes a certification in writing with respect to the level of performance attained by the Company for the period of service to which such bonus award relates, as required by Section 162(m) of the Code, and the regulations promulgated thereunder.

ARTICLE V.
TERMINATIONS

        A Participant who, whether voluntarily or involuntarily, is terminated or demoted or otherwise ceases to be an Executive Officer at any time during a Performance Period shall not be eligible to receive a pro-rata bonus award, nor shall a Participant who, whether voluntarily or involuntarily, is terminated following the end of a Performance Period but before bonuses are generally paid out to Participants be eligible to receive a prior year bonus award.

        Notwithstanding the terms of the previous paragraph, in the event of a Participant's death or Disability, or in the event of a change in ownership or control of the Company, the Committee may, in its sole discretion, provide pro-rata bonus awards to affected Participants.

        In addition, in the event of a qualifying termination of employment, a Participant may have rights to receive a pro-rata bonus award and/or prior year bonus award under the terms of the Severance Plan, or such other successor plan or program as may be in effect from time to time.

ARTICLE VI.
ADMINISTRATION

        Section 6.1—Compensation Committee.    The Committee shall consist solely of two or more members of the Board who are "outside directors," within the meaning of Section 162(m) of the Code, and satisfy such other criteria as set forth in the Committee's Charter.

        Section 6.2—Duties and Powers of Committee.    The Committee shall administer the EOPB, and shall have the full and final authority in its discretion (subject to, and within the limitations of, the express provisions of the EOPB) to establish rules and take all actions, including, without limitation:

          (a)   selecting or approving Executive Officers to participate in the EOPB and determining the potential amount of bonus award payable to such persons;

          (b)   construing and interpreting the terms of the EOPB and establishing, amending and revoking rules and regulations for its administration;

          (c)   correcting any defect, omission or inconsistency in the EOPB in a manner and to the extent it shall deem necessary or expedient to make the EOPB fully effective;

          (d)   deciding all questions of fact arising in their application, determined by the Committee to be necessary in the administration of the EOPB; and

          (e)   generally exercising such powers and performing such acts as the Committee deems necessary, desirable, convenient or expedient to promote the best interests of the Company that are not in conflict with the EOPB.

        Section 6.3—Effect of Committee's or Board's Decision.    All decisions, determinations and interpretations of, and all actions taken by, the Committee or the Board in good faith shall be final, binding and conclusive on all persons, including the Company, the Participants and their estates and beneficiaries.

 ARTICLE VII.
OTHER PROVISIONS

        Section 7.1—Amendment, Suspension or Termination of the EOPB.    This EOPB does not constitute a promise to pay and may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, subject to any requirement for shareholder approval under applicable law, including Section 162(m) of the Code. Notwithstanding the foregoing, no amendment, modification, suspension or termination of the EOPB shall be made which materially adversely affects bonus awards previously made to a Participant without such Participant's consent.

        Section 7.2—Approval of EOPB by Shareholders.    The EOPB shall be submitted for the approval of the Company's shareholders at the 2013 Annual Meeting of Shareholders.

        Section 7.3—Seagate Compensation Recovery for Fraud or Misconduct Policy.    Any bonus awards payable thereafter under the EOPB shall be subject to the Company's Compensation Recovery Policy as in effect from time to time, and the terms and conditions of such policy shall be incorporated into the EOPB.

        Section 7.4—Miscellaneous.

          (a)   The Company shall deduct all federal, state and local taxes required by law or Company policy from any bonus award paid to a Participant hereunder.

          (b)   In no event shall the Company be obligated to pay to any Participant a bonus award by reason of the Company's payment of a bonus to such Participant in any other Performance Period, and there is no obligation for uniformity of treatment of Participants under the EOPB.

          (c)   The rights of Participants under the EOPB shall be unfunded and unsecured. Amounts payable under the EOPB are not and will not be transferred into a trust or otherwise set aside. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any bonus under the EOPB.

          (d)   The Company intends that bonus awards payable under the EOPB shall satisfy and shall be interpreted in a manner that satisfies any applicable requirements as qualified "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, unless the Committee specifies to the contrary at the time of grant of a bonus award or the terms of a bonus award are clearly inconsistent with the requirements of Section 162(m)(4)(C) of the Code. To the extent bonus awards under the EOPB are intended to qualify as "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, any provision, application or interpretation of the EOPB that is inconsistent with this intent shall be disregarded with respect to bonus awards intended to qualify as "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code.

          (e)   Nothing contained herein shall be construed as a contract of employment or deemed to give any Participant the right to be retained in the employ of the Company or an affiliate, or to interfere with the rights of the Company or any affiliate to discharge any individual at any time, with or without cause, for any reason or no reason, and with or without notice except as may be otherwise agreed in writing.

          (f)    No rights of any Participant to payments of any amounts under the EOPB shall be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of other than by will or by laws of descent and distribution, and any such purported sale, exchange, transfer, assignment, pledge, hypothecation or disposition shall be void.

          (g)   Any provision of the EOPB that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the EOPB.

          (h)   The EOPB and the rights and obligations of the parties to the EOPB shall be governed by, and construed and interpreted in accordance with, the law of the State of California (without regard to principles of conflicts of law).

ANNEX C

CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
OF SEAGATE TECHNOLOGY plc

I.     PURPOSE

        The Compensation Committee (the "Committee") shall provide assistance to the Board of Directors (the "Board of Directors") of Seagate Technology plc (the "Company") by fulfilling the Committee's responsibilities and duties outlined in Section IV.

II.    STRUCTURE AND QUALIFICATIONS

Composition

1.
The Committee shall be comprised of three (3) or more members of the Board of Directors and each of whom shall meet the independence standards set forth in The Nasdaq Marketplace Rules, including Rule 5605 and IM-5605-6, and the provisions of Rule 10C-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as determined by the Board of Directors, each of whom shall be selected by and serve at the pleasure of the Board of Directors. In selecting members to serve on the Committee, the Board of Directors shall consider (i) the source of compensation of such member, including any consulting, advisory or other compensatory fee paid by the Company to such member and (ii) whether such member is affiliated with the Company (or any subsidiary or affiliate thereof) to determine whether such compensation or affiliation may impair such member's judgment.

2.
At least two (2) members of the Committee shall generally satisfy the requirements for a "non-employee director" for purposes of Rule 16b-3 promulgated under the Exchange Act and for an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder (Section "162(m)").1

Appointment and Removal

        Each member of the Committee shall be appointed by the Board of Directors and shall serve until such member's successor is duly elected and qualified or until such member's earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairperson

        Unless a Chairperson is elected by the Board of Directors, the members of the Committee shall designate a Chairperson by the majority vote of the full Committee membership. The Chairperson of the Committee will chair all regular sessions of the Committee and is responsible for setting the agendas for Committee meetings. In the absence of the Chairperson of the Committee, the Committee shall select another member to preside.

1
Rule 16b-3 provides an exception from the "short swing profits" rules under Section 16 of the Securities Exchange Act of 1934 for acquisitions from the issuer of issuer equity securities if they are approved by the board of directors of the issuer, or a committee of the board of directors that is composed solely of two or more "non-employee directors" (as defined in Rule 16b-3).

Section 162(m) of the Internal Revenue Code limits tax deductions by public companies for annual compensation in excess of $1 million paid to named executive officers, except for "performance based compensation" awarded by a committee consisting solely of two or more "outside directors" (as defined).

Delegation to Subcommittees

        The Committee may form subcommittees composed of two or more of its members for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate.

        The Committee may delegate to one or more officers of the Company the authority to make grants and awards of cash or options or other equity securities to any non-Section 16 officer2 of the Company under the Company's incentive-compensation or other equity-based plans as the Committee deems appropriate and in accordance with the terms of such plan; provided that such delegation is in compliance with the plan and Articles of Association and applicable law. In the event of such delegation, the delegated officer(s) shall report to the Committee the awards made in a timely manner.

III.  MEETINGS

1.
The Committee shall meet at least four (4) times each year and at such other times as it deems necessary to fulfill its responsibilities. The Chairperson of the Board of Directors or any member of the Committee may call meetings of the Committee. Attendance may be in person or by telephone or other form of electronic communication by which each member may communicate with each other member in attendance. The Committee may also act by written consent.

2.
As part of its review and establishment of the performance criteria and compensation of designated key executives, the Committee should meet separately at least on an annual basis with the CEO, the Company's principal human resources executive, and any other corporate officers, as it deems appropriate. However, the Committee should meet regularly without such officers present. The CEO may not be present during voting or deliberations with respect to determination of his or her compensation.

3.
A majority of the Committee shall constitute a quorum for the transaction of business and the act of a majority of those present at any meeting at which there is a quorum shall be the act of the Committee.

IV.    DUTIES AND RESPONSIBILITIES

        The following functions shall be the common recurring activities of the Committee in carrying out its purpose outlined in Section I of this Charter. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be required or appropriate in light of business, legislative, regulatory, legal or other conditions or changes or as decided by the Board of Directors. The Committee shall also carry out any other related responsibilities and duties delegated to it by the Board of Directors from time to time.

2
In order to comply with Rule 16b-3 under the Exchange Act, the delegated authority to one or more officers should specifically exclude grants to persons who are directors or executive officers of the company as of the grant date. In addition, in order to meet the "performance-based" exemption under Section 162(m) of the Internal Revenue Code, an award must (among other things) be approved in advance by a committee of the board consisting solely of two or more directors who are "outside" directors (which would not include the CEO). It is the time that the taxable event occurs (e.g., the exercise date in the case of a nonqualified option, or the vesting date in the case of a performance-based restricted stock award) that is the relevant focus for purposes of determining a grantee's status as a "covered employee", since that is the time the company seeks to take the tax deduction.

        The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. The Committee may, in its sole discretion, retain, obtain advice from and terminate any advisors to the Committee, including any compensation consultant assisting the Committee in the evaluation of director, CEO or executive officer compensation for this purpose, and any other outside consultants, legal counsel or other advisors (any such person hereafter referred to as an "Advisor") to provide advice or other assistance to the Committee. The Committee shall be directly responsible for the oversight of the work of any such Advisor. The Committee shall have sole authority to appoint any such Advisor and approve the fees, other retention terms and other terms of service for any such Advisor. The Company will provide for appropriate funding, as determined by the Committee, for payment of reasonable compensation to any such Advisor.

        The Committee may select or receive advice from an Advisor, other than in-house legal counsel, only after taking into consideration the following factors and any additional factors as may be required the Nasdaq Stock Market:

  (i)
  the provision of other services to the Company by the person that employs the Advisor;

  (ii)
  the amount of fees received from the Company by the person that employs the Advisor, as a percentage of the total revenue of the person that employs such Advisor;

  (iii)
  the policies and procedures of the person that employs the Advisor that are designed to prevent conflicts of interest;

  (iv)
  any business or personal relationship of the Advisor with a member of the Committee;

  (v)
  any shares of the Company owned by the Advisor; and

  (vi)
  any business or personal relationship of the Advisor or the person employing the Advisor with an executive officer of the Company.

        The Committee may select, or receive advice from, any Advisor, including an Advisor that is not found to be independent, so long as that the Committee has first considered the foregoing factors in its selection process for all Advisors other than in-house legal counsel.

        On at least an annual basis, the Committee shall consider whether any compensation consultant providing advice to the Committee has a conflict of interest in accordance with Item 407(e)(3)(iv) of Regulation S-K and, in determining whether a conflict of interest exists, shall consider the six factors affecting independence listed above.

        The Committee shall also establish policies and procedures for the pre-approval of compensation-related or other services to be provided by any Advisor retained by the Committee, and approve in advance any compensation or non-compensation engagement or relationship between the Company and such Advisor.

Setting Compensation for Executive Officers and Directors

1.
Establish and review the overall compensation philosophy of the Company.

2.
Recommend to the independent directors of the Board of Directors any material change to compensation, compensation plans and equity grants specific to the Chief Executive Officer. The approval of a majority of the independent directors of the Board, adjusted as described below, shall be required to approve such compensation, plans and equity grants.

(i)
With respect to any element of the Chief Executive Officer's compensation that is intended to qualify as performance-based compensation under Section 162(m), only those independent directors who qualify as "outside directors" (within the meaning of Section 162(m)) shall be entitled to approve such compensation and the approval of a majority of those independent directors shall be required.

  (ii)
  With respect to any element of the Chief Executive Officer's compensation involving a grant of the Company's securities, only those independent directors who qualify as "non-employee directors" (as defined in Rule 16b-3) shall be entitled to approve such grant and the approval of a majority of those independent directors shall be required.

3.
Review and approve corporate goals and objectives relevant to CEO's and other executive officers' compensation, including annual performance objectives, if any.

4.
Evaluate the performance of the CEO in light of such goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board of Directors), determine and approve the annual salary, bonus, equity-based incentive and other benefits, direct and indirect, of the CEO3.

5.
With the CEO, review and approve, or make recommendations to the Board of Directors with respect to the annual salary, bonus, equity and equity-based incentives and other benefits, direct and indirect, of the other executive officers.

6.
In connection with executive compensation programs4:

(i)
review and recommend to the Board of Directors, or approve, new executive compensation programs;

(ii)
review on a periodic basis the operations of the Company's executive compensation programs to determine whether they are effective in achieving their intended purpose(s); and

(iii)
establish and periodically review policies for the administration of executive compensation programs.

7.
Establish and periodically review policies in the area of senior management perquisites.

8.
Discuss the results of the shareholder advisory vote on "say-when-on-pay" and "say-on-pay," if any, with regard to the named executive officers.

9.
Review and recommend to the Board of Directors the compensation for non-employee directors as well as directors and officers indemnification and insurance matters.

10.
Serve as the Plan Committee designated in the various short-term and long-term cash incentive plans of the Company or appointing an employee or group of employees to serve as the Plan Committee.

11.
Review and make recommendations to the Board of Directors, or approve, any employment contracts or other transactions with current or former executive officers of the Company, including severance or termination arrangements.

3
Compensatory grants of the Company's securities to the executive officers may only be approved by a committee consisting solely of "non employee directors" (as defined in Rule 16b-3) and performance-based compensation of the Named Executive Officers may only be approved by a committee consisting of "outside directors" within the meaning of Section 162(m)).

4
If necessary to satisfy the requirements for either (i) an otherwise available exclusion from potential short-swing trading profits liability under Section 16(b) of the Exchange Act pursuant to Rule 16b-3, or (ii) tax deductibility under Section 162(m), then any such action may only be taken by a subcommittee consisting solely of "non employee directors" and/or "outside directors" as applicable.

12.
Review and discuss with management, on at least an annual basis, management's assessment of whether risks arising from the Company's compensation policies and practices for all employees, including non-executive officers, are reasonably likely to have a material adverse effect on the Company.

13.
Overseeing the Company's share ownership guidelines for senior executives, annually measuring progress against the guidelines and considering this progress in determining future equity grants and updating the guidelines as necessary and appropriate.

Monitoring Incentive and Equity-Based Compensation Plans

14.
Oversee the design and administration of the Company's compensation policies and benefit programs for employees generally with regard to material business risk associated with the operation of these programs and determine whether risks arising from any of such policies or programs are reasonably likely to have a material adverse effect on the Company.

15.
Review and approve, or make recommendations to the Board of Directors with respect to, the Company's incentive compensation plans and equity-based plans, and oversee the activities of the individuals responsible for administering those plans.4

16.
Review and make recommendations to the Board of Directors, or approve, all equity-based awards, including pursuant to the Company's equity-based plans.3,4

17.
Appoint and remove plan administrators for the Company's retirement plans for the Company's employees and perform other duties that the Board of Directors may have with respect to the Company's retirement plans.

18.
Review and make recommendations with respect to shareholder proposals related to compensation matters.

Reports

19.
Prepare the compensation committee report on executive officer compensation as required by the SEC to be included in the Company's annual proxy statement or annual report on Form 10-K filed with the SEC.

20.
Oversee the preparation of a "Compensation Discussion and Analysis (CD&A)" for inclusion in the Company's annual proxy statement or annual report on Form 10-K, in accordance with the rules of the SEC. The Committee shall review and discuss the CD&A with management each year and, based on that review and discussion, determine whether or not to recommend to the Board of Directors that the CD&A be included in the Company's annual proxy statement or annual report on Form 10-K, as applicable.

21.
Report regularly to the Board of Directors including:

(i)
following all meetings of the Committee; and

(ii)
with respect to such other matters as are relevant to the Committee's discharge of its responsibilities.

  The Committee shall provide such recommendations to the Board of Directors as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairperson or any other member of the Committee designated by the Committee to make such report.

22.
Maintain minutes or other records of meetings and activities of the Committee.

V.     ANNUAL PERFORMANCE EVALUATION

1.
The Committee shall periodically perform a review and evaluation of the performance of the Committee and its members, including by reviewing the compliance of the Committee with this Charter.

2.
In addition, the Committee shall review and reassess periodically the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or appropriate.

3.
The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

        As amended and restated by the Board of Directors effective as of April 24, 2013.

M62123-P41950 SEAGATE TECHNOLOGY PLC Annual General Meeting of Shareholders October 30, 2013 9:30 AM (Pacific Time) This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Dr. Chong Sup Park and Mr. Kenneth M. Massaroni, or each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of Seagate Technology plc that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 9:30 a.m., Pacific Time on October 30, 2013, at the Company's offices at 10200 S. De Anza Blvd., Cupertino, California, and any adjournment or postponement thereof. The undersigned hereby further authorizes such proxies to vote in their discretion upon such other matters as may properly come before such Annual General Meeting of Shareholders and at any adjournment or postponement thereof. In the event of a vote on a show of hands on any proposal or other matter properly coming before the 2013 Annual General Meeting of Shareholders, Dr. Chong Sup Park and Mr. Kenneth M. Massaroni, or each of them, shall be entitled to vote the undersigned's shares, as designated on the reverse side hereof. THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS DULY EXECUTED AND RETURNED, BUT NO VOTING DIRECTIONS ARE GIVEN HEREIN, THEN THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, 4, 5, AND "FOR" EACH OF PROPOSALS 6(A) THROUGH 6(D) AND "FOR" PROPOSAL 7, AND IN THE DISCRETION OF THE PROXIES, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE 2013 ANNUAL GENERAL MEETING OF SHAREHOLDERS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE The signer(s) hereby acknowledge(s) receipt of the Notice of the 2013 Annual General Meeting of Shareholders and accompanying proxy statement. Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders: The Notice and Proxy Statement, Form 10-K, Shareholder letter and Irish Statutory Accounts are available at www.proxyvote.com. continued and to be signed on reverse side

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date M62122-P41950 For Against Abstain For Against Abstain Yes No VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on October 29, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials, including notices of shareholder meetings, electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on October 29, 2013. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, which must be received by October 29, 2013. Please indicate if you plan to attend this meeting. 1a. Stephen J. Luczo 1b. Frank J. Biondi, Jr. 1c. Michael R. Cannon 1d. Mei-Wei Cheng 1e. William T. Coleman 1f. Jay L. Geldmacher 1g. Dr. Seh-Woong Jeong 1h. Lydia M. Marshall 1i. Kristen M. Onken 1j. Dr. Chong Sup Park 1k. Gregorio Reyes 1l. Edward J. Zander 2. To approve the Seagate Technology plc Amended and Restated Executive Officer Performance Bonus Plan; 3. To determine the price range at which the Company can re-issue treasury shares off-market; 4. To authorize holding the 2014 Annual General Meeting of Shareholders of the Company at a location outside of Ireland; 5. To approve, in a non-binding advisory vote, the Company's named executive officer compensation; 6. To approve the following amendments to the Company's Articles of Association: 6a. remove restrictions on holding general meetings outside of the U.S., 6b. clarify the right of members to appoint one or more proxies, 6c. provide for escheatment in accordance with U.S. law, 6d. clarify the mechanism used by the Company to effect share repurchases; 7. To ratify, in a non-binding vote, the appointment of Ernst & Young as the independent auditors of the Company for the 2014 fiscal year and to authorize, in a binding vote, the Audit Committee of the Board to set the auditors' remuneration. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting and any adjournment or postponement of the meeting. You can instruct your proxy not to vote on a resolution by inserting an "x" in the box under "Abstain". Please note that an abstention is not a vote in law and will not be counted in the calculation of the proportion of the votes for and against a resolution. 1. Election of Directors Nominees: The Board of Directors recommends you vote FOR the following proposals: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. SEAGATE TECHNOLOGY PLC (the "company") Any shareholder entitled to attend and vote at the Annual General Meeting of Shareholders may appoint one or more proxies, who need not be a shareholder(s) of the Company. A proxy is required to vote in accordance with any instructions given to him. Completion of a form of proxy will not preclude a member from attending and voting at the meeting in person. SEAGATE TECHNOLOGY PLC 38/39 FITZWILLIAM SQUARE DUBLIN 2, IRELAND SCAN TO VIEW MATERIALS & VOTE